                                                                    EXHIBIT 10.7


===============================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 14, 2002

                                      Among

                                    CTI, INC.
                                as the Borrower,

                   All of its present and future Subsidiaries that become parties hereto, as Guarantors,

                         the Lenders identified herein,

                                       and

                                 SUNTRUST BANK,
                            as Administrative Agent,

                         $ 90,000,000 Credit Facilities


===============================================================================

                             Financing Arranged by:
                   SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS,
                           a division of SunTrust Bank
                   as Sole Lead Arranger and Syndication Agent
                                       and
                                 BANK OF AMERICA
                              as Syndication Agent

                                TABLE OF CONTENTS

ARTICLE 1

   1.1.      Defined Terms........................................................................................1
   1.2.      Accounting and Commercial Terms.....................................................................21
   1.3.      General Construction................................................................................21
   1.4.      Defined Terms; Headings.............................................................................21
   1.5.      References to this Agreement and Parts Thereof......................................................22
   1.6.      Documentary References..............................................................................22
   1.7.      Legal References....................................................................................22

ARTICLE 2

LOANS AND LETTERS OF CREDIT......................................................................................22

   2.1.      Commitments.........................................................................................22
   2.2.      Revolving Loans.....................................................................................24
   2.3.      Swingline Loans.....................................................................................26
   2.4.      Letters of Credit...................................................................................28
   2.5.      Participations in Letter of Credit Liabilities......................................................29
   2.6.      Borrower's Obligations Absolute.....................................................................31
   2.7.      Interest............................................................................................32
   2.8.      Conversion or Continuation..........................................................................33
   2.9.      Notes; Records of Payments..........................................................................34
   2.10.     Administrative Agent's Right to Assume Funds Available..............................................34
   2.11.     Use of Proceeds.....................................................................................35
   2.12.    Credit Fees..........................................................................................35
   2.13.    Computations.........................................................................................36
   2.14.    Interest and Fees Margins............................................................................36
   2.15.    Special Provisions Governing LIBOR Loans.............................................................37
   2.16.    Expenses.............................................................................................39

ARTICLE 3

PAYMENTS, PREPAYMENTS AND COMPUTATIONS...........................................................................39

   3.1.      General Provisions Relating to Repayment of Loans...................................................39
   3.2.      Repayment of Amounts Drawn Under Letters of Credit..................................................41
   3.3.      Payments and Computations, Etc......................................................................41
   3.4.      Increased Costs, Capital Requirements and Taxes.....................................................42
   3.5.      Taxes...............................................................................................45
   3.6.      Booking of Loans....................................................................................47

ARTICLE 4

SECURITY 47

   4.1.      Initial Security....................................................................................47
   4.2.      Further Assurances..................................................................................47

ARTICLE 5

GUARANTY 48

   5.1.      Guaranty............................................................................................48
   5.2.      Maximum Guaranty Liability..........................................................................48
   5.3.      Contribution........................................................................................49
   5.4.      Guaranty Unconditional..............................................................................49
   5.5.      Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.........................50
   5.6.      Waiver..............................................................................................50
   5.7.      Waiver of Reimbursement, Subrogation, Etc...........................................................50
   5.8.      Stay of Acceleration................................................................................51
   5.9.      Subordination of Indebtedness.......................................................................51

ARTICLE 6

CONDITIONS PRECEDENT.............................................................................................51

   6.1.      Conditions Precedent to Initial Loans and Letters of Credit:........................................51
   6.2.      Conditions Precedent to All Loans and Letters of Credit.............................................55

ARTICLE 7

REPRESENTATIONS AND WARRANTIES...................................................................................57

   7.1.      Existence and Power.................................................................................57
   7.2.      Authorization and Enforceability of Obligations.....................................................57
   7.3.      No Consents.........................................................................................57
   7.4.      No Conflict.........................................................................................57
   7.5.      Financial Statements................................................................................58
   7.6.      Absence of Litigation...............................................................................58
   7.7.      No Default..........................................................................................59
   7.8.      Security Documents..................................................................................59
   7.9.      Taxes...............................................................................................59
   7.10.    No Burdensome Restrictions...........................................................................59
   7.11.    Judgments............................................................................................59
   7.12.    Subsidiaries.........................................................................................59
   7.13.    ERISA................................................................................................60
   7.14.    Margin Securities....................................................................................60
   7.15.    Investment Company Act...............................................................................60

   7.16.    Indebtedness and Contingent Obligations..............................................................60
   7.17.    Business Locations and Trade Names...................................................................60
   7.18.    Title to Assets......................................................................................60
   7.19.    Labor Matters........................................................................................61
   7.20.    Business.............................................................................................61
   7.21.    Compliance with Laws.................................................................................61
   7.22.    Governmental Authorizations; Permits, Licenses and Accreditation; Other Rights.......................61
   7.23.    No Material Adverse Change...........................................................................62
   7.24.    Environmental Matters................................................................................62
   7.25.    No Misstatements.....................................................................................63
   7.26.    Eligible Accounts and Eligible Inventory.............................................................63

ARTICLE 8

AFFIRMATIVE COVENANTS............................................................................................63

   8.1.      Financial Statements................................................................................63
   8.2.      Certificates and Other Information..................................................................64
   8.3.      Provision of Notices................................................................................66
   8.4.      Payment of Obligations and Performance of Covenants.................................................67
   8.5.      Payment of Taxes....................................................................................68
   8.6.      Conduct of Business and Maintenance of Existence....................................................68
   8.7.      Compliance with Law.................................................................................68
   8.8.      Maintenance of Properties and Franchises............................................................68
   8.9.      Insurance...........................................................................................68
   8.10.    Use of Proceeds......................................................................................69
   8.11.    Books and Records....................................................................................69
   8.12.    Inspection...........................................................................................69
   8.13.    Compliance With Environmental Laws, Etc..............................................................69
   8.14.    Environmental Monitoring.............................................................................70
   8.15.    Maintenance of Licenses, Permits, Approvals, Etc.....................................................70
   8.16.    Intercompany Indebtedness; Pledged Notes.............................................................70
   8.17.    Compliance with Margin Regulations...................................................................71
   8.18.    Further Assurances...................................................................................71
   8.19.    Creation of Subsidiaries.............................................................................71
   8.20.    Post-Closing Matters.................................................................................71

ARTICLE 9

NEGATIVE COVENANTS...............................................................................................71

   9.1.      Indebtedness........................................................................................71
   9.2.      Liens...............................................................................................73
   9.3.      Sale or Transfer of Assets..........................................................................74
   9.4.      Investments.........................................................................................74
   9.5.      Restricted Payments:................................................................................76
   9.6.      Issuance of Stock...................................................................................76

   9.7.      Hedging Agreements..................................................................................76
   9.8.      Fundamental Changes.................................................................................77
   9.9.      Transactions With Affiliates........................................................................77
   9.10.    Agreements Restricting the Borrower, the Guarantors and their Subsidiaries...........................77
   9.11.    ERISA................................................................................................78
   9.12.    Adverse Transactions.................................................................................78
   9.13.    Management Fees......................................................................................78
   9.14.    Subordinated Indebtedness............................................................................78

ARTICLE 10

FINANCIAL COVENANTS..............................................................................................79

   10.1.    Total Indebtedness to EBITDAM Ratio..................................................................79
   10.2.    Fixed Charge Coverage Ratio..........................................................................79
   10.3.    Minimum Tangible Net Worth...........................................................................79

ARTICLE 11

EVENTS OF DEFAULT AND LENDERS' REMEDIES..........................................................................79

   11.1.    Events of Default....................................................................................79
   11.2.    Lenders' Remedies....................................................................................82
   11.3.    Actions in Respect of Letters of Credit..............................................................82

ARTICLE 12

THE ADMINISTRATIVE AGENT.........................................................................................85

   12.1.    Appointment..........................................................................................85
   12.2.    Delegation of Duties.................................................................................85
   12.3.    Limitation of Liability..............................................................................86
   12.4.    Reliance by the Administrative Agent.................................................................86
   12.5.    Notice of Default; Action by Administrative Agent....................................................87
   12.6.    Non-Reliance on the Administrative Agent by the Other Lenders........................................87
   12.7.    Indemnification......................................................................................88
   12.8.    Payments.............................................................................................88
   12.9.    Administrative Agent in Its Individual Capacity......................................................88
   12.10.   Successor Administrative Agent.......................................................................89

ARTICLE 13

ASSIGNMENTS AND PARTICIPATIONS...................................................................................89

   13.1.    Successors and Assigns...............................................................................89
   13.2.    Assignments..........................................................................................90
   13.3.    Participations.......................................................................................90
   13.4.    Disclosure...........................................................................................91

ARTICLE 14

GENERAL PROVISIONS...............................................................................................91

   14.1.    Notices..............................................................................................91
   14.2.    Entire Agreement.....................................................................................93
   14.3.    Amendments, Waivers and Consents.....................................................................93
   14.4.    Independence of Covenants............................................................................95
   14.5.    Interpretation.......................................................................................95
   14.6.    Inconsistencies With Other Documents.................................................................95
   14.7.    Severability.........................................................................................96
   14.8.    Governing Law........................................................................................96
   14.9.    Consent to Jurisdiction and Venue....................................................................96
   14.10.   WAIVER OF JURY TRIAL.................................................................................96
   14.11.   Cumulative Remedies..................................................................................97
   14.12.   Expenses of Administration and Enforcement...........................................................97
   14.13.   Indemnification......................................................................................97
   14.14.   Adjustment...........................................................................................98
   14.15.   Setoff...............................................................................................98
   14.16.   Other Accommodations to the Borrower and the Guarantors; No Rights By Virtue of
            Cross-Collateralization..............................................................................99
   14.17.   Survival of Representations and Warranties..........................................................100
   14.18.   Relationship of the Parties.........................................................................100
   14.19.   Destruction of Records..............................................................................100
   14.20.   Execution in Counterparts; Effectiveness............................................................100
   14.21.   Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law..............................101
   14.22.   FINAL AGREEMENT.....................................................................................102
Schedules.......................................................................................................108
Exhibits 108

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of March 14, 2002, is made and entered into on the terms and conditions hereinafter set forth, by and among CTI, INC., a Tennessee corporation (the "Borrower"), all Subsidiaries of the Borrower now or hereafter becoming parties to this Agreement (collectively, the "Guarantors" and, individually, a "Guarantor"), those several lenders who are or become parties to this Agreement (collectively, the "Lenders" and, individually, a "Lender"), SUNTRUST BANK, a Georgia state bank ("SunTrust"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") as Lender, and as Issuing Bank.

                      THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1.

                          DEFINITIONS, ACCOUNTING TERMS
                         AND PRINCIPLES OF CONSTRUCTION

         1.1. Defined Terms. In addition to terms defined elsewhere herein, the following terms, as used in this Agreement, shall have the respective meanings set forth below (terms defined in the singular to have the same meaning when used in the plural, and vice versa, unless otherwise expressly indicated):

         "ACT" shall mean Advanced Crystal Technology, Inc. (ACT, Inc.), a Tennessee corporation and Subsidiary of the Borrower.

         "ACT Assets" shall mean all of the real property of ACT upon which the Administrative Agent has a first priority lien, and all improvements and fixtures attached thereto, located in Blount County, Tennessee.

         "Administrative Agent" shall mean SunTrust or such successor Administrative Agent as may be appointed by the Lenders pursuant to Section 12.1.

         "Affiliate" shall mean, as to any Person, (a) any other Person directly or indirectly controlling (including all directors, officers and employees of such Person), directly or indirectly controlled by or under direct or indirect common control with such Person, and (b) any other Person related to such Person by affinity or consanguinity within the third degree as determined by the common law, or any Person in a step or adoptive relationship with such Person within such third degree.

         "Applicable Bankruptcy Law" shall mean, with respect to any Guarantor, Title 11 of the United States Code, and any other laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency and any other similar laws applicable to such Guarantor.

         "Applicable Base Rate Margin" shall mean the annual rate of interest to be added to the Base Rate in calculating interest on Base Rate Loans, and shall be determined based in the schedules set forth in Section 2.14 hereof.

         "Applicable Commitment Fee Percentage" shall mean the percentage to be used to calculate Commitment Fees from time to time, which shall be determined as provided in Section 2.14.

         "Applicable Letter of Credit Fee Percentage" shall mean the annualized percentage to be used to calculate Letter of Credit Fees from time to time, which shall be determined as provided in Section 2.15.

         "Applicable LIBOR Margin" shall mean the annual rate of interest to be added to the LIBOR Rate in calculating interest payable on LIBOR Loans, and shall be determined based on the schedules set forth in Section 2.14 hereof.

         "Asset Acquisition" shall mean (a) any Investment by the Borrower or any Guarantor in any other Person pursuant to which such Person shall become a Subsidiary of the Borrower or any Guarantor or shall be merged with the Borrower or any Guarantor or (b) any acquisition by the Borrower or any Guarantor of the assets of any Person that constitute substantially all of an operating unit or business of such Person.

         "Assignment and Acceptance" shall mean an assignment and acceptance, substantially in the form of Exhibit 13.2, between a transferor Lender and a proposed transferee, regarding the sale, assignment, transfer or other disposition (other than the sale of a participation) of all or any amount of the Commitments, Revolving Loans and participations in the Letters of Credit of such Lender.

         "Base Rate" shall mean the higher of (i) the rate which SunTrust announces from time to time as its prime lending rate, as in effect from time to time, or (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (1/2 %) per annum (any changes in such rates to be effective as of the date of any change in such rate). The SunTrust prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust may make commercial loans or other loans at rates of interest at, above, or below the SunTrust prime lending rate.

         "Base Rate Loans" shall mean Revolving Loans bearing interest at rates determined by reference to the Base Rate.

         "Borrower and its Subsidiaries" shall mean the Borrower and every Subsidiary of the Borrower.

         "Borrowing" shall mean a borrowing consisting of (1) Revolving Loans made to the Borrower on the same day by the Lenders ratably according to their respective Revolving Credit

Commitments pursuant to the provisions of Section 2.2, and (2) a Swingline Loan made to the Borrower by the Swingline Lender according to the Swingline Commitment pursuant to the provisions of Section 2.3.

         "Borrowing Base" shall mean the borrowing base amount described in
Section 2.1.5.

         "Borrowing Base Certificate" shall mean the Borrowing Base certificate of the Borrower in the form of the attached Exhibit 2.1.5.

         "Business Day" shall mean any day on which SunTrust's Tennessee offices are open to conduct SunTrust's general banking business and on which the Federal Reserve System is open to conduct the business conducted by it; provided that for purposes of provisions of this Agreement relating to LIBOR Loans, "Business Day" shall include only those days that meet the foregoing requirements and on which trading in Dollar deposits is conducted in the London interbank Eurodollar market.

         "Capital Expenditures" shall mean, as to any Person for any period, the aggregate capital expenditures recorded by such Person and its Subsidiaries on a consolidated basis in conformity with GAAP, including charges in respect of Capitalized Lease Obligations exclusive of imputed interest on such Capitalized Lease Obligations; provided, however, that for purposes of determining Capital Expenditures for the Borrower and the Guarantors, there shall be excluded therefrom any Capital Expenditures attributable solely to the making of Permitted Acquisitions.

         "Capitalized Lease" shall mean, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

         "Capitalized Lease Obligations" shall mean, as to any Person, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capitalized Leases.

         "Cash Equivalents" shall mean, at any time,

                  (a) certificates of deposit or time deposits having a maturity not exceeding ninety (90) days, and demand deposits, that are fully insured by the Federal Deposit Insurance Corporation and that are maintained with financial institutions organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia;

                  (b) Government Obligations having a maturity not exceeding ninety (90) days;

                  (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's, having a maturity not exceeding ninety (90) days;

                  (d) certificates of deposit or time deposits maintained with (i) the Lenders or (ii) other financial institutions having capital and undivided surplus of at least $100 million and issuing commercial paper rated as described in the preceding clause (c) and organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia, having a maturity not exceeding ninety (90) days;

                  (e) repurchase agreements or investment contracts having a maturity not exceeding ninety (90) days with a financial institution insured by the Federal Deposit Insurance Corporation, or any broker or dealer (as defined in the Securities Exchange Act of 1934) that is a dealer in government bonds and that is recognized by trades with and reports to, a Federal Reserve Bank as a primary dealer in government securities; provided that in any case (i) collateral is pledged for the repurchase agreement or investment contract, which collateral consists of (A) Government Obligations or evidences of ownership of proportionate interests in future interest and principal payments on Government Obligations held by a financial institution as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on such obligations, and which underlying obligations are held in a segregated account and not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated or (B) evidences of indebtedness issued by any of the following: Bank of Cooperatives, Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation (including participation certificates), Federal Housing Administration, Federal Farm Credit Banks, Federal National Mortgage Association, Government National Mortgage Association, Inter-American Development Bank, International Bank for Reconstruction and Development, Small Business Administration or any other agency or instrumentality of the United States of America created by an act of Congress that is substantially similar to the foregoing in its legal relationship to the United States of America, (ii) the current market value of the collateral securing the repurchase agreement or investment contract is at least equal to the amount of the repurchase agreement or investment contract and (iii) the current market value of the collateral is determined not less frequently than monthly;

                  (f) investments in money market funds substantially all of whose assets consist of securities of the types described in the foregoing clauses (b) through (e);

                  (g) investments in obligations the return with respect to which is excludable from gross income under Section 103 of the Code, having a maturity of not more than six (6) months or providing the holder the right to put such obligations for purchase at par upon not more than twenty-eight (28) days' notice, and which are rated at least A-1 by S&P or P-1 by Moody's;

                  (h) investments in tax free money market funds all of whose assets consist of securities of the types described in the foregoing clause (g); and

                  (i) investments, redeemable upon not more than seven (7) days' notice, in money market preferred municipal bond funds that are rated at least AAA by S&P or Aaa by Moody's.

         "Change in Control" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or series of related transactions) of all or substantially all of the assets of the Borrower or any Guarantor to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower or any Guarantor; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower or any Guarantor by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated; provided, however, that it shall not be deemed a Change in Control for Siemens Medical Systems, Inc. to purchase additional shares of CPS pursuant to the terms of the Siemens Joint Venture Agreement or, in the alternative, for Siemens Medical Systems, Inc. to exchange its shares or rights to purchase any shares of CPS stock for stock in the Borrower, with such interest in the Borrower to constitute a minority interest.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collateral" shall mean all property and interests in property, presently owned or hereafter acquired or presently existing or hereafter created by the Borrower or the Guarantors, including any and all proceeds thereof, in which a security interest is now or hereinafter granted in favor of the Administrative Agent for the ratable benefit of the Lenders, whether under this Agreement or any other Loan Document; provided, however, that all real property of the Borrower encumbered with an existing mortgage, as of the date of this Agreement, is excluded; and provided further that the property and interests of CPS are limited to the inventory and accounts receivable and all proceeds therefrom of CPS.

         "Collateral Account" shall mean the Collateral Account described in
Section 11.3.1.

         "Commission" shall mean the Securities and Exchange Commission or any successor entity.

         "Commitment Fees" shall have the meaning given such term in Section 2.12.3.

         "Commitment Period" shall mean that period commencing on the date hereof and continuing to, but not including, the Maturity Date.

         "Commitments" shall mean the Revolving Credit Commitments and the Letter of Credit Commitments, which collectively are in the aggregate amount set forth in Section 2.1 and in the case of each Lender are in the initial amount set forth with such Lender's signature on this

Agreement or the Assignment and Acceptance pursuant to which such Lender became a party hereto.

         "Commonly Controlled Entity" shall mean a Person that is under common control with the Borrower within the meaning of subsection 414(b), (c), (m), (n) or (o) of the Code.

         "Consolidated Net Income" shall mean, for the Borrower and the Guarantors on a consolidated basis for any period, the net income (or loss) after taxes of the Borrower and the Guarantors on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP, subject to customary exclusions with respect to extraordinary and nonrecurring items.

         "Contingent Obligations" shall mean, as to any Person, any contingent obligation calculated in conformity with GAAP, and in any event shall include (without duplication) all indebtedness, obligations or other liabilities of such Person guaranteeing or in effect guaranteeing the payment or performance of any indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any indebtedness, obligation or other liability of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

         "Contractual Obligations" shall mean, as to any Person, any and all indebtedness, obligations or other liabilities of such Person, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected or pursuant to the provisions of any security issued by such Person.

         "CPS" shall mean CTI PET Systems, Inc., a Tennessee corporation and Subsidiary of the Borrower and a Guarantor under this Credit Agreement.

         "CPS Borrowing Base" shall mean the Borrowing Base for CPS that equals the lesser of the following three totals:

         (1) Collateral Value. The sum of: (a) 80% of Eligible Accounts of CPS, plus (b) 50% of Eligible Inventory of CPS (not to exceed 50% of the total Borrowing Base);

         (2) EBITDAM Multiple. EBITDAM of CPS for the Last Four Fiscal Quarters multiplied by 2.50; or

         (3)      $55,000,000.00.

         "Credit Fees" shall mean the credit fees payable as provided in Section 2.12.

         "CSI" shall mean CTI Services, Inc., a Tennessee corporation and Subsidiary of the Borrower and a Guarantor under this Credit Agreement.

         "CTI and Subsidiary Borrowing Base" shall mean the Borrowing Base for CTI and all of its Subsidiaries, other than PETNet and CPS, that equals the lesser of the following two totals:

         (1) Collateral Value. The sum of: (a) 80% of Eligible Accounts for CTI and its Subsidiaries other than PETNet and CPS; plus (b) 50% and of Eligible Inventory for CTI and its Subsidiaries other than PETNet and CPS, (not to exceed 50% of the total Borrowing Base); plus (c) 80% of the total value of all ACT Assets, plus (d) 60% of the Fixed Assets of CTI and its Subsidiaries other than PETNet and CPS, which Fixed Assets are free and clear of all liens, encumbrances and security interests; provided, however, that the value of the unencumbered fixed assets under this subsection (1)(d) plus the total of the unencumbered fixed assets of PETNet described in subsection (1)(d) of the PETNet Borrowing Base definition shall not exceed $18,000,000.00; or

         (2) EBITDAM Multiple. EBITDAM for CTI and all of its Subsidiaries other than PETNet, and CPS for the Last Four Fiscal Quarters multiplied by 2.50.

         "CTI GmbH" shall mean CTI GmbH, a German corporation and subsidiary of the Borrower under this Credit Agreement.

         "Default" shall mean any of the events specified in Section 11.1, regardless of whether any requirement for the giving of notice (and if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

         "Default Rate" shall mean the rate(s) per annum applicable to Loans from time to time, plus two percentage points (2.00%); provided, however, that in no event shall any Default Rate exceed the Highest Lawful Rate.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for the Borrower and the Guarantors for any period, an amount equal to the sum of (a) Net Income for such period plus (b) to the extent deducted in determining Net Income for such period, (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period, and less (v) all other non-cash gains, determined on a consolidated basis in accordance with GAAP in each for such period.

         "EBITDAM" shall mean, for the Borrower and the Guarantors for any period, an amount equal to the sum of (a) EBITDA and (b) Minority Interest Expense.

         "Eligible Accounts" shall mean accounts of the Borrower and the Guarantors in which the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Bank, has been granted, a first and prior perfected security interest, excluding, however (a) all accounts that have been outstanding for more than ninety (90) days after the dates of the corresponding invoices, (b) all accounts owing from any account debtor that is not located within the United States of America, the District of Columbia or Canada, in excess of $10,000,000, (c) all returns, allowances, discounts, and credits, (d) contra items to the extent of the amount of the corresponding payable(s), (e) all amounts owed from employees, officers, shareholders, directors or affiliates and all intra-company items, (f) any accounts evidenced by instruments or chattel paper that have not been endorsed and delivered to the Administrative Agent, and (g) all other items that the Administrative Agent reasonably determines to be ineligible, and with such adjustments thereto as the Administrative Agent reasonably determines to be appropriate.

         "Eligible Inventory" shall mean inventory of the Borrower and the Guarantors in which the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Bank, has been granted, or has been granted the right to, a first and prior perfected security interest, valued at the lesser of cost or market, excluding, however (a) items that are out-of-date, obsolete or otherwise unmarketable, (b) all inventory that is owned by a Guarantor that is not organized under the laws of a state of the United States of America, the District of Columbia, or Canada and all inventory that is owned by the Borrower or any Guarantor and is not physically located within the United States of America, District of Columbia, or Canada where the aggregate value of the inventory exceeds $10,000,000, and (c) all other items that the Administrative Agent reasonably determines to be ineligible, and with such adjustments thereto as the Administrative Agent reasonably determines to be appropriate.

         "Environmental Laws" shall mean all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Clean Water Act of 1977, 33 U.S.C. ss.1251 et seq., the Tennessee Hazardous Waste Management Act of 1977, Tenn. Code Ann. ss.68-212-101 et seq., the Tennessee Hazardous Waste Management Act of 1983, Tenn. Code Ann. ss.68-212-201 et seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to public health or safety, to the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "Event of Default" shall mean any of the events specified in Section 11.1, provided that any requirement for the giving of notice (and if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

         "Existing Liens" shall mean those certain Liens in existence on the date hereof that are described on Schedules 7.17A and 7.17B.

         "Facilities" shall mean the Revolving Credit Facility, the Swingline Facility and the Letter of Credit Facility.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York.

         "Financing Statement" shall mean any Uniform Commercial Code financing statement relating to the security interests that are the subject of this Agreement or any other Loan Document.

         "First Pricing Tier Determination Date" shall mean the first Pricing Tier Determination Date occurring after delivery to the Administrative Agent and the Lenders of the financial statements, financial reports, certificates and other financial information required by Section 8.1.1 for the 2001 Fiscal Year.

         "Fiscal Quarter" shall mean each of the accounting periods of approximately three (3) months ending on March 31, June 30, September 30 and December 31, respectively, of each year.

         "Fiscal Year" shall mean the twelve (12) month period ending on September 30 of each year.

         "Fixed Assets" shall be determined both as to classification of items and amounts in conformance with GAAP.

         "Fixed Charge Coverage Ratio" shall mean, for the Borrower and the Guarantors on a consolidated basis, calculated as of any date of determination for the Last Four Fiscal Quarters, the ratio of (a) EBITDAM to (b) Fixed Charges.

         "Fixed Charges" shall mean the for the Borrower and the Guarantors for any period, the sum (without duplication) of (a) Interest Expense for such period, (b) scheduled principal payments made on Total Indebtedness during such period, and (c) Lease Expense for such period.

         "Funding Date" shall mean each of the respective dates on which the funding of a Borrowing made under this Agreement occurs.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Government Obligations" shall mean direct obligations of the United States of America or obligations for the full and prompt payment of which the full faith and credit of the United States of America are pledged.

         "Governmental Authority" shall mean any nation, province, state or other political subdivision thereof and any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations" shall mean all the Obligations of the Borrower guaranteed by the Guarantors pursuant to Article 5.

         "Guarantor" shall mean each Subsidiary of the Borrower that has become a party to this Agreement as a Guarantor by executing this Agreement or a Supplement to Credit Agreement in the form of Exhibit 1.1, has become a party to the Security Agreement by executing the Security Agreement or a Supplement to Security Agreement in the form of Exhibit A thereto, and has delivered to the Administrative Agent, for the ratable benefit of the Lenders, (1) all certificates and other instruments or documents evidencing capital stock or other ownership interests of such Guarantor in any other Subsidiaries of the Borrower, accompanied by stock powers endorsed in blank or the equivalent, and
(2) all promissory notes and other instruments evidencing intercompany Indebtedness owed by such Guarantor to the Borrower, endorsed to the order of the Administrative Agent.

         "Guaranty" shall mean the guaranty of the Obligations of the Borrower set forth in Article 5.

         "Hazardous Materials" shall mean gasoline, motor oil, fuel oil, waste oil, other petroleum or petroleum-based products, asbestos, polychlorinated biphenyls, medical and infectious wastes and any chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, county, local or regional authority or which, even if not so regulated, is known to pose a hazard to health and safety, including but not limited to substances and materials defined or designated as "hazardous substances", "hazardous wastes", "pollutants", "contaminants", "hazardous materials" or "toxic substances" under any Environmental Law.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on debts outstanding hereunder or under the Notes, as the case may be, under the laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" of any Person shall mean, without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) Capitalized Lease Obligations of such Person, (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, including letters of credit under the Letter of Credit Facility, (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (v) above, and (viii) all indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value of any common stock or such Person, (x) off-balance sheet liability retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, (xi) obligations under any interest rate hedge agreement or foreign exchange agreement, and (xii) indebtedness of joint ventures in which any such Person is a member in an amount equal to the portion of the indebtedness for which such Person is legally responsible.

         "Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component or any payments in respect of capital leases capitalized or expenses during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under hedging agreements during such period (whether or not actually paid or received during such period).

         "Interest Payment Date" shall mean, (a) with respect to any Swingline Loan, the last day of each Fiscal Quarter, payable in arrears, and commencing in the first such date after the Applicable Funding Date, (b) with respect to any Base Rate Loan, on the last day of each Fiscal Quarter, payable in arrears, and, commencing on the first such date after the applicable Funding Date, (c) with respect to LIBOR Loans of one (1), two (2) or three (3) months, the last day of the Interest Period applicable to such LIBOR Loan, and (d) with respect to LIBOR Loans extended for an Interest Period in excess of three (3) months, on the last day of each three-month period prior to the expiration of the Interest Period.

         "Interest Period" shall mean with respect to LIBOR loan, the period of 1, 2, 3 or 6 months selected by the Borrower pursuant to the terms of the Facilities and subject to customary adjustments in duration.

         "Interest Rate Determination Date" shall mean each date for calculating LIBOR for purposes of determining the interest rate in respect of an Interest Period, which in each case shall be the second (2d) Business Day prior to the first (1st) day of the corresponding Interest Period.

         "Investment" shall mean the making of any loan, advance, extension of credit or capital contribution to, or the acquisition of any stock, bonds, notes, debentures or other obligations or securities of, or the acquisition of any other interest in or the making of any other investment in, any Person.

         "Issuing Bank" shall mean SunTrust and any other financial institution that, subject to approval by the Administrative Agent and the Borrower, agrees to become a party to this Agreement and to issue Letters of Credit pursuant to
Section 2.4.

         "Last Four Fiscal Quarters" shall mean, as of any date of determination, the Fiscal Quarter ending on such date or otherwise then most recently ended plus the immediately preceding three Fiscal Quarters.

         "Lease Expense" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases and real and personal property (excluding capital leases) determined on a consolidated basis in accordance with GAAP for such period.

         "Lending Office" shall mean with respect to any Lender or the Administrative Agent, the office of each such Lender or the Administrative Agent at the address specified on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as any such Lender from time to time may specify to the Borrower and the Administrative Agent.

         "Letter of Credit Commitments" shall mean, at any time, (a) the commitment of the Issuing Bank to issue Letters of Credit pursuant to the provisions of Section 2.5, and (b) the aggregate commitments of all the Lenders to purchase participations in the Letter of Credit Liabilities pursuant to the provision of Section 2.6; and the "Letter of Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Letter of Credit Commitments under clause (b) above. The Letter of Credit Commitments are in the aggregate amount set forth in
Section 2.1.

         "Letter of Credit Facility" shall mean the letter of credit facility provided by the Lenders pursuant to the Letter of Credit Commitments as more particularly set forth in Section 2.4.

         "Letter of Credit Fees" shall have the meaning given such term in
Section 2.12.4.

         "Letter of Credit Liabilities" shall mean all liabilities of the Borrower to the Issuing Bank in respect of Letters of Credit, regardless of whether any such liability is contingent, and shall consist of the sum, without duplication, of (a) the amount available to be drawn or that may become available to be drawn under outstanding Letters of Credit (including all amounts committed to be paid by the Issuing Bank thereunder), and (b) all amounts that have been paid or made available by the Issuing Bank thereunder if and to the extent the Issuing Bank has not received reimbursement from the Borrower pursuant to the terms hereof.

         "Letter of Credit Request" shall mean a request substantially in the form of Exhibit 2.4.2 with respect to the proposed issuance of a Letter of Credit hereunder.

         "Letter of Credit Supportable Obligations" shall mean (a) obligations of the Borrower or any Guarantor incurred in the ordinary course of business with respect to workers' compensation, surety bonds and other similar statutory obligations, and (b) such other obligations of the Borrower or any Guarantor as are reasonably acceptable to the Issuing Bank and the Administrative Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

         "Letters of Credit" shall mean the letters of credit issued by the Issuing Bank pursuant to the provisions of Section 2.4.

         "LIBOR" shall mean, for an Interest Period, the British Bankers' Association Interest Settlement Rate for deposits in the U.S. dollars for a period comparable to the Interest Period appearing on the Telerate Screen Page 3750, as of 11:00 a.m. London time, on the day that is two business days prior to the Interest Period, times Statutory Reserves. Without limiting the provisions of Section 2.15.3, in the event that prior to the Maturity Date TELERATE quotes for LIBOR are discontinued or become unascertainable, the Administrative Agent may (1) determine LIBOR with reference to the rate per annum for offered Dollar deposits in the interbank Eurodollar market appearing on the Reuters Screen LIBOR Page at approximately 11:00 a.m., Eastern time, on the Interest Rate Determination Date immediately prior to the beginning of the Interest Period for the corresponding LIBOR Loan, for the number of months comprised therein and in an amount equal to the amount of such LIBOR Loan to be outstanding during such Interest Period (and if more than one such rate appears, the Administrative Agent may use the arithmetic mean of such rates), or (2) designate any other comparable resource for use in determining LIBOR for purposes hereof.

         "LIBOR Loans" shall mean Revolving Loans bearing interest at rates determined by reference to LIBOR.

         "Lien" shall mean, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge, hypothecation or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any assignment, deposit, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Letters of Credit and all other documents, instruments and agreements now or hereafter executed or delivered pursuant hereto or in connection herewith.

         "Loans" shall mean Revolving Loans, the Letters of Credit and Swingline Loans.

         "Material Adverse Effect" and "Material Adverse Change" shall mean a material adverse effect on, or a material adverse change in, (a) the properties, business, prospects, operations, management or financial condition of the Borrower and the Guarantors, taken as a whole, or (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes and the other Loan Documents.

         "Maturity Date" shall mean March 14, 2004.

         "Maximum Guaranty Liability" shall mean the maximum liability hereunder of the respective Guarantors permitted by Applicable Bankruptcy Law as provided in Section 5.2.

         "Minority Interest Expense" shall mean, as of the date of determination, any minority shareholder's proportionate share of Net Income.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Multi-Employer Plan" shall mean any multiple employer plan, as defined in Section 4001(a)(3) of ERISA, that is maintained by the Borrower or any Guarantor or a Commonly Controlled Entity.

         "Net Income" shall man, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

         "Net Worth" shall mean, as of any date, (i) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interest, if any, in the stock and surplus of Subsidiaries, minus the (ii) sum of (x) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP and (y) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

         "Notes" shall mean the Revolving Notes and the Swingline Note.

         "Notice of Borrowing" shall mean a notice substantially in the form of
Exhibit 2.2.4 with respect to a proposed Borrowing of Revolving Loans.

         "Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit 2.8.2 with respect to a proposed conversion or continuation of Revolving Loans bearing interest at a rate determined by reference to one basis to Revolving Loans, as the case may be, bearing interest at a rate determined by reference to an alternative basis pursuant to Section 2.8.

         "Obligations" shall mean, as to any Person, all Indebtedness, obligations and other liabilities of such Person of any kind and description owing to the Administrative Agent, the Issuing Bank or the Lenders pursuant to the provisions of this Agreement, the Notes and the other Loan Documents, howsoever evidenced or acquired, whether now existing or hereafter arising, due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, whether owed individually or jointly with others.

         "Operating Lease" shall mean, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is not a Capitalized Lease.

         "Patent Security Agreement" shall mean the Patent and License Security Agreement substantially in the form of Exhibit 4.1B, executed by the Borrower in favor of the Administrative Agent for the benefit of the Administrative Agent, the Lender and the Issuing Bank.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

         "Percentage" shall mean, as to each Lender, the percentage set forth with such Lender's signature on this Agreement or the Assignment and Acceptance pursuant to which such Lender became a party hereto.

         "Permitted Acquisition" shall mean any Asset Acquisition by the Borrower or any Guarantor with respect to which (a) the Borrower and the Guarantors shall have complied with the provisions of Section 8.2.4, (b) the Borrower or such Guarantor is the surviving entity in the transaction, (c) all assets acquired in the transaction are held or acquired by the Borrower or such Guarantor, (d) at the time of such Asset Acquisition and after giving Pro Forma Effect thereto and to any other Asset Acquisition made during the then most recent twelve (12) month period, no Default shall have occurred or be continuing or would result therefrom, and (e) the aggregate consideration paid or to be paid in connection with such Asset Acquisition, inclusive of all Indebtedness incurred or assumed, (i) will not exceed $3,000,000 and (ii) when combined with the aggregate consideration paid or to be paid (inclusive of all Indebtedness incurred or assumed) in connection with all other Asset Acquisitions by the Borrower and the Guarantors occurring during the twelve (12) month period immediately preceding such Asset Acquisition, will not exceed $10,000,000; provided, however, that, in the event the Borrower successfully obtains a minimum amount of $80,000,000 from the sale of equity securities, the limitation of (e)(i) hereof will be increased to $5,000,000 and the limitation of (e)(ii) hereof will be increased to $20,000,000.

         "Permitted Liens" shall mean Liens permitted pursuant to the provisions of Section 9.2.

         "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability limited partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or other form of entity not specifically listed herein.

         "PETNet" shall mean P.E.T.Net Pharmaceuticals, Inc., a Tennessee corporation and a Subsidiary of the Borrower and a Guarantor under this Credit Agreement.

         "PETNet Borrowing Base" shall mean the Borrowing Base for PETNet that equals the lesser of the following two totals:

         (1) Collateral Value. The sum of: (a) 80% of Eligible Accounts of PETNet, plus (b) 50% of Eligible Inventory of PETNet (not to exceed 50% of the total Borrowing Base), plus (c) 60% of the Fixed Assets of PETNet, which Fixed Assets are free and clear of all liens, encumbrances and security interests; provided, however, that the value of the unencumbered Fixed Assets under this subsection (1)(c) plus subsection (1)(d) of the CTI and Subsidiary Borrowing Base definition shall not exceed $18,000,000.00; or

         (2) EBITDAM Multiple. EBITDAM for PETNet for the Last Four Fiscal Quarters multiplied by 2.50.

         "Plan" shall mean an employee pension benefit plan covered by Title IV of ERISA that is maintained by the Borrower, any Guarantor or a Commonly Controlled Entity, and shall include any Single Employer Plan or any Multi-Employer Plan.

         "Pledged Notes" shall mean having meaning given such term in the Security Agreement.

         "Pledged Stock" shall have the meaning given such term in the Security Agreement.

         "Pricing Tier Determination Date" shall mean the fifth (5th) Business Day following each date on which the Borrower has delivered to the Administrative Agent and the Lenders financial statements, financial reports, certificates and other financial information complying with the requirements of
Section 8.1.1 or 8.1.2 and containing information sufficient to enable a calculation of the Total Indebtedness to EBITDAM Ratio for the purpose of determining the Applicable LIBOR Margin, the Applicable Base Rate Margin, the Applicable Letter of Credit Fee Percentage and the Applicable Commitment Fee Percentage pursuant to Section 2.14.

         "Principal Obligor" shall mean, with respect to a specific indebtedness or obligation, the Person creating, incurring, assuming or suffering to exist such indebtedness or obligation without becoming liable for same as a surety or guarantor.

         "Pro Forma Effect" shall mean, in making any calculation hereunder to which such term is applicable, including any calculation necessary to determine whether the Borrower is in compliance with the financial covenants contained herein or whether a Default would result from any Asset Acquisition, (a) any Asset Acquisition made during the most recent twelve (12) month period (the "Reference Period") ending on and including the date of determination (the "Calculation Date") shall be assumed to have occurred on the first day of the Reference Period, (b) Total Indebtedness, and the application of proceeds therefrom, incurred or to be incurred in connection with any Asset Acquisition made or to be made during the Reference Period shall be assumed to have arisen or occurred on the first day of the Reference Period, (c) there shall be excluded any Interest Expense in respect of Total Indebtedness outstanding during the Reference Period that was or is to be refinanced with proceeds of Indebtedness incurred or to be incurred in connection with any Asset Acquisition made or to be made during the Reference Period, (d) Interest Expense in respect of Total Indebtedness bearing a floating rate of interest and assumed to have been incurred on the first day of the Reference Period shall be calculated on the basis of the average rate in effect under this Agreement for Base Rate Loans throughout the period such Total Indebtedness is assumed to be outstanding, and
(e) Lease Expense shall include actual Lease Expense incurred by any Person, operating unit or business acquired during the Reference Period, plus Lease Expense projected for the twelve (12) month period following the date of actual incurrence thereof in respect of any Operating Lease entered into or to be entered into in connection with any Asset Acquisition made during the Reference Period, which projected Lease Expense shall be deemed to have been incurred on the first day of the Reference Period. To the extent that financial figures for the Borrower and the Guarantors are included in any determination of "Pro Forma Effect" or any calculation hereunder to which such term is applicable, the figures used shall be those as of the end of the Fiscal Quarter then most recently ended.

         "Purchase Money Debt" shall mean (a) Indebtedness of the Borrower or any Guarantor that, within thirty (30) days of the purchase of equipment in which neither the Borrower nor any of its Subsidiaries at any time prior to such purchase had any interest, is incurred to finance part or all of (but not more than) the purchase price of such equipment, and that bears interest at a rate per annum that is commercially reasonable at the time, and (b) Indebtedness that constitutes a renewal, extension, refunding or refinancing of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (a), is binding only upon the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and bears interest at a rate per annum that is commercially reasonable at the time.

         "Reportable Event" shall mean any of the events set forth under Section 4043(b) of ERISA or the PBGC regulations thereunder.

         "Requirement of Law" shall mean, as to any Person (a) the partnership agreement, charter, certificate of incorporation, articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, (b) any federal, state or local law, treaty, ordinance, rule or regulation, and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority; in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisite Lenders" shall mean, as of any date of determination, seventy-five percent (75%) of all of the Lenders under this Credit Agreement.

         "Responsible Officer" shall mean, as to any Person, either (a) its president or chief executive officer, or (b) with respect to financial matters, its president, chief executive officer, chief financial officer or any vice president designated in writing by the chief executive officer to the Administrative Agent.

         "Restricted Payments" shall mean, as to any Person for any period:

                  (a) dividends, other distributions and other payments or deliveries of property on account of the capital stock of or other ownership interests in, or any warrants, options or other rights in respect of any capital stock of or other ownership interests in, such Person or its Subsidiaries, now or hereafter outstanding, that are recorded by such Person and its Subsidiaries on a consolidated or combined basis, as appropriate (excluding any such dividends, distributions and other payments made solely to such Person or a wholly-owned Subsidiary of such Person by a Subsidiary of such Person),

                  (b) amounts paid to purchase, redeem, retire or otherwise acquire for value any of the capital stock of or other ownership interests in, or any warrants, options or other rights in respect of the capital stock of or other ownership interests in, such Person or its Subsidiaries, now or hereafter outstanding (excluding any such amounts paid solely to such Person or a wholly-owned Subsidiary of such Person by a Subsidiary of such Person),

                  (c) any assets segregated or set apart by such Person or any of its Subsidiaries (including any money or property deposited with a trustee or other paying agent) for a sinking or analogous fund for the purchase, redemption or retirement or other acquisition of any capital stock of or other ownership interests in, or any warrants, options or other rights in respect of any capital stock of or other ownership interests in, such Person or its Subsidiaries, now or hereafter outstanding (excluding any assets so segregated or set apart with respect to any stock, warrants, options or other rights held by a wholly-owned Subsidiary of such Person),

                  (d) payments made or required to be made by such Person with respect to any stock appreciation rights plan, equity incentive or achievement plan or any similar plan and any assets segregated or set apart for such purposes (including any money or property deposited with a trustee or other paying agent), and

                  (e) any payment, purchase, redemption or acquisition of Subordinated Indebtedness and any assets segregated or set apart for such purposes (including any money or property deposited with a trustee or other paying agent), excluding, however, regularly scheduled payments of interest made according to the stated terms of such Subordinated Indebtedness;

         all as determined in conformity with GAAP.

         "Revolving Credit Commitments" shall mean, at any time, the commitment of all the Lenders, collectively, to make Revolving Loans to the Borrower during the Commitment Period pursuant to the provisions of Section 2.2, and the "Revolving Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Revolving Credit Commitments. The Revolving Credit Commitments initially are in the aggregate amount set forth in Section 2.1.

         "Revolving Credit Facility" shall mean the revolving credit facility provided by the Lenders pursuant to the Revolving Credit Commitments as more particularly set out in Section 2.2.

         "Revolving Loans" shall mean the loans made to the Borrower by the Lenders pursuant to the provisions of Section 2.2.

         "Revolving Notes" shall mean the promissory notes, substantially in the form of Exhibit 2.10B, executed by the Borrower in favor of the Lenders, evidencing the indebtedness of the Borrower to the Lenders in connection with the Revolving Loans.

         "S&P" shall mean Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, and its successors.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit 4.1A, executed by the Borrower and the Guarantors in favor of the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Issuing Bank.

         "Security Documents" shall mean the Security Agreement, Trademark and Patent Security Agreement, the Financing Statements, and all other documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith or in connection with granting a lien on or security interest in other Collateral.

         "Siemens Joint Venture Agreement" shall mean the Stock Purchase, Reorganization and Joint Venture Agreement dated as of December 9, 1987, by and among the Borrower, CPS, certain Management Persons specified therein, and Siemens Gammasonics, Inc., as amended as of the date hereof.

         "Single Employer Plan" shall mean any Plan that is not a Multi-Employer Plan.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Federal Reserve Board or any other banking authority to which any Lender or any member bank of the Federal Reserve System is subject with respect to LIBOR, for Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed under such Regulation D.

LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets that may be available from time to time to the Lenders under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Indebtedness" shall mean Indebtedness of the Borrower and the Guarantors that is subordinated in right of payment to the Obligations on terms satisfactory to the Administrative Agent.

         "Subsidiary" shall mean, as to any Person (a) a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers thereof are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, or (b) a partnership in which such Person is a general partner or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries or both, by such Person.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.3.

         "Swingline Facility" shall mean the swingline credit facility provided by the Swingline Lender pursuant to the Swingline Commitment as more particularly set forth in Section 2.3.

         "Swingline Lender" shall mean SunTrust and any other financial institution that, subject to approval by the Administrative Agent and the Borrower, agrees to become a party to this Agreement and to make Swingline Loans pursuant to Section 2.3. As used herein and in the other Loan Documents, "Lender" shall include the Swingline Lender except to the extent that the context requires otherwise.

         "Swingline Loans" shall mean the loans made to the Borrower by the Swingline Lender pursuant to Section 2.3.

         "Swingline Note" shall mean the promissory note, in substantially the form of Exhibit 2.10C, executed by the Borrower in favor of the Swingline Lender, evidencing the indebtedness of the Borrower to the Swingline Lender in connection with the Swingline Loans.

         "Swingline Rate" shall mean, for any Interest Period, the rate as offered by the Agent and accepted by the Borrower. The Borrower is under no obligation to accept this rate and the Agent is under no obligation to provide it.

         "Tangible Net Worth" shall mean, as of any date, (i) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (ii) the sum of (x) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, (y) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP and (z) the net book amount of all assets of the Borrower and its Subsidiaries that would be classified as intangible assets on a consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

         "Telephonic Notice" shall mean a notice by telephone given on behalf of the Borrower by one of the persons listed on Schedule 1.1B.

         "Total Indebtedness" shall mean, at any time, without duplication, all then currently outstanding obligations, liabilities and indebtedness of the Borrower and its Subsidiaries on a consolidated basis of the types described in the definition of Indebtedness (other than as described in subsections (xi) thereof), but including, but not limited to, all Revolving Loans, Swingline Loans and Letter of Credit obligations under the Loan Documents.

         "Total Indebtedness to EBITDAM Ratio" shall mean, for the Borrower and the Guarantors on a consolidated basis, calculated as of any date of determination for the Last Four Fiscal Quarters, the ratio of Consolidated Total Indebtedness to EBITDAM.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Tennessee or any other applicable jurisdiction, as the context may require.

         1.2. Accounting and Commercial Terms. As used in this Agreement, all accounting terms used but not otherwise defined herein (regardless of whether capitalized) shall have the respective meanings assigned to them in conformity with GAAP (except as expressly provided herein). All terms used but not otherwise defined herein (regardless of whether capitalized) that are defined or used in Article 9 of the UCC shall have the respective meanings assigned to them in such Article.

         1.3. General Construction. As used in this Agreement, the masculine, feminine and neuter genders and the plural and singular numbers shall be deemed to include the others in all cases in which they would so apply. "Includes" and "including" are not limiting, and shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same. The word "or" is not intended and shall not be construed to be exclusive, and unless the context clearly indicates otherwise, the disjunctive "or" shall include the conjunctive "and".

         1.4. Defined Terms; Headings. The use of defined terms in the Loan Documents is for convenience of reference and shall not be deemed to be limiting or to have any other substantive effect with respect to the persons or things to which reference is made through the use of such defined terms. Article and section headings and captions in the Loan Documents are included in such Loan Documents for convenience of reference and shall not constitute a part of the applicable Loan Documents for any other purpose.

         1.5. References to this Agreement and Parts Thereof. As used in this Agreement, unless otherwise specified the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement including all schedules and exhibits hereto, as a whole, and not to any particular provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" refer to articles, sections, schedules and exhibits of or to this Agreement.

         1.6. Documentary References. Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions or replacements thereof as the context may require.

         1.7. Legal References. Any reference herein to any law shall be a reference to such law as in effect from time to time and shall include any rules and regulations promulgated or published thereunder and published interpretations thereof.

                                   ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         2.1.     Commitments.

                  2.1.1. Amounts of Commitments. Subject to reduction as provided herein, including Sections 2.1.2 and 2.1.3:

                  (a) the aggregate amount of the Commitments is $90,000,000,

                  (b) the aggregate amount of the Revolving Credit Commitments at any time is $90,000,000 less the aggregate amount of Letter of Credit Liabilities outstanding at such time, and less the total balance of the Swingline Loans outstanding at such time, and

                  (c) the aggregate amount of the Letter of Credit Commitments at any time is an amount equal to the lesser of: (1) aggregate amount of the Revolving Credit Commitments in effect at such time less the aggregate amount of Revolving Loans and Swingline Loans outstanding at such time, and (2) $10,000,000.

                  2.1.2. Increases in Commitments. The Borrower may at any time request an increase in the Facilities to a maximum of $125,000,000, subject to approval of Lenders. Any such increase in the Commitments shall be offered to the Lenders on a pro rata basis according to each Lender's existing Commitment. Each Lender will be responsible for reaching an independent decision on the proposed increase and each Lender must provide a written response to the Administrative Agent within fifteen (15) business days of the Borrower's request.

                  In the event that the aggregate amount of the Commitments received from the existing Lenders is less than the requested increase, the Administrative Agent shall first offer the Lenders increasing their Commitments the right to further increase their Commitments. In the event that the Facilities are not increased to $125,000,000 by increases in the Commitments of the Lenders, the Borrower may offer any remaining commitment availability to a new Lender or Lenders, such Lender or Lenders to be acceptable to the Borrower and the Administrative Agent. Such new Lenders must become Lender under the Credit Agreement and shall have all of the rights and obligations of a Lender under the Loan Documents to have the same extent as if it were an original party thereto.

                  In no event shall any of the Lenders be required to consent to a request of the Borrower to increase its Revolving Credit Commitments or obligations under the Credit Agreement.

                  2.1.3. Voluntary Reductions of Revolving Credit Commitments. The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Commitments in effect at such time exceed the aggregate amount of the Revolving Loans and Swingline Loans outstanding at such time; provided, however, that any LIBOR Loan may be prepaid in whole or in part only upon the expiration of the current Interest Period applicable to such LIBOR Loan in order to avoid any penalties. The Borrower shall give not less than three (3) Business Day's prior written notice to the Administrative Agent for all LIBOR Loans and one (1) Business Day's prior written notice to the Administrative Agent for all Base Rate Loans designating the date (which shall be a Business Day) of such termination or reduction and the amount of any reduction. Promptly after receipt of a notice of such termination or reduction, the Administrative Agent shall notify each Lender of the proposed termination or reduction. Such termination or reduction of the Revolving Credit Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Credit Commitment of each Lender in proportion to its Percentage of the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000.

                  2.1.4. Mandatory Reduction of Revolving Credit Commitments. On each date that the Borrower is required to prepay Revolving Loans pursuant to
Section 3.1.2(b)(2), the Revolving Credit Commitments shall be permanently reduced by the amount that the Borrower is required to prepay Revolving Loans on each such date.

                  2.1.5. The Borrowing Base. The Lenders and the Administrative Agent shall have no obligation to extend any advances under the Loans, and the Issuing Bank shall have no obligation to issue Letters of Credit, under the Commitments and on a cumulative basis, in excess of the Borrowing Base, which Borrowing Base shall equal:

                  (a) The Borrowing Base, which is the sum of the CPS Borrowing Base; plus the CTI and Subsidiary Borrowing Base; plus the PETNet Borrowing Base;

                                      MINUS

                  (b) The total outstanding Commitments allocated to CPS, plus total outstanding Commitments allocated to CTI and all of its Subsidiaries other than PETNet and CPS, plus the total outstanding Commitments allocated to PETNet;

If at any time the aggregate, outstanding principal balance of the Loans and the Letters of Credit exceed the Borrowing Base as reflected by the most recent Borrowing Base Certificate delivered to the Administrative Agent by the Borrower, the Borrower will within five (5) Business Days and without notice from the Administrative Agent or any Lender repay an amount sufficient to reduce the aggregate, outstanding principal balance of the Loans and obligations under the Letters of Credit to an amount not in excess of the Borrowing Base as reflected on the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent.

         2.2.     Revolving Loans.

                  2.2.1. Commitment to Make Revolving Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender hereby severally agrees to make Revolving Loans to the Borrower from time to time during the Commitment Period, in amounts up to its respective Revolving Credit Commitment, for the purposes identified in Section 2.11; provided, however, that in no event shall (a) the aggregate principal amount of the Revolving Loans made by any Lender outstanding at any time exceed such Lender's Revolving Credit Commitment, or (b) the aggregate principal amount of the Revolving Loans made by all Lenders outstanding at any time exceed the Revolving Credit Commitments then in effect, or (c) the aggregate principal amount of Swingline Loans, Revolving Loans and Letter of Credit Liabilities outstanding at any time exceed an amount equal to the lesser of (x) the sum of the Revolving Credit Commitments, the Swingline Commitments and the Letter of Credit Commitments in effect at such time and (y) amount of the Borrowing Base in effect at such time. Each Lender's Revolving Credit Commitment shall expire upon the expiration of the Commitment Period, and all Revolving Loans shall be paid in full no later than the Maturity Date; provided, however, that on or prior to the first annual anniversary date of this Agreement, the Lenders may, in their sole discretion, elect to extend the Maturity Date for an additional one year period.

                  2.2.2. Lenders' Obligations Several; Proportionate Loans. The obligations of the Lenders to make Revolving Loans under Section 2.2.1 shall be several and not joint and, subject to Section 2.15.4, all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and in proportion to the respective Revolving Credit Commitment of each. It is understood and agreed that the failure of any Lender to make its Revolving Loan as part of any Borrowing under Section 2.2.1 shall not relieve any other Lender of its obligation to make its Revolving Loan as provided in Section 2.2.1. Neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Loan as provided herein nor shall the Revolving Credit Commitment of any Lender be increased as a result of the default by any other Lender in such other Lender's obligation to make Revolving Loans hereunder.

                  2.2.3. Revolving Credit; Minimum Borrowings. Amounts borrowed by the Borrower under the Revolving Credit Commitments may be prepaid and reborrowed from time to time to during the Commitment Period. In the case of LIBOR Loans, the aggregate amount of Revolving Loans made on any Funding Date shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000. In the case of Base Rate Loans, the aggregate amount of Revolving Credit Loans made on any Funding Date shall be a minimum of $1,000,000 and in integral multiples of $100,000. The Lenders shall have no obligation to extend any additional LIBOR Loans to the Borrower at any time that there are four LIBOR Loans already outstanding.

                  2.2.4.   Notice of Borrowing.

                  (a) Delivery of Notice. Whenever the Borrower desires to borrow under Section 2.2.1, it shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (Eastern time) at least one (1) Business Day in advance of the proposed Funding Date (in the case of Base Rate Loans) or three (3) Business Days in advance of the proposed Funding Date (in the case of LIBOR Loans). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing shall be in the form of Base Rate Loans or LIBOR Loans, and (iv) in the case of LIBOR Loans, the requested Interest Period. In lieu of delivering a Notice of Borrowing, the Borrower may give the Administrative Agent Telephonic Notice by the required time of notice of any proposed Borrowing under this Section 2.2.4; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or prior to the Funding Date of the requested Revolving Loans. The execution and delivery of each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the requested Revolving Loans may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in
         Section 2.2.1.

                  (b) No Liability for Telephonic Notices. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any Telephonic Notice given pursuant to this
         Section 2.2.4 that the Administrative Agent believes in good faith to have been properly given or for otherwise acting in good faith under this Section 2.2.4 and, upon the funding of Revolving Loans by the Lenders in accordance with this Agreement pursuant to any Telephonic Notice, the Borrower shall have effected a Borrowing of Revolving Loans hereunder.

                  (c) Notice Irrevocable. A Notice of Borrowing for LIBOR Loans (or a Telephonic Notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith.

                  2.2.5. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing (or Telephonic Notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed Borrowing in writing, or by telephone promptly confirmed in writing. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in immediately available (same day) funds, at the Lending Office of the Administrative Agent, not later than 11:00 a.m. (Eastern time) on the Funding Date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on such Funding Date by causing an amount of immediately available (same day) funds equal to the proceeds of all such

Revolving Loans received by the Administrative Agent to be credited to the account of the Borrower at such office of the Administrative Agent.

         2.3.     Swingline Loans.

                  2.3.1. Commitment to Make Swingline Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2 and the limitations set forth in Section 2.2.1), and in reliance upon the representations and warranties of the Borrower set forth herein and the agreements of the other Lenders set forth in Sections 2.3.3 and 2.3.4, the Swingline Lender hereby agrees to make Swingline Loans to the Borrower from time to time during the Commitment Period, in an aggregate principal amount not to exceed $10,000,000 outstanding at any time, for the purposes identified in Section 2.11; provided however, that (a) in no event shall the aggregate principal amount of the Swingline Loans exceed the Swingline Commitments then in effect, and (b) in no event shall the aggregate principal amount of the Swingline Loans, Revolving Loans and Letter of Credit Liabilities then outstanding exceed an amount equal to the lesser of (x) the sum of the Revolving Credit Commitments, Swingline Commitments and the Letter of Credit Commitments in effect as such time and (y) amount of the Borrowing Base in effect at such time. Amounts borrowed by the Borrower under the Swingline Commitment may be prepaid and reborrowed from time to time during the Commitment Period. The Swingline Lender's commitment to make Swingline Loans as provided in this Section 2.3.1 shall expire upon the expiration of the Commitment Period, and all Swingline Loans shall be paid in full no later than the Maturity Date as it may be extended.

                  2.3.2. Funding Procedures for Swingline Loans. Except to the extent that funding of Swingline Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Swingline Lender, the Borrower shall give to the Swingline Lender written notice (or Telephonic Notice to be confirmed promptly in writing) of a proposed Borrowing consisting of a Swingline Loan, specifying the amount of the requested Swingline Loan, not later than 11:00 a.m., Eastern time, on the Business Day of the proposed Borrowing. Each request for a Swingline Loan shall be deemed a representation and warranty by the Borrower that the requested Swingline Loan may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Section 2.3.1. Not later than 2:00 p.m., Eastern time, on the Business Day of the proposed Borrowing of a Swingline Loan, the Swingline Lender shall make the proceeds of the requested Swingline Loan available to the Borrower at the office of the Swingline Lender by crediting an account of the Borrower maintained at such office that has been designated for such purpose in writing by the Borrower to the Swingline Lender.

                  2.3.3. Repayment of Swingline Loans With Revolving Loans. Regardless of whether the conditions set forth in Sections 6.1 and 6.2 have been or are capable of being satisfied, on any Business Day the Swingline Lender may, in its sole discretion, give notice to the Lenders that some part or all of the outstanding Swingline Loans are to be repaid on the next succeeding Business Day with a Borrowing of Revolving Loans constituting Base Rate Loans made pursuant to Section 2.2.1 in the same manner and with the same force and effect as if the Borrower had submitted a Notice of Borrowing therefor pursuant to Section 2.2.4. Subject to and in accordance with Sections 2.2.1 and 2.2.2, each Lender shall make the amount of its

Revolving Loan available to the Administrative Agent, in immediately available funds, at the Lending Office of the Administrative Agent, not later than 11:00 a.m. (Eastern time) on the applicable Funding Date. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Swingline Lender on such Funding Date by causing an amount of immediately available funds equal to the proceeds of all such Revolving Loans received by the Administrative Agent to be credited to an account of the Swingline Lender at such office of the Administrative Agent, or shall make such proceeds available to the Swingline Lender in such other manner as shall be satisfactory to the Administrative Agent and the Swingline Lender.

                  2.3.4. Participations in Swingline Loans. If for any reason a requested Borrowing of Revolving Loans pursuant to Section 2.3.3 is not or cannot be effected, the Lenders will immediately purchase from the Swingline Lender, as of the date such proposed Borrowing otherwise would have occurred but adjusted for any payments received in respect of such Swingline Loan(s) by or for the account of the Borrower on or after such date and prior to such purchase, such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loan(s) proportionately in accordance with their respective Percentages of the Revolving Credit Commitments. Whenever, at any time after any Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its proportionate share of such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event any such payment received by the Swingline Lender is subsequently set aside or is required to be refunded, returned or repaid, such Lender will repay to the Swingline Lender its proportionate share thereof.

                  2.3.5. Failure to Pay by Lenders. If any Lender shall fail to perform its obligation to make a Revolving Loan pursuant to Section 2.3.3 or to purchase a participation in Swingline Loans pursuant to Section 2.3.4, the amount in default shall bear interest for each day from the day such amount is payable until fully paid by such Lender at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, and such obligation may be satisfied by application by the Administrative Agent (for the account of the Swingline Lender) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender's participation interest, if any, in the Swingline Loans and any security therefor, and the Swingline Lender shall be subrogated to such Lender's rights hereunder in respect thereof.

                  2.3.6. Lenders' Obligations Absolute. The obligation of each Lender to make Revolving Loans pursuant to Section 2.3.3 and to purchase participations in Swingline Loans pursuant to Section 2.3.4 shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

         (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

         (b) the existence of any claim, set-off, defense or other right that the Borrower, any Guarantor or any Lender may have at any time against the Administrative Agent, the Swingline Lender, any other Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any related transactions;

         (c) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

         (d)      the occurrence or continuance of any Default;

                  (e) any adverse change in the condition (financial or other) of the Borrower or any Guarantor; or

                  (f)      any other reason.

         2.4.     Letters of Credit.

                  2.4.1. Issuance of Letters of Credit. The Borrower and the Lenders recognize that the letters of credit issued by the Issuing Bank listed on Schedule 2.4 are presently outstanding and that such letters of credit shall be deemed to be Letters of Credit issued under this Agreement. The Borrower may request the Issuing Bank at any time and from time to time during the Commitment Period to issue, and subject to and upon all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth the Issuing Bank shall issue, for the account of the Borrower and for the benefit of the holder(s) (or any trustee, agent or other representative of such holder(s)) of Letter of Credit Supportable Obligations, one or more irrevocable standby letters of credit in the form customarily used by such Issuing Bank, or in such other form as has been approved by the Issuing Bank and the Administrative Agent, in support of such Letter of Credit Supportable Obligations; provided, however, that (a) each Letter of Credit by its terms shall terminate no later than three hundred sixty-six (366) days after the date of issuance (or the date of the most recent extension, as the case may be), nor later than thirty (30) days prior to the Maturity Date unless otherwise agreed to by the Lenders, (b) in no event shall any Letter of Credit be issued if the issuance thereof would cause the aggregate amount of the then outstanding Letter of Credit Liabilities to exceed the aggregate amount of the Letter of Credit Commitments then in effect, and (c) in no event shall any Letter of Credit be issued if the issuance thereof would cause the aggregate principal amount of Swingline Loans, Revolving Loans and Letter of Credit Liabilities then outstanding to exceed an amount equal to the lesser of (x) the sum of the Revolving Credit Commitments and the Letter of Credit Commitments in effect at such time and (y) amount of the Borrowing Base in effect at such time.

                  2.4.2. Letter of Credit Requests. At least five (5) Business Days prior to (a) the date on which the Borrower desires that a Letter of Credit be issued hereunder or (b) the date on which the Borrower desires that the expiration date of an outstanding Letter of Credit be extended, as the case may be, the Borrower shall deliver to the Issuing Bank (with copies to the Administrative Agent and each Lender) a Letter of Credit Request therefor. The execution and delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that the requested Letter of Credit issuance or extension may be accomplished in accordance with, and will not violate the requirements of, this Agreement, including those set forth in
Section 2.4.1. Unless the Issuing Bank has received notice from the Administrative Agent or Requisite Lenders before it issues or extends the requested Letter of Credit that a Default exists or that the requested issuance or extension would violate the requirements of this Agreement, including those set forth in Section 2.4.1, then the Issuing Bank shall issue or extend, as the case may be, the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices. Upon the issuance or extension of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Lender of such issuance or extension, which notice to the Administrative Agent shall be accompanied by a copy of the Letter of Credit so issued or the instrument(s) evidencing such extension.

         2.5.     Participations in Letter of Credit Liabilities.

                  2.5.1. Purchase of Participations by Lenders. Each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty and without any further action on the part of any party, an undivided interest and participation to the extent of such Lender's Percentage in all Letter of Credit Liabilities as to each Letter of Credit and any security therefor or guarantee relating thereto.

                  2.5.2. Notification by Issuing Bank of Drawing. The Issuing Bank shall notify the Administrative Agent and each Lender promptly after the presentation of any draft and certificate or equivalent documents to the Issuing Bank in connection with any drawing under a Letter of Credit not reimbursed by or on behalf of the Borrower on the date such drawing is made.

                  2.5.3. Payments by Lenders Upon a Drawing or Payment Under a Letter of Credit; Adjustments. Each of the Lenders shall, on or before 11:00 a.m. (Eastern time) on the date on which the Issuing Bank honors a drawing under a Letter of Credit, unconditionally pay to the Administrative Agent, for distribution by the Administrative Agent to the Issuing Bank, such Lender's Percentage of such drawing; provided, however, that, if the Borrower should pay in full or in part such drawing on the date thereof, the obligation of each Lender to pay to the Issuing Bank pursuant to this Section 2.5.3 such Lender's Percentage of such drawing shall be reduced by the amount equal to such Lender's Percentage of such payment by the Borrower. Amounts paid in excess of the net amount so owed by each Lender to the Issuing Bank shall promptly be refunded by the Issuing Bank to the Administrative Agent for distribution by the Administrative Agent to the respective Lenders.

                  2.5.4. Failure to Pay by Lenders. If any Lender shall fail to pay its Percentage of any drawing under a Letter of Credit as provided in
Section 2.5.3 above, the Issuing Bank shall be deemed to have advanced funds on behalf of such Lender. Any advance made by the Issuing Bank on behalf of a Lender hereunder and not paid by such Lender to the Issuing Bank shall bear interest for each day from the day such payment is due until such payment shall be paid in full at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, and shall be repaid by application by the Administrative Agent (for the account of the Issuing Bank) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender's participation interest in the Letter of Credit drawn upon, the Letter of Credit Liabilities arising therefrom and any security therefor, and the Issuing Bank shall be subrogated to such Lender's rights hereunder in respect thereof.

                  2.5.5. Lenders' Obligations Absolute. The obligation of each Lender to pay to the Administrative Agent, for the benefit of the Issuing Bank, its Percentage of each drawing under a Letter of Credit not indefeasibly repaid by the Borrower shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

                  (b) the existence of any claim, set-off, defense or other right that the Borrower, any Guarantor or any Lender may have at any time against the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any related transactions;

                  (c) any draft, statement or other document presented under or in connection with any Letter of Credit, this Agreement or any other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

                  (e)      the occurrence or continuance of any Default;

                  (f) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any such payment resulting from the Issuing Bank's gross negligence or willful misconduct; or

                  (g)      any other reason.

                  2.5.6. Information Regarding Letter of Credit Liabilities. Upon request by the Administrative Agent from time to time, the Issuing Bank shall advise the Administrative Agent and the Lenders as to the various amounts of the outstanding Letter of Credit Liabilities as shown on the records of the Issuing Bank.

         2.6.     Borrower's Obligations Absolute.

                  2.6.1. Obligations Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit and under any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, to the extent permitted by law, including the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents;

                  (c) any exchange or release of, or the non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Letter of Credit Liabilities;

                  (d) the existence of any claim, set-off, defense or other right that the Borrower or any Guarantor may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any of the Lenders, the Issuing Bank, the Administrative Agent or any other Person, whether in connection with this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any related transaction;

                  (e) any draft, statement or other document presented under or in connection with any Letter of Credit, this Agreement or any other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (f) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any such payment resulting from the Issuing Bank's gross negligence or willful misconduct;

                  (g) any consequences arising from causes beyond the control of the Issuing Bank; and

                  (h) any other circumstances or happening whatsoever, regardless of whether similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor.

                  2.6.2. No Liability. No action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or the related applications, agreements or certificates, if taken or omitted in good faith, shall put the Administrative Agent, the Issuing Bank or any Lender under any resulting liability to the Borrower.

         2.7.     Interest.

                  2.7.1. Interest Rate on Loans. Subject to Section 2.7.3, the unpaid principal balances of the Loans shall bear interest from their respective Funding Dates through maturity (whether by acceleration or otherwise) (including post-petition interest in any case or proceeding under Applicable Bankruptcy
Law) at a rate determined by reference to the Base Rate or LIBOR. The applicable basis for determining the rate of interest for Loans shall be selected by the Borrower at the time a Notice of Borrowing is given pursuant to Section 2.1.4 or
Section 2.2.4 or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.8.2; provided, however, that Swingline Loans shall bear interest at the Swingline Rate. If on any day any Revolving Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate. The Loans shall bear interest as follows:

                  (a) if a Base Rate Loan, then at a fluctuating rate per annum equal to the sum of the Base Rate, as it varies from time to time, plus the Applicable Base Rate Margin, calculated on the basis of a 365-day year; or

                  (b) if a LIBOR Loan, then at a rate per annum equal to the sum of LIBOR plus the Applicable LIBOR Margin, calculated on the basis of a 360-day year.

                  2.7.2. Interest Rate on Unreimbursed Draws Under Letters of Credit. The unpaid principal amount of all draws under Letters of Credit not immediately repaid pursuant to Section 3.2 shall bear interest from the date of such drawing through the second (2d) day after such date at the interest rate then applicable to Base Rate Loans and thereafter until the principal balance thereof is paid in full at the Default Rate applicable to Base Rate Loans. Interest accruing pursuant to this Section 2.8.2 shall be payable upon demand.

                  2.7.3. Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balances of the Loans and, to the extent permitted by applicable law, any unpaid interest accrued in respect of the Loans shall bear interest at the Default Rate; provided, however, that in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, interest on such

LIBOR Loans shall accrue at the Base Rate plus the Applicable LIBOR Margin, plus two percent (2%) per annum. Interest accruing pursuant to this Section 2.7.3 shall be payable upon demand.

                  2.7.4. Conclusive Determination. Each determination by the Administrative Agent of an interest rate under this Agreement shall be conclusive and binding for all purposes, absent manifest error.

         2.8.     Conversion or Continuation.

                  2.8.1. Option to Convert or Continue. Subject to the provisions of Section 2.15, the Borrower shall have the option (a) at any time to convert all or any part of any outstanding Base Rate Loans in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans, and (b) upon the expiration of any Interest Period applicable to a specific Borrowing of LIBOR Loans, to continue all or any portion of such Loans in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount as LIBOR Loans, and the succeeding Interest Period of such continued LIBOR Loans shall commence on the expiration date of the Interest Period previously applicable thereto.

                  2.8.2. Notice of Conversion/Continuation. The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 10:00 a.m. (Eastern time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the aggregate amount of Loans to be converted/continued, (c) the nature of the proposed conversion/continuation, and (d) the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent Telephonic Notice by the required time of any proposed conversion/continuation under this Section 2.8; provided, however, that such notice shall be promptly confirmed in writing by a Notice of Conversion/Continuation delivered to the Administrative Agent on or before the proposed conversion/continuation date. The execution and delivery of each Notice of Conversion/Continuation shall be deemed a representation and warranty by the Borrower that the requested conversion/continuation may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Sections 2.8.1 and 2.15.1.

                  2.8.3. Notice to the Lenders. Promptly after receipt of a Notice of Conversion/Continuation (or Telephonic Notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed conversion or continuation. Neither the Administrative Agent nor the Lender shall incur any liability to the Borrower in acting upon any Telephonic Notice referred to above that the Administrative Agent believes in good faith to have been properly given or for otherwise acting in good faith under this Section 2.8 and, upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any Telephonic Notice, the Borrower shall have effected a conversion/continuation of Loans hereunder.

                  2.8.4.   Notice Irrevocable. A Notice of
Conversion/Continuation shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to convert or continue such Loan in accordance therewith.

                  2.8.5. Automatic Conversion. In the event any LIBOR Loan is unpaid upon the expiration of the Interest Period applicable thereto and a Notice of Conversion/Continuation has not been given in the manner provided in
Section 2.8.2, such LIBOR Loan shall, effective as of the last day of such Interest Period, become a Base Rate Loan.

         2.9.     Notes; Records of Payments.

                  2.9.1.   Notes.

                  (a) Each Revolving Loan made by a Lender to the Borrower pursuant to this Agreement shall be evidenced by a Revolving Note payable to the order of such Lender in an amount equal to such Lender's Revolving Credit Commitment.

                  (b) The Swingline Loans made by the Swingline Lender to the Borrower pursuant to this Agreement shall be evidenced by the Swingline Note.

                  2.9.2. Records of Payments. Each Lender hereby is authorized to record and endorse the date and principal amount of each Loan made by it, and the amount of all payments and prepayments of principal and interest made to such Lender with respect to such Loans, on a schedule annexed to and constituting a part of the corresponding Note of such Lender, which recordation and endorsement shall constitute prima facie evidence of such Loans made by such Lender to the Borrower and payments made by the Borrower to such Lender, absent manifest error; provided, however, that (a) failure by any Lender to make any such recordation or endorsement shall not in any way limit or otherwise affect the obligations of the Borrower or the rights and remedies of the Lenders under this Agreement or the Notes, and (b) payments of principal and interest on the Loans to the Lenders shall not be affected by the failure to make any such recordation or endorsement thereof. In lieu of making recordation or endorsement, the Lenders hereby are authorized, at their option, to record the payments or prepayments on their respective books and records in accordance with their usual and customary practice, which recordation shall constitute prima facie evidence of the Loans made by the Lenders to the Borrower and the payments and prepayments made by the Borrower to the Lenders, absent manifest error.

         2.10. Administrative Agent's Right to Assume Funds Available. The Administrative Agent may assume that each Lender has made the proceeds of its or Revolving Loans available to the Administrative Agent on the corresponding Funding Date in the event the applicable conditions precedent to funding the requested Loans set forth in Article 6 have been satisfied or waived in accordance with Section 14.3, and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, advance all or any portion of the amount of any requested Borrowing on such Funding Date to the Borrower prior to receiving the proceeds of the corresponding Loans from the Lenders. If the Administrative Agent has advanced proceeds of any Loan to the Borrower on behalf of any Lender and such Lender fails to make available to the Administrative Agent its Percentage share of such Loan as required by Section 2.1, Section 2.2 or Section 2.3, the Administrative Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall pay such amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest at the applicable rate for such Loan, but in no event to exceed the Highest Lawful Rate, on such amount so advanced on behalf of such Lender for each day from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill such Lender's Commitments or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.11. Use of Proceeds. The proceeds of the Loans will be used by the Borrower solely (a) to refinance the outstanding principal indebtedness owed by the Borrower under that certain Amended and Restated Credit Agreement dated as of May 31, 2001, between the Borrower, CPS, CSI, ACT, SunTrust and certain Lenders, as amended to date, (b) for working capital purposes and other general corporate purposes, including the making of permitted Capital Expenditures, (c) to refinance the outstanding principal indebtedness owed by PETNet under the terms of the existing indebtedness of PETNet to SunTrust, and (d) Permitted Acquisitions. The Borrower will not use the proceeds of the Loans, nor permit the proceeds of the Loans to used, for any purpose that is not permitted by the terms of this Agreement or for any purpose prohibited by any law. The Borrower will only make the proceeds of the Loans available to its Subsidiaries by means of loans to such Subsidiaries, which loans shall be evidenced by Pledged Notes. Upon request, the Borrower will immediately provide the Administrative Agent with the amount of the proceeds of the loans loaned to any Subsidiary.

         2.12. Credit Fees. In consideration for the obligations of the Administrative Agent, the Issuing Bank and the Lenders set forth herein, the Borrower shall pay the following credit fees:

                  2.12.1. Administrative Agent's Fees. Pursuant to one or more separate agreements with the Administrative Agent, the Borrower shall pay to the Administrative Agent the fees and charges specified therein for the services of the Administrative Agent in acting as such hereunder.

                  2.12.2. Upfront Fee. The Borrower agrees to pay to the Administrative Agent a fee of One Hundred Fifty Three Thousand and No/100 Dollars ($153,000.00), equaling 0.0017% of the aggregate amount of the Commitments payable on the date of execution of this Credit Agreement, for distribution to Lenders in proportion to their respective Percentages.

                  2.12.3. Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for distribution to the Lenders in proportion to their respective Percentages, annual commitment fees for the period commencing on the date hereof to but excluding the Maturity Date equal to the average of the daily unused portion of the Revolving Credit Commitments (i.e., the aggregate amount of the Revolving Credit Commitments less the aggregate amount of Revolving Loans and Letter of Credit Liabilities outstanding) during the prior Fiscal Quarter multiplied by the Applicable Commitment Fee Percentage designated in Section
2.14 below ("Commitment Fees"); provided, however, that SunTrust as Administrative Agent agrees to waive its portion of the Commitment Fees during the period in which PETNet is limited as to the amount of Loan proceeds that will be loaned to PETNet, as described in Section 9.1.1 of this Agreement and provided further that no Commitment Fees shall be charged on the daily unused portion of the Swingline Commitments. Commitment Fees shall be due and payable in quarter-annual installments, in arrears, on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2002, and on the Maturity Date.

                  2.12.4. Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent, for distribution to the Lenders in proportion to their respective Percentages, the following letter of credit fees:

                  (a) Existing Letters of Credit. A letter of credit fee on existing Letters of Credit and all renewals thereof, equal to the average daily aggregate amount outstanding under Letters of Credit, ("Existing Letters of Credit") multiplied by 1.25%, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing with April, 2002, and on the Maturity Date.

                  (b) New Letters of Credit. A letter of credit fee on the average outstanding new Letters of Credit issued under the Revolving Credit Facility, equal to the Applicable LIBOR Margin for LIBOR Loan advances, (the "New Letters of Credit Fee"), payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, and on the Maturity Date.

                  2.12.5. Opening Fees; Amendment or Transfer Fees; Drawing Fees. Pursuant to one or more separate agreements with the Issuing Bank, Borrower shall pay to the Issuing Bank a fee of one quarter of one percent (0.25%) of each Letter of Credit as its fees for the issuance of Letters of Credit pursuant to this Agreement, together with the normal and customary fees charged by the Issuing Bank upon the establishment of any Letter of Credit, upon any amendment or transfer of a Letter of Credit and upon the payment of any drawing under any Letter of Credit.

         2.13. Computations. To the extent permitted by applicable law, all computations of fees and interest under this Agreement payable in respect of any period shall be made by the Administrative Agent on the basis of: (i) for Base Rate Loans, a 365-day year, and (ii) for LIBOR Loans, a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees or interest are payable. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.14. Interest and Fees Margins. For purposes of interest and fee computations hereunder involving the Applicable LIBOR Margin, Applicable Base Rate Margins, and the Applicable Commitment Fee Percentage, such margins and percentages shall be determined as follows:

                                                                                       Applicable
                           Applicable LIBOR             Applicable Base              Commitment Fee
Tier                            Margin                    Rate Margin                  Percentage
----                       ----------------             ---------------              --------------
1                               1.00                         0.00                         0.15
2                               1.25                         0.25                         0.15
3                               1.50                         0.50                         0.15
4                               1.75                         0.75                         0.15
5                               2.00                         1.00                         0.15

Except as expressly hereinafter provided, the applicable tier at any time shall be determined with reference to the Total Indebtedness to EBITDAM Ratio at such time, as follows:

Tier                                      Total Indebtedness to EBITDAM Ratio
----                                      -----------------------------------
1                                         Less than 1.00

2                                         Equal to or greater than 1.00 to 1.00 but less than 1.50 to 1.00

3                                         Equal to or greater than 1.50 to 1.00 but less than 2.00 to 1.00

4                                         Equal to or greater than 2.00 to 1.00 but less than 2.50 to 1.00

5                                         Equal to or greater than 2.50 to 1.00

From the date hereof to but not including the First Pricing Tier Determination Date, Tier 4 shall be applicable. Any adjustment in the margins set forth above shall take effect on the first Pricing Tier Determination Date following the Last Four Fiscal Quarters as to which such ratio was calculated.

         2.15. Special Provisions Governing LIBOR Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                  2.15.1. Determination of Interest Period. By giving a Notice of Borrowing pursuant to Section 2.2.4, the Borrower shall have the option, subject to the other provisions of this Section 2.15.1, to specify whether the Interest Period commencing on the date specified therein shall be a one, two, three, or six-month period; provided that:

                  (a) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (b) if any Interest Period otherwise would expire on a day that is not a Business Day, that Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Interest Period shall expire on the immediately preceding Business Day;

                  (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (d) below, end on the last Business Day of a calendar month; and

                  (d) no Interest Period for any Loan shall extend beyond the Maturity Date for such Loan; and

                  (e) there shall not be more than four Interest Periods in effect with respect to the Loans at any time.

                  2.15.2. Determination of Interest Rate. As soon as is practicable after 11:00 a.m. (Eastern time) on the Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

                  2.15.3. Inability to Determine Rate. In the event the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Base LIBOR, the Administrative Agent forthwith shall give notice of such determination (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. If such notice is given, and until such notice has been withdrawn by the Administrative Agent, no additional LIBOR Loans shall be made.

                  2.15.4. Illegality; Termination of Commitment to Make LIBOR Loans. Notwithstanding any other provisions of this Agreement, if any law, treaty, rule or regulation or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain LIBOR Loans, as contemplated by this Agreement, then, and in any such event, such Lender shall be an "Affected Lender" and shall promptly give notice (by telephone confirmed in writing) to the Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender in writing, or by telephone confirmed in writing) of such determination, and the obligation of the Lenders to make LIBOR Loans shall be terminated, and the obligation of the Lenders to maintain their respective LIBOR Loans during such period shall be terminated at the earlier to occur of the termination of the last Interest Period then in effect or when required by law. Thereafter, and until such notice has been withdrawn by the Affected Lender, the Lenders shall have no obligation to make LIBOR Loans, and any LIBOR Loans of the Lenders then outstanding shall be converted into Base Rate Loans as of the end of the corresponding Interest Period for each.

                  2.15.5. LIBOR Loans After Default. Unless all Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default, the Borrower may not elect to have a Loan be made or continued as, or converted to, a LIBOR Loan.

         2.16. Expenses. The Borrower shall reimburse the Administrative Agent, on demand, for all reasonable attorneys' and paralegals' fees and expenses of counsel to the Administrative Agent, all fees and expenses for title, lien and other public records searches, all filing and recordation fees and taxes, all title insurance premiums, survey charges and environmental consulting fees, all duplicating expenses, corporation search fees, appraisal fees and escrow agent fees and expenses and all other customary fees and expenses incurred in connection with (a) the negotiation, documentation and closing of the transactions contemplated hereby, (b) the perfection of or the continued perfection of any security interests contemplated hereby or hereinafter created, and (c) the review and preparation of any documentation in connection with, and the approval by the Administrative Agent or the Lenders of, any matter for which the approval of the Administrative Agent or the Lenders is requested or required hereunder. The obligations described in this Section 2.16 regarding the payment of expenses are independent of all other obligations of the Borrower hereunder, shall survive the expiration or termination of the Commitments and shall be payable regardless of whether the financing transactions contemplated by this Agreement shall be consummated.

                                   ARTICLE 3

                     PAYMENTS, PREPAYMENTS AND COMPUTATIONS

         3.1. General Provisions Relating to Repayment of Loans. The Loans shall be repaid as provided in this Section 3.1.

                  3.1.1. Interest Payments. The interest accrued on each Loan shall be payable on each Interest Payment Date applicable to such Loan, upon any prepayment of any LIBOR Loan (to the extent accrued on the amount being prepaid) and at maturity.

                  3.1.2.   Prepayments.

                  (a)      Optional Prepayments.

                           (1) The Borrower may prepay Swingline Loans, in whole or in part, at any time and from time to time. Except to the extent that repayment of Swingline Loans is being administered through an automated cash management system mutually approved in writing by the Borrower and the Swingline Lender, the Borrower shall, prior to or contemporaneously with making any such prepayment, give the Swingline Lender such notice of prepayment (written notice or Telephonic Notice confirmed in writing to the Swingline Lender) as is sufficient to enable the Swingline Lender to apply such prepayment properly to the repayment of Swingline Loans.

                           (2) The Borrower may, upon not less than one (1) Business Day's prior written notice or upon not less than one
                  (1) Business Day's prior Telephonic

                  Notice confirmed in writing to the Administrative Agent (in the case of Base Rate Loans), and upon not less than three (3) Business Days' prior written notice or three (3) Business Days' prior Telephonic Notice confirmed in writing to the Administrative Agent (in the case of LIBOR Loans) (each of which notices the Administrative Agent will promptly transmit to each Lender in writing, or by telephone confirmed in writing), at any time and from time to time prepay any Borrowing of Loans (as the Borrower may specify to the Administrative Agent) in a minimum amount of $1,000,000 (or, if less, the aggregate outstanding principal balance) and in integral multiples of $100,000 in excess of that amount; provided, however, that LIBOR Loans may be prepaid only upon the expiration of the current Interest Period for such LIBOR Loan; provided, further, that LIBOR Loans may only be prepaid in part if, after such prepayment, the unpaid portion of such Loans shall have aggregate minimum balances of $1,000,000; and provided further that, in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.4.5.

                  (b)      Mandatory Prepayments.

                           (1) The Borrower shall prepay Swingline Loans and Revolving Loans to the extent necessary so that the aggregate principal amount of Swingline Loans, Revolving Loans and Letter of Credit Liabilities outstanding at any time does not exceed an amount equal to the lesser of the Borrowing Base then in effect or the Revolving Credit Commitments then in effect; provided, however, that in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to
                  Section 3.1.1 and any amounts required to be paid pursuant to
                  Section 3.4.5. Any prepayment pursuant to this paragraph (2) shall be applied first to Swingline Loans until the same have been fully repaid, and then to Base Rate Loans and/or LIBOR Loans, in the order provided below.

                           (2) The Borrower shall prepay Loans with (A) all of the net proceeds of the sale or other disposition of assets by the Borrower or any Guarantor except for dispositions permitted pursuant to clauses (a), (b) and (c) of Section 9.3 and (B) all of the net proceeds resulting from the incurrence of any Indebtedness other than Indebtedness permitted hereunder; provided, however, that in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to
                  Section 3.1.1 and any amounts required to be paid pursuant to
                  Section 3.4.5 and provided, further, that this section shall not be construed to permit the Borrower to take any action not otherwise permitted hereunder. Any prepayment pursuant to this paragraph (3) shall be applied first then to Base Rate Loans and/or LIBOR Loans, in the order provided below, until the same have been fully repaid, and then to Swingline Loans.

                           (c) Application of Prepayments. Any prepayment applied to Revolving Loans pursuant to this Section 3.1.3 shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans.

                  3.1.3. Final Maturity of Loans. In all events, the entire aggregate principal balances of, all accrued and unpaid interest on and all fees and other sums due and payable in respect of the Revolving Loans and Swingline Loans shall be due and payable in full on the Maturity Date if not sooner paid.

         3.2. Repayment of Amounts Drawn Under Letters of Credit. On each day the Issuing Bank honors a drawing under a Letter of Credit, the Borrower shall, after the Issuing Bank has honored such drawing, immediately reimburse the Issuing Bank for the account of the Lenders, by 12:00 noon (Eastern time) (or as soon thereafter as the drawing has been honored) in an amount equal to the amount of such drawing. Subject to all other applicable terms, conditions and provisions of this Agreement, proceeds of Loans may be used to effect such reimbursement.

         3.3.     Payments and Computations, Etc.

                  3.3.1. Time and Manner of Payments. Except as otherwise expressly set forth herein, all payments of principal, interest and fees hereunder and under the Notes shall be in lawful currency of the United States of America, in immediately available (same day) funds, and delivered to the Administrative Agent at its Lending Office for its account, the account of the Lenders, the account of the Swingline Lender or the account of the Issuing Bank, as the case may be (or, in the case of Swingline Loans and if so directed in writing by the Swingline Lender, delivered directly to the Swingline Lender), not later than 12:00 noon (Eastern time) on the date due. As soon as is practicable thereafter, the Administrative Agent shall cause to be distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders in accordance with their respective Percentages (other than amounts payable pursuant to Sections 2.12.1, 3.4 and 3.5, which are to be distributed other than ratably). Funds received by the Administrative Agent after the time specified in the first sentence of this paragraph shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

                  3.3.2. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the fees payable hereunder, as the case may be; provided, however, that in the event that the day on which payment relating to a LIBOR Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

                  3.3.3. Apportionment of Payments. Aggregated principal and interest payments in respect of Loans other than Swingline Loans shall be apportioned among all outstanding Loans to which such payments relate, and shall be apportioned ratably among the Lenders in proportion to the Lenders' respective Percentages of the corresponding Loans. The

Administrative Agent shall promptly distribute to each Lender at its Lending Office its Percentage of all such payments received by the Administrative Agent.

                  3.3.4. Assumption of Payments Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the benefit of the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate, but in no event to exceed the Highest Lawful Rate.

                  3.3.5. Application of Proceeds. After the occurrence and during the continuance of an Event of Default, unless otherwise set forth in this Agreement or the other Loan Documents, all payments received by the Administrative Agent from the enforcement of remedies under the Loan Documents or otherwise with respect to the Obligations shall be applied (a) first, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Administrative Agent; (b) second, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Lenders, or any of them; (c) third, to the ratable payment of interest due from the Borrower with respect to any of the Loans and fees in respect of the Letters of Credit; (d) fourth, to the ratable payment of principal of any of the Loans of the Borrower and all obligations of the Borrower to reimburse the Issuing Bank and the Lenders in respect of drawings under Letters of Credit; (e) fifth, to be held as cash collateral by the Administrative Agent for the ratable benefit of the Lenders, as security for outstanding Letter of Credit Liabilities, and (f) sixth, to pay all other Obligations. Amounts applied to the interest on or principal of Loans as aforesaid shall be applied to the interest on or principal of outstanding Swingline Loans, if any, prior to the application of same to other Loans.

         3.4.     Increased Costs, Capital Requirements and Taxes.

                  3.4.1. Increased Costs. Except to the extent reimbursed pursuant to other provisions of this Section 3.4, in the event that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law) that is generally applicable to financial institutions situated similarly to one or more Lenders and not directed specifically to a particular Lender:

                  (a) does or shall subject any Lender to any additional income, preference, minimum or excise tax or to any additional tax of any kind whatsoever with respect to this Agreement, the Notes, the Letters of Credit or any of the Loans or change the basis of taxation of payments to such Lender of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall gross or net income of that Lender or its foreign branch, agency or subsidiary); or

                  (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (except, with respect to LIBOR Loans, to the extent that the reserve requirements are reflected in the definition of "LIBOR"); or

                  (c) does or shall impose on that Lender any other condition;

and the result of any of the foregoing is to increase the cost to that Lender of issuing or participating in the Letters of Credit or of making, renewing or maintaining the Loans or the Commitments or to reduce any amount receivable hereunder or thereunder; then, in any such case, the Borrower shall promptly pay to such Lender, upon demand, such additional amounts as are sufficient to compensate such Lender for any such additional cost or reduced amount received.

                  3.4.2. Capital Requirements - General. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law) that is generally applicable to financial institutions situated similarly to one or more Lenders and not directed specifically to a particular Lender, affects or would affect in any way the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender with the effect of reducing the rate of return on such capital to a level below the rate that such Lender or such other corporation could have achieved but for such introduction, change or compliance, and such Lender reasonably determines that such reduction is based on the existence of commitments of such Lender that are the same as or similar to such Lender's Commitments hereunder, then upon demand by such Lender, the Borrower shall further pay to such Lender from time to time as specified by such Lender such additional amounts as are sufficient to compensate such Lender or other corporation for such reduction.

                  3.4.3. Capital Requirements - Letters of Credit. If the Issuing Bank or any Lender determines that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law) that is generally applicable to financial institutions situated similarly to one or more Lenders and not directed specifically to a particular Lender, affects or would affect in any way the amount of capital required or expected to be maintained by the Issuing Bank or such Lender or any corporation controlling the Issuing Bank or such Lender with the effect of reducing the rate of return on such capital below the rate that the Issuing Bank or such Lender or such other corporation could have achieved but for such introduction, change or compliance, and the Issuing Bank or such Lender reasonably determines that such reduction is based on the existence of the Letters of Credit issued hereunder and other commitments of this type, then upon demand by the Issuing Bank or such Lender, the Borrower shall further pay to the Issuing Bank and such Lender from time to time as specified by the Issuing Bank and such Lender such additional amounts as are sufficient to compensate the Issuing Bank and such Lender or other corporation for such reduction.

                  3.4.4. Increased Reserves - Letters of Credit. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law) that is generally applicable to financial institutions situated similarly to one or more Lenders and not directed specifically to a particular Lender, shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or similar instruments issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender, or (b) impose on the Issuing Bank or any Lender any other condition regarding this Agreement as it pertains to the Letters of Credit, or any letter of credit, and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost to the Issuing Bank or any Lender of issuing or maintaining any Letter of Credit or any participation therein (which increase in cost shall be determined by the Issuing Bank's or such Lender's, as the case may be, reasonable allocations of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank or such Lender, as the case may be, the Borrower shall forthwith pay to the Issuing Bank or such Lender, as the case may be, from time to time as specified by the Issuing Bank or such Lender, as the case may be, such additional amounts as are sufficient to compensate the Issuing Bank or such Lender, as the case may be, for such increased cost.

                  3.4.5. Breakage Costs - LIBOR Loans. The Borrower shall indemnify and hold each Lender free and harmless from all losses, liabilities and reasonable expenses (including any loss sustained by that Lender in connection with the re-employment of such funds) that such Lender may sustain:
(a) if for any reason (other than a default by such Lender) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or a Telephonic Notice requesting a borrowing or a continuation of or conversion to LIBOR Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation or in a Telephonic Notice requesting a conversion/continuation, (b) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period, (c) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (d) as a consequence of any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement.

                  3.4.6. LIBOR Taxes. The Borrower shall indemnify and hold each Lender free and harmless from, and shall pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to LIBOR or the provisions of this Agreement related to LIBOR or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to LIBOR (all such taxes, levies, costs and charges being herein collectively called "LIBOR Taxes"); provided, however, that LIBOR Taxes shall not include: taxes imposed on or measured by the overall gross or net income of such Lender or any foreign branch, agency or subsidiary of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall gross or net income of that Lender or any foreign branch, agency or subsidiary of that Lender by any foreign country or subdivision thereof in which that Lender, branch, agency or subsidiary is doing business. The Borrower also shall indemnify and hold each Lender free and harmless from, and shall pay such additional amounts equal to, increases in taxes payable by that Lender described in the foregoing proviso that are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such LIBOR Tax is due pursuant to applicable law, the Borrower will, at the request of such Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender, that the Borrower has met its obligation under this
Section 3.4.6; and the Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any LIBOR Taxes payable by that Lender. Such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.4.6.

                  3.4.7. Notice of Increased Costs; Payment. Each Lender and the Issuing Bank will promptly notify the Administrative Agent (with a copy to the Borrower) of any event of which it has knowledge, occurring after the date hereof, that entitles such Lender or the Issuing Bank to compensation, reimbursement or indemnity pursuant to this Section 3.4 or Section 3.5, and shall furnish to the Administrative Agent (with a copy to the Borrower) a certificate of such Lender or the Issuing Bank claiming compensation, reimbursement or indemnity under this Section 3.4 or Section 3.5, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder if not theretofore paid by the Borrower as provided in Section 3.5 (which certificate shall be presumed correct and binding in the absence of manifest error). In determining such amount, such Lender and the Issuing Bank may use any reasonable averaging, attribution or allocation methods. Within fifteen (15) days following receipt of such notice, the Borrower shall pay to the Administrative Agent, for distribution to such Lender, or to the Issuing Bank, as the case may be, the amount shown to be due and payable by such certificate.

         3.5.     Taxes.

                  3.5.1. Taxes Generally. Any and all payments by the Borrower or any Guarantor hereunder or under the Notes or the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such payments (including interest, additions to tax and penalties thereon), excluding, in the case of each Lender, the Administrative Agent and the Issuing Bank, (i) taxes imposed on or measured by its net income or, in the State of Tennessee, net assets, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision or taxing authority thereof, and (ii) withholding taxes that are the subject of Sections 3.5.2 through 3.5.5. If the Borrower or any Guarantor shall be required by law to deduct any such taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or the Administrative Agent, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, and (b) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of any such deduction, it shall refund to the Borrower the amount so recovered.

                  3.5.2. Withholding Tax Exemption. If any Lender is a "foreign corporation" within the meaning of the Code, such Lender shall deliver to the Administrative Agent either: (a) if such Lender qualifies for an exemption from or a reduction of United States withholding tax under a tax treaty, a properly completed and executed Internal Revenue Service form 1001 before the payment of any interest is due in the first calendar year and in each third succeeding calendar year during which interest may be paid under this Agreement, or (b) if such Lender qualifies for an exemption for interest paid under this Agreement from United States withholding tax because it effectively is connected with a United States trade or business of such Lender, two properly completed and executed copies of Internal Revenue Service form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid under this Agreement, and (c) such other form or forms as may be required or reasonably requested by the Administrative Agent to establish or substantiate exemption from, or reduction of, United States withholding tax under the Code or other laws of the United States. Each such Lender agrees to notify the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

                  3.5.3. Withholding Taxes. If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 3.5.2 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

                  3.5.4. Indemnification. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from or reduction of withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out-of-pocket expenses. In the event that any Lender is not organized under the laws of the United States or any state thereof, such Lender shall furnish to the Administrative Agent and the Borrower any forms and certificates appropriate to verify that the Lender is exempt from United States' tax withholding requirements.

                  3.5.5. Subsequent Lenders. If any Lender sells, assigns, grants participations in or otherwise transfers its rights under this Agreement, the participant shall comply and be bound by the terms of Section 3.5.2 as though it were such Lender.

         3.6. Booking of Loans. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch or agency offices, provided, however, that in the event that any Lender transfers its Loans to another branch or agency office in a transaction that does not involve the transfer by such Lender of any of its other loans to such branch or agency office, such Lender shall not be entitled to reimbursement for additional costs or taxes with respect to such Loans pursuant to Section 3.4 or Section 3.5 if the Borrower would be subject to additional liability under Section 3.4 or Section 3.5 to which it would not be subject if such Lender's Loans were maintained at the office at which such Loans were carried prior to such transfer.

         The Borrower acknowledges and agrees that (a) each Lender's method of funding its Loans hereunder shall be in the sole discretion of such Lender, so long as such funding complies with all applicable requirements of this Agreement, and (b) for purposes of any determination to be made pursuant to Sections 2.16.4 or 3.4.5 of this Agreement, each Lender shall be presumed conclusively to have funded its LIBOR Loans with the proceeds of Dollar deposits obtained by such Lender in the interbank Eurodollar market.

                                   ARTICLE 4

                                    SECURITY

         4.1. Initial Security. The Obligations of the Borrower and the Guarantors shall be secured by:

                  (a)      the Security Agreement;

                  (b)      the Trademark and Patent Security Agreement; and

                  (c) the security interest in the Collateral Account herein granted in favor of the Administrative Agent for the ratable benefit of the Lenders.

         4.2. Further Assurances. Without limiting the foregoing, the Borrower and the Guarantors shall, at their sole cost and expense, execute and deliver to the Administrative Agent, the Lenders and the Issuing Bank all such further documents, instruments and agreements and perform all such other acts that reasonably may be required in the opinion of the Administrative Agent to enable the Administrative Agent, the Lenders and the Issuing Bank to exercise and enforce their respective rights as the secured parties under the Security Documents and to carry out the provisions or effectuate the purposes of this Agreement and the other Loan Documents. To the extent permitted by applicable law, the Borrower and the Guarantors hereby authorize the Administrative Agent on behalf of itself, the Lenders and the Issuing Bank to file Financing Statements and continuation statements with respect to the security interests granted or assigned under the Security Documents and to execute such Financing Statements and continuation statements on behalf of the Borrower and the Guarantors. The Administrative Agent shall furnish to the Borrower and the Guarantors copies of all such Financing Statements and continuation statements filed by the Administrative Agent on behalf of the Lenders pursuant to this
Section 4.2.

                                   ARTICLE 5

                                    GUARANTY

         5.1. Guaranty. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent, the Lenders and the Issuing Bank the due and punctual payment and performance of all of the Obligations (except to the extent such Guarantor is a Principal Obligor on such Obligations), in each case as and when the same shall become due and payable, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to their terms; provided, however, that the guarantee of CPS does not include or extend to a guarantee by CPS of any Obligations incurred by the Borrower to loan amounts to PETNet. For purposes of determining the amount of Obligations guaranteed by CPS, the amount of proceeds of the Loans loaned to PETNet by the Borrower, as evidenced by the records of the Borrower, shall be deducted from the total Obligations outstanding, and the remaining amount of Obligations, to the extent such amount does not exceed $55,000,000, shall be deemed to be guaranteed by CPS hereunder. In case of failure by a Principal Obligor of any Obligation punctually to pay or perform such Obligation, each of the Guarantors (other than a Principal Obligor on such Obligation) hereby unconditionally and irrevocably agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity, by prepayment, declaration or otherwise, and to cause such performance to be rendered punctually as and when due, in the same manner as if such payment or performance were made by such Principal Obligor. This guaranty is and shall be a guaranty of payment and performance and not merely of collection. Notwithstanding anything to the contrary in this Section 5.1 or elsewhere in this Agreement, or in any other Loan Documents, the guaranty and contribution obligations of CPS under this Agreement (including, without limitation, all Obligations of CPS) shall be limited to at all times a maximum aggregate amount of $55,000,000.

         5.2.     Maximum Guaranty Liability.

                  (a) Subject to the limitations contained in the last sentence of Section 5.1, each Guarantor's respective obligations hereunder and under the other Loan Documents shall be in an amount equal to, but not in excess of, the maximum liability permitted under Applicable Bankruptcy Law (the "Maximum Guaranty Liability"). To that end, but only to the extent such obligations otherwise would be subject to avoidance under Applicable Bankruptcy Law if any Guarantor is deemed not to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder or under the other Loan Documents, each such Guarantor's respective obligations hereunder and under the other Loan Documents shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to be deemed to have intended to incur debts), beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Bankruptcy Law. As used herein, the terms "insolvent" and

         "unreasonably small capital" likewise shall be determined in accordance with Applicable Bankruptcy Law. This Section 5.2 is intended solely to preserve the rights of the Lenders, the Administrative Agent and the Issuing Bank hereunder and under the other Loan Documents to the maximum extent permitted by Applicable Bankruptcy Law, and neither the Guarantors nor any other Person shall have any right or claim under this Section 5.2 that otherwise would not be available under Applicable Bankruptcy Law.

                  (b) Each Guarantor agrees that the Guaranteed Obligations at any time and from time to time may exceed the Maximum Guaranty Liability of such Guarantor, and may exceed the aggregate Maximum Guaranty Liability of all Guarantors hereunder, without impairing this Guaranty or affecting the rights and remedies of the Lenders, the Administrative Agent or the Issuing Bank hereunder.

         5.3. Contribution. In the event any Guarantor (a "Funding Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any of its property granted as Collateral under any Loan Document, each other Guarantor (each, a "Contributing Guarantor") shall contribute, subject to the limitations contained in the last sentence of Section 5.1, to such Funding Guarantor an amount equal to such Contributing Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Funding Guarantor. For the purposes hereof, each Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by a Funding Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Contributing Guarantor's Maximum Guaranty Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (b) the aggregate Maximum Guaranty Liability of all Guarantors (including such Funding Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this
Section 5.3 shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Guaranty Liability). Each Guarantor covenants and agrees that its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.

         5.4. Guaranty Unconditional. The obligations of each Guarantor under this Article 5 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement or any other Loan Document, by operation of law or otherwise;

                  (b) any modification or amendment or supplement to this Agreement or any other Loan Document;

                  (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any Obligation of the Borrower under this Agreement or any other Loan Document;

                  (d) any change in the existence, structure or ownership of the Borrower or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Borrower or any Guarantor or any of their respective assets, or any resulting release or discharge of any Obligation of the Borrower under this Agreement or any other Loan Document;

                  (e) the existence of any claim, set-off or other right that any Guarantor at any time may have against the Borrower, the Administrative Agent, the Issuing Bank, any Lender or any other Person, regardless of whether arising in connection with this Agreement or any other Loan Document;

                  (f) any invalidity or unenforceability relating to or against the Borrower for any reason of the whole or any provision of this Agreement or any other Loan Document or any provision of Applicable Bankruptcy Law purporting to prohibit the payment or performance by the Borrower of any Obligation, or the payment by the Borrower of any other amount payable by it under this Agreement or any other Loan Document; or

                  (g) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, the Issuing Bank, any Lender or any other Person or any other circumstance whatsoever that might but for the provisions of this Section 5.4 constitute a legal or equitable discharge of the obligations of any Guarantor under this Article 5.

         5.5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Article 5 shall remain in full force and effect so long as any Obligations are unpaid, outstanding or unperformed or any of the Commitments are in effect. If at any time any payment of the Obligations or any other amount payable by the Borrower under this Agreement or the other Loan Documents is rescinded or otherwise must be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations under this Article 5 with respect to such payment shall be reinstated (subject in any event to the limitations contained in the last sentence of Section 5.1) at such time as though such payment had become due but not been made at such time.

         5.6. Waiver. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of any breach or default by the Borrower and any other notice not specifically provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person or any Collateral granted as security for the Obligations or the Guaranteed Obligations. Each Guarantor hereby specifically waives any right to require that an action be brought against the Borrower or any other Principal Obligor with respect to the Obligations under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time.

         5.7. Waiver of Reimbursement, Subrogation, Etc. So long as any Obligations are unpaid, outstanding or unperformed or any of the Commitments are in effect, each Guarantor to the fullest extent possible hereby waives and agrees not to assert against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, exoneration or any other similar claim, right, cause of action or remedy that otherwise would arise out of such Guarantor's performance of its obligations to the Administrative Agent, any Lender or the Issuing Bank under this Article 5. The preceding waiver is intended by the Guarantors, the Administrative Agent, the Issuing Bank and the Lenders to be for the benefit of the Borrower or any of its successors and permitted assigns as an absolute defense to any action by any Guarantor against the Borrower or its assets that arises out of such Guarantor's having made any payment to the Administrative Agent, the Issuing Bank or any Lender with respect to any of the Guaranteed Obligations.

         5.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent as directed by Requisite Lenders.

         5.9. Subordination of Indebtedness. Any indebtedness of the Borrower for borrowed money now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the payment by the Borrower of the Obligations, and if a default in the payment of the Obligations shall have occurred and be continuing, any such indebtedness of the Borrower owed to any Guarantor, if collected or received by such Guarantor, shall be held in trust by such Guarantor for the holders of the Obligations and be paid over to the Administrative Agent for application in accordance with this Agreement and the other Loan Documents.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

         6.1. Conditions Precedent to Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligations of the Issuing Bank to issue Letters of Credit, the obligations of the Lenders to purchase participations in Letters of Credit and the obligations of the Lenders to make the Loans are all subject to the satisfaction by the Borrower and the Guarantors, to the extent not waived by the Lenders, of the following conditions precedent:

                  6.1.1. Deliveries to the Administrative Agent. The Administrative Agent shall have received, for the ratable benefit of each Lender (and in such number of original counterparts or copies as the Administrative Agent reasonably may specify), each of the following, in form and substance satisfactory to the Administrative Agent, the Lenders, the Issuing Bank and their respective counsel:

                  (a) Agreement. Counterpart originals of this Agreement, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

                  (b) Notes. The Notes, each duly and validly executed and delivered on behalf of the Borrower;

                  (c) Security Agreement. The Security Agreement, duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

                  (d) Trademark and Patent Security Agreement. The Trademark and Patent Security Agreement, duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

                  (e) Other Security Documents. Any other Security Documents, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

                  (f) Recordings and Filings. (1) Acknowledgment copies of Financing Statements duly filed under the UCC of all jurisdictions necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created by the Security Documents, (2) lien search reports from a search firm acceptable to the Administrative Agent, identifying all of the financing statements on file with respect to the Borrower or any Guarantor in all jurisdictions referred to under the preceding item (1), indicating that no Person claims an interest in any of the Collateral described in such Financing Statements, and (3) evidence of the public recording or filing of such of the Security Documents as the Administrative Agent deems it necessary or desirable to record or file publicly, in such offices as the Administrative Agent shall require, together with evidence satisfactory to the Administrative Agent of the priority of the Liens of such Security Documents;

                  (g) Pledged Stock. Certificates evidencing the Pledged Stock, together with an appropriate stock power for each certificate, duly executed in blank by the Borrower or the appropriate Guarantor, as the case may be;

                  (h) Pledged Notes. The Pledged Notes, together with appropriate instruments of assignment attached thereto, duly endorsed in blank by the Borrower or the appropriate Guarantor, as the case may be.

                  (i) Insurance Certificates. Certificates of insurance issued on behalf of the insurers of the Borrower and all Guarantors for all comprehensive general liability and all risk property insurance, naming the Administrative Agent as an additional insured or loss payee, as applicable, and in such amounts as maintained by owners of similar businesses and properties in similar geographic areas and as approved by the Administrative Agent and the Lenders;

                  (j) Organizational Documents. Copies of the charters, articles or certificates of incorporation, articles of organization or other organizational documents of the Borrower and each Guarantor, certified by the Secretary of State or other appropriate public official in each jurisdiction of organization, all in form and substance satisfactory to the Lenders;

                  (k) Bylaws, Operating Agreements, Etc. Copies of the bylaws or operating agreements, and all amendments thereto, of the Borrower and each Guarantor, together with certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each Guarantor, dated the date hereof, stating that such copy is complete and correct;

                  (l) Good Standing and Authority. Certificates of the appropriate governmental officials of each jurisdiction as the Administrative Agent reasonably may request, dated within fifteen (15) days of the date hereof, stating that the Borrower and each Guarantor exists, is in good standing with respect to the payment of franchise and similar taxes and is duly qualified to transact business therein;

                  (m) Incumbency. Certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the Guarantors, dated the date hereof, as to the incumbency and signature of all officers of the Borrower or such Guarantor authorized to execute or attest to this Agreement, the Notes and the other Loan Documents to which the Borrower or each such Guarantor is a party, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

                  (n) Resolutions. With respect to the Borrower and each of the Guarantors (i) copies of the resolutions authorizing, approving and ratifying this Agreement, the Notes, the Security Documents and the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the respective boards of directors or other managers of the Borrower and each of the Guarantors, together with (ii) certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the Guarantors, dated the date hereof, stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the board of directors or other managers of the Borrower or such Guarantor and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof;

                  (o) Legal Opinions of the Borrower's and Guarantors' Counsel. The legal opinion of Woolf, McClane, Bright, Allen & Carpenter, counsel to the Borrower and the Guarantors, dated the date hereof, and addressed to the Administrative Agent, the Lenders and the Issuing Bank, substantially in the form of Exhibit 6.1.1;

                  (p) Evidence of Payment of Indebtedness. Evidence satisfactory to the Administrative Agent of the amount of the outstanding balance of any Indebtedness other than Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases (together with all modifications, amendments, restatements or supplements thereto) to which the Borrower or any Guarantor is a party constituting a liability (contingent or otherwise), for all such Indebtedness to be paid in full from the Revolving Credit Facility proceeds, executed by each Lender holding such Indebtedness.

                  (q) Default Certificate. A report certified by the respective chief executive officers of the Borrower and each of the Guarantors describing any default or failure of performance or any event that with the giving of notice of, or the lapse of time, or both, would become a default by the Borrower or any of the Guarantors under any of such documents, instruments or agreements;

                  (r) Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries, CPS, and PETNet as of September 30, 2001 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year ended on such date, audited and reported upon, without qualification, by independent public accountants of recognized national standing, accepted to the Administrative Agent, together with an unaudited consolidating balance sheet of the Borrower and its Subsidiaries, unaudited balance sheets of CPS and of PETNet, all as of the end of each such Fiscal Year and unaudited consolidating statements of income and cash flows for each such Fiscal Year, certified by a Responsible Officer of the Borrower;

                  (s) December 31, 2001 Financial Statements. The unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries, the unaudited balance sheets of CPS and of PETNet, all as of December 31, 2001 and the related unaudited consolidated and consolidating statements of income and cash flows for the period commencing at the beginning of the 2001 Fiscal Year and ending with the end of the Fiscal Quarter ended on such date, certified by a Responsible Officer;

                  (t) Total Indebtedness. Evidence that, as of the date of the initial Borrowing under any of the Notes, the amount of Total Indebtedness does not exceed 3.0 multiplied by EBITDAM, measured over the Last Four Fiscal Quarters;

                  (u) Officer's Certificate. A certificate of a Responsible Officer of the Borrower and each of the Guarantors, dated the date hereof, stating that (i) each of the representations and warranties contained in Article 7 is true and correct at and as of the date hereof with the same force and effect as if made on such date (or, in the case of any representation or warranty made as of a specific earlier date, stating that such representation or warranty remains true and correct as of such earlier date), (ii) all obligations, covenants, agreements and conditions contained in this Agreement to be performed or satisfied by the Borrower or such Guarantor on or prior to the date hereof have been performed or satisfied in all respects, (iii) since September 30, 2001, there has been no Material Adverse Change, and (iv) no Default has occurred and is continuing, and in addition setting forth in such detail as shall be required by the Lenders calculations of the financial ratios and covenants contained in this Agreement showing that as of September 30, 2001 and after giving effect to the transactions that are the subject hereof the Borrower and the Guarantors are in compliance with Article 10;

                  (v) Notice of Initial Borrowing. A Notice of Borrowing pursuant to Section 2.2.4 regarding the initial Borrowing under the Notes, along with instructions of the Borrower as to disbursement of the funds from such initial Borrowing;

                  (w) Consents. Evidence that the Borrower and each Guarantor have obtained all requisite consents and approvals required to be obtained from any Person to permit the transactions contemplated by this Agreement, the Notes and the other Loan Documents to be consummated in accordance with their respective terms and conditions; and

                  (x) Other Matters. All other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent reasonably may request.

                  6.1.2. Compliance with Laws. The Borrower and the Guarantors shall not be in violation of, and shall not have received notice of any violation of, any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of its business or assets, if such violation or non-compliance could have a Material Adverse Effect, and if requested by the Administrative Agent the Borrower and the Guarantors shall have furnished to the Administrative Agent and the Lenders copies of all required approvals (including required operating licenses and permits) of any Governmental Authority.

                  6.1.3. No Material Adverse Change. Since December 31, 2001 no Material Adverse Change (as determined by the Administrative Agent, the Lenders and the Issuing Bank, in their sole discretion) shall have occurred.

                  6.1.4. No Material Misrepresentation. No material misrepresentation or omission shall have been made by or on behalf of the Borrower or any Guarantor to the Administrative Agent, the Lenders or the Issuing Bank with respect to the Borrower's or such Guarantor's business operations or financial or other condition.

                  6.1.5. Legal Proceedings. No action, suit, proceeding or investigation shall be pending before or threatened by any court or Governmental Authority with respect to the transactions contemplated hereby or that may have a Material Adverse Effect (as determined by the Administrative Agent, the Lenders and the Issuing Bank, in their sole discretion).

                  6.1.6. Subordinated Indebtedness. If requested by the Administrative Agent, any creditor holding Subordinated Indebtedness shall have entered into an intercreditor and subordination agreement with the Administrative Agent in form and substance satisfactory to the Lenders.

         6.2. Conditions Precedent to All Loans and Letters of Credit. The obligations of each of the Lenders to make any Loans (including Loans used to refinance or repay other Loans or Letter of Credit Liabilities) on any date (including the date hereof), and the obligations of the Issuing Bank to issue or extend a Letter of Credit on any date (including the date hereof), are subject to the satisfaction of the conditions set forth below in this Section 6.2. Each request for Loans or for a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent, each Lender and the Issuing Bank, as of the date of the making of such Loans or the issuance of such Letter(s) of Credit, that the conditions in this Section 6.2 have been satisfied.

                  6.2.1. Satisfaction of Conditions Precedent to Initial Loans and Letters of Credit. The conditions precedent set forth in Section 6.1 shall have been satisfied.

                  6.2.2. Representations and Warranties. The representations and warranties of the Borrower and the Guarantors set forth in this Agreement, the Notes and the other Loan Documents and in any certificate, opinion or other statement provided at any time by or on behalf of the Borrower or any Guarantor in connection herewith shall be true and correct on and as of the date of the making of such Loans or the issuance of such Letter(s) of Credit as if made on and as of such date, except to the extent that a representation or warranty is made as of a specific date, in which event such representation or warranty shall remain true and correct as of such earlier date, and except to the extent that a representation or warranty is no longer correct by virtue of changes permitted by the terms of this Agreement.

                  6.2.3. No Default or Material Adverse Change. On the date of the requested Borrowing or Letter of Credit issuance and after giving effect to such Borrowing or Letter of Credit issuance:

                  (a)      No Default shall have occurred and be continuing; and

                  (b)      No Material Adverse Change shall have occurred.

                  6.2.4. No Violations. No law or regulation shall prohibit the making of the requested Loan or the issuance of the requested Letter of Credit and no order, judgment or decree of any court or Governmental Authority shall, and no litigation shall be pending that in the judgment of the Administrative Agent or Requisite Lenders would, enjoin, prohibit or restrain any Lender from making a requested Loan or the Issuing Bank from issuing a requested Letter of Credit.

                  6.2.5. Landlord Lien Waivers. In the event that any portion of any Borrowing or Letter of Credit issuance is for the purpose of establishing and equipping a new PETNet production and distribution center, or equipping an existing PETNet location, PETNet shall obtain and deliver to the Administrative Agent prior to such Borrowing or issuance of such Letter of Credit a lien waiver from the landlord of the new or existing location waiving any rights of the landlord in and to all assets at such location, with the landlord lien waiver being in form and substance acceptable to the Administrative Agent.

                  6.2.6. Proceedings Satisfactory. All proceedings in connection with the making of any Loan, the issuance of any Letter of Credit and the other transactions contemplated by this Agreement, the Loan Documents and all documents incidental thereto shall be satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such information and such counterpart originals or certified or other copies of such documents as the Administrative Agent reasonably may request.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into this Agreement, to make the Loans, to issue the Letters of Credit and to provide the other financial accommodations provided for herein, the Borrower and each of the Guarantors hereby make the following representations and warranties to the Administrative Agent, each Lender and the Issuing Bank:

         7.1. Existence and Power. The Borrower and each of the Guarantors are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction indicated next to the name of such entity on
Schedule 7.1. The Borrower and each of the Guarantors have the power, authority and legal right to own and operate their respective properties and assets, to lease the properties and assets they operate under lease and to carry on their respective businesses as they are now being conducted and intended to be conducted, and are duly qualified to transact business in, and in good standing under the laws of, each jurisdiction in which their ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, except to the extent that failure to qualify to transact business will not have a Material Adverse Effect.

         7.2. Authorization and Enforceability of Obligations. The Borrower and each of the Guarantors (a) have the power, authority and legal right to enter into this Agreement and such of the Loan Documents to which each is a party and to enter into and perform their respective obligations hereunder and thereunder, and (b) have taken all necessary action on the part of each to authorize the execution and delivery of such documents, instruments and agreements and the performance of their respective obligations hereunder and thereunder. This Agreement, the Notes and the other Loan Documents have been duly executed and delivered on behalf of the Borrower and each of the Guarantors, as applicable, and constitute legal, valid and binding obligations, enforceable against the Borrower and the Guarantors, as applicable, in accordance with their respective terms.

         7.3. No Consents. All necessary consents, approvals and authorizations of, filings with and acts by or with respect to all Governmental Authorities and other Persons required to be obtained, made or taken in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes and the other Loan Documents, or otherwise in connection with the transactions contemplated hereby, have been obtained, made or taken and remain in effect.

         7.4. No Conflict. The execution and delivery of this Agreement, the Notes and the other Loan Documents, the transactions contemplated hereby, the use of the proceeds of the Loans and the Letters of Credit and the performance by the Borrower and the Guarantors of their respective obligations hereunder and under the Loan Documents to which they are parties (a) do not conflict with or violate any Requirement of Law or any Contractual Obligation of the Borrower or any such Guarantor, except to the extent that any such violation or conflict will not have a Material Adverse Effect, and (b) do not conflict with, constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrower or any such Guarantor pursuant to any Contractual Obligation of the Borrower or such Guarantor (other than Liens in favor of the Administrative Agent, the Lenders, and the Issuing Bank), except to the extent that any such conflict or default or the failure to obtain any necessary consent will not have a Material Adverse Effect.

         7.5. Financial Statements. For each of (i) the Borrower and its Subsidiaries, (ii) CPS, and (iii) PETNet:

                  (a) The balance sheet as of September 30, 2001 and the related statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, together with the opinion of PriceWaterhouseCoopers, independent public accountants, acceptable to the Administrative Agent and the Requisite Lenders with respect thereto, and together with the unaudited balance sheet as of the end of such Fiscal Year and the unaudited statements of income and cash flows for such Fiscal Year, copies of all of which have been furnished to the Administrative Agent, are complete and correct and fairly present the assets, liabilities and financial position of either the Borrower and its Subsidiaries, CPS, or PETNet, as applicable, as at such date and the results of their operations and their cash flows for the Fiscal Year then ended.

                  (b) The unaudited balance sheet as of December 31, 2001, together with the related statements of income and cash flows for the period commencing at the beginning of the 2001 Fiscal Year and ending with the end of the Fiscal Quarter ended on such date, copies of all of which have been furnished to the Administrative Agent, are complete and correct and, subject to customary year-end adjustments that are not anticipated to be material (i.e., inconsistent with historical practices or the relative magnitude of similar or corresponding adjustments in previous Fiscal Years), fairly present the assets, liabilities and financial position of either the Borrower and its Subsidiaries, CPS, or PETNet, as applicable, as at such date and the results of their operations for such period.

                  (c) The financial statements described in the preceding paragraphs (a) through (b), including the related schedules and notes thereto, have been prepared in conformity with GAAP applied consistently throughout the periods involved. Neither the Borrower, any of its Subsidiaries, nor any Guarantor has any material Indebtedness, obligation or other unusual forward or long-term commitment that is not fairly reflected in the foregoing financial statements or in the notes thereto.

         7.6.     Absence of Litigation. Except as otherwise set forth in
Schedule 7.6:

                  (a) on and as of the date of this Agreement there are no actions, suits, investigations, proceedings or other litigation (including investigations and proceedings by or before any arbitrator or Governmental Authority) pending or threatened against or affecting the Borrower, the Guarantors or any of their respective Subsidiaries, nor to the knowledge of the Borrower and the Guarantors is there any basis therefor; and

                  (b) there are no actions, suits, investigations, proceedings or other litigation (including investigations and proceedings by or before any arbitrator or Governmental Authority) pending or threatened against or affecting the Borrower or any of the Guarantors that are required to be reported to the Administrative Agent and the Lenders pursuant to Section 8.3.2 and have not been so reported in a timely manner, nor to the knowledge of the Borrower and the Guarantors is there any basis therefor.

         7.7. No Default. Neither the Borrower nor any Guarantor is in default (nor has any event occurred that with notice or lapse of time or both would constitute a default) under any Contractual Obligation of the Borrower or any Guarantor, if such default or event could have a Material Adverse Effect. No Default has occurred and is continuing.

         7.8. Security Documents. The Security Documents create in favor of the Administrative Agent for the benefit of the Issuing Bank and the ratable benefit of the Lenders valid, perfected security interests in the Collateral subject to no Liens other than Permitted Liens. The security interests granted in favor of the Administrative Agent as contemplated by the Security Documents do not constitute a fraudulent conveyance under the federal Bankruptcy Code or any applicable state law.

         7.9. Taxes. The Borrower, the Guarantors and their respective Subsidiaries have filed all tax returns that were required to be filed in any jurisdiction, to the best of their knowledge after due inquiry, and have paid all taxes shown thereon to be due or otherwise due upon the Borrower, the Guarantors, their respective Subsidiaries or their respective properties, income or franchises, including interest, assessments, fees and penalties, or have provided adequate reserves for the payment thereof. To the knowledge of the Borrower and the Guarantors, no claims are threatened, pending or being asserted with respect to, or in connection with, any return referred to in this
Section 7.9 that, if adversely determined, could have a Material Adverse
Effect.

         7.10. No Burdensome Restrictions. No Contractual Obligation or Requirement of Law relating to or otherwise affecting the Borrower, any Guarantor or any of the respective properties, businesses or operations thereof has had or, insofar as the Borrower or any of the Guarantors reasonably may foresee is likely to have, a Material Adverse Effect.

         7.11. Judgments. There are no outstanding or unpaid judgments against the Borrower or any of the Guarantors.

         7.12. Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantors as of the date hereof is set forth in Schedule 7.1. Schedule 7.1 also shows as of the date hereof as to each such Subsidiary the jurisdiction of its incorporation or formation, the number of shares of each class of capital stock outstanding or number of membership interests and the direct owner of the outstanding shares or membership interests of each such class and the number of shares owned. Neither the Borrower nor any of the Guarantors has any Subsidiaries as of this date except as listed in Schedule 7.1.

         7.13. ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in ERISA) or Reportable Event has occurred with respect to any Single Employer Plan, or to the knowledge of Borrower and the Guarantors with respect to any Multi-Employer Plan. As of the most recent actuarial valuation of any such Plan, the actuarial present value of all benefits under each Plan (based on those assumptions used to fund the Plan) does not exceed the fair market value of the assets of the Plan allocable to such benefits. The Borrower, the Guarantors and each Commonly Controlled Entity are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder.

         7.14. Margin Securities. None of the Borrower, the Guarantors or any of their respective Subsidiaries is engaged principally in, nor has as one of its significant activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Indebtedness evidenced by the Notes, or otherwise created in connection with this Agreement or the other Loan Documents, has been or will be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Administrative Agent or any of the Lenders, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each such Lender a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

         7.15. Investment Company Act. None of the Borrower, the Guarantors or any of their respective Subsidiaries is an "investment company," or company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

         7.16.    Indebtedness and Contingent Obligations. Set forth on
Schedule 7.16A is a complete and correct list of all Indebtedness (other than Contingent Obligations, Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases) of the Borrower and each Guarantor and the aggregate principal amount thereof outstanding on the date hereof. Set forth on Schedule 7.16B is a complete and correct list of all Contingent Obligations (other than any Contingent Obligations created under the Loan Documents) of the Borrower and each Guarantor and the aggregate amount thereof outstanding on the date hereof. The Revolving Credit Facility, the Letter of Credit Facility and the Swingline Facility are senior to all other Indebtedness of the Borrower and the Guarantors, including all Indebtedness set forth in Schedule 7.16A and all Contingent Obligations set forth on Schedule 7.16B.

         7.17. Business Locations and Trade Names. Set forth on Schedule 7.17A is a complete and correct list of the locations where each of the Borrower and the Guarantors maintain their respective chief executive offices, their principal places of business, an office, a place of business or any material financial records. Set forth on Schedule 7.17B is a complete and correct list of each name under or by which each of the Borrower and the Guarantors presently conducts its business or has conducted its business during the past seven years.

         7.18. Title to Assets. The Borrower and the Guarantors have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their respective assets (including all assets constituting a part of the Collateral and all assets reflected in the consolidated balance sheet as of September 30, 2001), subject to no Liens other than Permitted Liens.

         7.19. Labor Matters. Neither the Borrower nor any of the Guarantors is a party to any collective bargaining agreement. There are no disputes or controversies pending between the Borrower or any of the Guarantors and their respective employees, the outcome of which reasonably may be expected to have a Material Adverse Effect.

         7.20. Business. There is no pending or threatened claim, action, suit, proceeding or other litigation against or affecting the Borrower or any of the Guarantors contesting the right of the Borrower or any of the Guarantors to conduct its business as presently conducted or as proposed to be conducted, and there are no other facts or circumstances that have had or reasonably may be expected to have a Material Adverse Effect.

         7.21. Compliance with Laws. The Borrower, the Guarantors and their respective Subsidiaries (a) have not been, are not and will not be in violation of any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of their respective businesses or assets, (b) have not failed to obtain any license, permit, certificate or other governmental authorization necessary for the conduct of their businesses or the ownership and operation of their assets, (c) have not received any notice from any Governmental Authority, and to their knowledge no such notice is pending or threatened, alleging that the Borrower, any Guarantor or any of their respective Subsidiaries has violated, or has not complied with, any Requirement of Law, condition or standard applicable with respect to any of the foregoing, and (d) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance, except to the extent that any violation, noncompliance, failure, agreement, judgment, etc. as described in this Section 7.21 will not have a Material Adverse Effect.

         7.22. Governmental Authorizations; Permits, Licenses and Accreditation; Other Rights. The Borrower, the Guarantors and their respective Subsidiaries have all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrower, the Guarantors and their respective Subsidiaries or over any part of their respective operations, except to the extent that the cumulative effect of all failures to have any thereof will not have a Material Adverse Effect. Copies of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations shall be provided to the Administrative Agent upon request. The Borrower, the Guarantors and their respective Subsidiaries are not in default under any of such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations, and no event has occurred, and no condition exists, that with the giving of notice, the passage of time or both would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any thereof, except to the extent that the cumulative effect of all such defaults, events, conditions, suspensions, revocations, impairments, forfeitures and non-renewals will not have a Material Adverse Effect. The continuation, validity and effectiveness of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrower, the Guarantors and their respective Subsidiaries know of no reason why they will not be able to maintain after the date hereof all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary or appropriate to conduct the businesses of the Borrower, the Guarantors and their respective Subsidiaries as now conducted and presently planned to be conducted.

         7.23. No Material Adverse Change. No Material Adverse Change has occurred from December 31, 2001 through the date of this Agreement.

         7.24. Environmental Matters. Except as disclosed in Schedule 7.24, and except to the extent that the cumulative effect of all noncompliances with the following will not have a Material Adverse Effect, (a) none of the Borrower, the Guarantors or any of their respective Subsidiaries, nor any of the properties owned or leased thereby or operations thereof, nor, to the knowledge of the Borrower and the Guarantors, any current or prior owner, lessor or operator (other than the Borrower or any Guarantor or any of their respective Subsidiaries) of any properties owned or leased by Borrower or any Guarantor or any of their respective Subsidiaries, is in violation of any applicable Environmental Law or any restrictive covenant or deed restriction relating to environmental matters (recorded or otherwise) or subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority or subject to any remedial obligations under any Environmental Law; (b) all permits, licenses and approvals required of the Borrowers, the Guarantors or any of their respective Subsidiaries with respect to Hazardous Materials, including past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste into the environment, have been obtained or filed; (c) all Hazardous Materials or solid waste generated by the Borrower, any Guarantor or any of their respective Subsidiaries have in the past been, and will continue to be, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Environmental Laws, which carriers and facilities have been and are, to the knowledge of the Borrower and the Guarantors, operating in compliance with such permits; (d) the Borrower, the Guarantors and their respective Subsidiaries have taken all reasonable steps necessary to determine, and have determined, that no Hazardous Materials or solid wastes have been disposed of or otherwise released by them except in compliance with Environmental Laws; and (e) neither the Borrower nor any Guarantor nor any of their respective Subsidiaries has a material contingent liability in connection with any release of any Hazardous Materials or solid waste into the environment, and in connection herewith the Borrower hereby agrees to pursue diligently the resolution of any environmental issues disclosed in Schedule
7.24 by all necessary and appropriate actions and shall report to the Administrative Agent not less frequently than quarter-annually as to the status of the resolution of such issues.

         7.25. No Misstatements. Neither this Agreement nor any of the other Loan Documents, nor any agreement, instrument or other document executed pursuant hereto or thereto or in connection herewith or therewith, nor any certificate, statement or other information referred to herein or therein or furnished to the Administrative Agent, any Lender, or the Issuing Bank pursuant hereto or thereto or in connection herewith or therewith, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading on the date hereof or on the date furnished, as the case may be, except as otherwise disclosed to the Administrative Agent, the Lenders, and the Issuing Bank in writing on or prior to the date hereof. Neither the Borrower nor any Guarantor is aware of any fact that it has not disclosed in writing to the Administrative Agent that could have a Material Adverse Effect.

         7.26. Eligible Accounts and Eligible Inventory. The Eligible Accounts and Eligible Inventory comprising the Borrowing Base, as represented on the Borrowing Base Certificate delivered on the date hereof, are accurate and correct.


                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and Guarantors shall:

         8.1.     Financial Statements.

                  8.1.1.   Annual Financial Statements and Reports. For each of
(i) the Borrower and its Subsidiaries, (ii) CPS, and (iii) PETNet, furnish to the Administrative Agent and each Lender, as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a balance sheet) consolidated as to the financial statements of the Borrower and its Subsidiaries) as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flows (consolidated as to the financial statements of the Borrower and its Subsidiaries) for such Fiscal Year, audited and reported upon, without qualification, by independent certified public accountants acceptable to the Administrative Agent and Requisite Lenders, in their reasonable discretion, accompanied by an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and unaudited consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, certified by a Responsible Officer, together with a certificate of a Responsible Officer, in form satisfactory to the Administrative Agent and the Lenders, (1) stating that no Default has occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, stating the nature thereof and the action that either CTI and its Subsidiaries, CPS or PETNet, as applicable, propose(s) to take with respect thereto, and (2) setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of such Fiscal Year.

                  8.1.2. Quarterly Financial Statements and Reports. For each of (i) the Borrower and its Subsidiaries, (ii) CPS, (iii) PETNet, and (iv) the Borrower and all of its Subsidiaries other than CPS and PETNet, furnish to the Administrative Agent and each Lender, as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, an unaudited balance sheet as of the end of such Fiscal Quarter (consolidated and consolidating as to the financial statements of the Borrower and its Subsidiaries) and the related statements of income and cash flows (consolidated and consolidating as to the financial statements of the Borrower and its Subsidiaries) for the period commencing at the beginning of the current Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Responsible Officer, together with a certificate of a Responsible Officer, in form satisfactory to the Administrative Agent and the Lenders, (1) stating that no Default has occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, stating the nature thereof and the action that either CTI and its Subsidiaries, CPS, or PETNet, as applicable, proposes to take with respect thereto, and (2) setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of such period.

                  8.1.3.   Monthly Financial Statements and Reports.

                  (a)      For each of (i) the Borrower and its Subsidiaries,
         (ii) CPS, (iii) PETNet, and (iv) the Borrower and all of its Subsidiaries other than CPS and PETNet, furnish to the Administrative Agent and each Lender, as soon as available and in any event within thirty (30) days after the end of each month, an unaudited balance sheet (consolidated and consolidating as to the financial statements of the Borrower and its Subsidiaries) as of the end of such month and the related statement of income (consolidated and consolidating as to the financial statements of the Borrower and its Subsidiaries) for such month, certified by a Responsible Officer, together with a certificate of said Responsible Officer stating that no Default was occurred and is continuing or, if in the opinion of such officer, a Default has occurred and is continuing, a statement as to the nature thereof and the action that either CTI and its Subsidiaries, CPS, or PETNet, as applicable, proposes to take with respect thereto.

                  (b)      For each of (i) the Borrower and its Subsidiaries,
         (ii) CPS, and (iii) PETNet, furnish to the Administrative Agent and each Lender, as soon as available and in any event within thirty (30) days after the end of each fiscal month, an aging of the accounts and a calculation of the Borrowing Base as of the end of such Fiscal Quarter, certified by a Responsible Officer.

                  8.1.4. GAAP. Take all actions necessary to cause all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in conformity with GAAP applied consistently throughout the periods reflected therein (except as may be approved by such accountants or Responsible Officer, as the case may be, and disclosed therein or except as may be specifically provided in this Agreement).

         8.2. Certificates and Other Information. Furnish to the Administrative Agent and each Lender, each in form and substance acceptable to Requisite Lenders:

                  8.2.1.   Management Letters. Promptly or no later than ten
(10) days after the same are received by the Borrower or any Guarantor, copies of management letters provided to the Borrower or any Guarantor by its independent certified public accountants that describe or refer to any inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by the Borrower or any Guarantor that may cause a material weakness in the reliability of financial reporting.

                  8.2.2. Shareholder Materials. To the extent that such information and materials have not already been provided to the Administrative Agent or the Lenders: (a) Within two (2) Business Days after the delivery of same to the shareholders of the Borrower or any Guarantor, copies of all financial statements and reports that the Borrower or any Guarantor sends to the shareholders of the Borrower or any Guarantor, and (b) concurrently with the filing thereof, copies of all reports and statements of the Borrower and the Guarantors (including proxy and information statements, quarterly, annual and current reports and registration statements, but excluding those pertaining only to employee benefit plans) that it may make to, or file with, the Commission.

                  8.2.3. Budgets. As soon as available, and in any event not later than sixty (60) days after the end of each Fiscal Year of the Borrower, annual budgeted consolidated financial statements (including balance sheets and statements of income and cash flows and a statement of budgeted capital expenditures, and including a reasonably detailed description of all underlying assumptions) of the Borrower and the Guarantors on a consolidated basis for the current Fiscal Year, and annual consolidating budgeted statements of income of the Borrower and the Guarantors for the current Fiscal Year, all in a format reasonably acceptable to Requisite Lenders and certified by a Responsible Officer of the Borrower as being fairly stated in good faith. Any updates thereto shall be provided upon request of the Administrative Agent.

                  8.2.4. Asset Acquisitions. Not later than thirty (30) days prior to the consummation of any Asset Acquisition, notice of the pendency of such Asset Acquisition, the following:

                  (a) a reasonably detailed description of the operating profile for the assets to be acquired in such Asset Acquisition, and

                  (b) a reasonably detailed description of the terms and conditions of such Asset Acquisition, including the purchase price and the manner and structure of payment(s), accompanied by copies of the then-current drafts of the proposed acquisition agreement(s), and

                  (c) copies of financial statements for the assets to be acquired for the two (2) most recent fiscal years and for any subsequent interim accounting periods, and

                  (d) a certificate duly executed by a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent, certifying that no Default has occurred and is continuing or will result from such Asset Acquisition (assuming Lenders consent to or waive any noncompliance with Section 9.7), certifying that after giving Pro Forma Effect to such Asset Acquisition such Responsible Officer reasonably believes that such Asset Acquisition will not result in a violation of any of the financial covenants contained herein during the twelve (12) month period following such Asset Acquisition, and setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of the Fiscal Quarter then most recently completed, after giving Pro Forma Effect to such Asset Acquisition.

                  8.2.5. Borrowing Base Certificate. Within thirty (30) days after the end of each fiscal month of the Borrower, a Borrowing Base Certificate, together with an accounts receivable aging report. The Borrower and the Subsidiaries shall also deliver to the Administrative Agent within thirty (30) days after the end of each Fiscal Quarter a list of all inventory and a list of all unencumbered Fixed Assets of the Borrower and each of its Subsidiaries which are included in the Borrowing Base; provided, however, that the Borrower and its Subsidiaries shall also deliver such lists of inventory and Fixed Assets at any time upon request of any Lender. In addition, the Borrower and it Subsidiaries shall delivery a purchase order report if requested by the Administrative Agent or any Lender.

                  8.2.6. Reports to Other Persons. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of any Indebtedness of the Borrower or any of the Guarantors pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent or Lenders pursuant to any other clause of this Section 8.2.

                  8.2.7. Total Indebtedness. Promptly upon request by the Administrative Agent, copies of all agreements, instruments or documents evidencing or otherwise related to any Total Indebtedness.

                  8.2.8. Additional Information. Promptly, such additional financial and other information as the Administrative Agent or any Lender from time to time reasonably may request.

         8.3. Provision of Notices. Notify the Administrative Agent and each Lender of the occurrence of any of the following events not later than seven (7) Business Days after the Borrower or any Guarantor knows or has reason to know of such event:

                  8.3.1.   Default. Any Default.

                  8.3.2. Other Default or Litigation. (a) Any default or event of default under any Contractual Obligation of the Borrower or any Guarantor that if adversely determined could result in liability equal to or greater than $1,000,000 or otherwise could have a Material Adverse Effect, (b) any action, suit, investigation, proceeding or other litigation that may exist at any time between the Borrower or any Guarantor and any Governmental Authority (excluding, however, audits and inquiries made in the ordinary course of business) or (c) any other action, suit, investigation, proceeding or other litigation that if adversely determined would (i) if the relief sought does not include damages, have a Material Adverse Effect, or (ii) if the relief sought includes damages, would result in an uninsured liability to the Company or any Guarantor equal to or in excess of $1,000,000.

                  8.3.3. Reportable Events. (a) Any Reportable Event with respect to any Plan, (b) the institution of proceedings or the taking or expected taking of any other action by the PBGC, the Borrower, any Guarantor or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan, and (c) with respect to any Multi-Employer Plan, the reorganization or insolvency of such Plan. In addition to such notice, the Borrower and the Guarantors shall deliver or cause to be delivered to the Administrative Agent and each Lender whichever of the following may be applicable: (i) a certificate of a Responsible Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event and the action that it or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (ii) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be.

                  8.3.4. Environmental Matters. (a) Any event that makes any of the representations set forth in Section 7.26 inaccurate in any respect or
(b) the receipt by the Borrower, any of the Guarantors or any of their respective Subsidiaries of any notice, order, directive or other communication from a Governmental Authority alleging a violation of or noncompliance with any Environmental Laws.

                  8.3.5. Loss of License, Permit, Approval, Etc. The loss or, if known by the Borrower or any Guarantor, threatened loss, by the Borrower, any Guarantor or any of their respective Subsidiaries, of any license, permit, approval, registration, contract, consent, franchise, qualification, certificate of need, accreditation or other authorization issued by any Governmental Authority referenced in Section 7.23, if such loss reasonably could be expected to have a Material Adverse Effect.

                  8.3.6. Casualty Losses. Any casualty loss or event not insured against in an amount in excess of $1,000,000.

         8.4.     Payment of Obligations and Performance of Covenants.

                  (a) Make full and timely payment of the Obligations, including the Loans and Letter of Credit Liabilities, whether now existing or hereafter arising;

                  (b) Duly comply with all terms, covenants and conditions contained in each of the Loan Documents, at the times and places and in the manner set forth therein; and

                  (c) Take all action necessary to maintain the security interests provided for under this Agreement and the Security Documents as valid and perfected Liens on the property intended to be covered thereby, subject to no other Liens except Permitted Liens, and supply all information to the Administrative Agent or the Lenders necessary to accomplish same.

         8.5. Payment of Taxes. Pay, and cause their respective Subsidiaries to pay, or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or businesses of the Borrower, the Guarantors or their respective Subsidiaries, except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings and (b) adequate reserves with respect thereto in conformity with GAAP have been provided on the books of the Borrower or any such Guarantor or Subsidiary, as appropriate.

         8.6.     Conduct of Business and Maintenance of Existence. Continue
(a) to engage primarily in the business as the Borrower and the Guarantors are presently engaged in and businesses that enhance or support that primary business activity, and (b) except as permitted by Sections 9.3 and 9.6, to preserve, renew and keep in full force and effect their existence and present corporate, partnership or other organizational structure, as the case may be.

         8.7. Compliance with Law. Observe and comply with, and cause their respective Subsidiaries to observe and comply with, all present and future Requirements of Law relating to the conduct of their businesses or to their properties or assets, except to the extent and so long as the nonobservance thereof or noncompliance therewith will not have a Material Adverse Effect.

         8.8. Maintenance of Properties and Franchises. Maintain, preserve and keep (a) all of their buildings, tangible properties, equipment and other property and assets used and necessary in their businesses, whether owned or leased, in good repair, working order and condition, from time to time making all necessary and proper repairs and replacements so that at all times the utility, efficiency and value thereof shall not be impaired, and (b) all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses.

         8.9.     Insurance.

                  (a) Maintain and cause their respective Subsidiaries to maintain:

                           (1) insurance (in addition to any insurance required under the Security Documents) on all insurable operations of and insurable property and assets owned or leased by the Borrower, the Guarantors or any of their respective Subsidiaries in the manner, to the extent and against at least such risks (in any event including comprehensive general liability, workers' compensation, employer's liability, automobile liability and physical damage, fiduciary liability and all-risk property insurance) usually maintained by owners of similar businesses and properties in similar geographic areas; provided that the amounts of property insurance coverages shall not be less than the full replacement cost of all such insurable property and assets, except for coverage limitations with respect to flood, earthquake and windstorm perils that are acceptable to the Administrative Agent and Requisite Lenders; and

                           (2) self-insurance reserves covering those risks for which the Borrower, the Guarantors and each of their respective Subsidiaries presently self-insure in appropriate amounts as determined from time to time by the Borrower and the Guarantors or, upon the request of the Administrative Agent by independent insurance claims auditors acceptable to the Administrative Agent and Requisite Lenders.

         All such insurance shall be in such amounts, in such form and with such insurance companies as are reasonably satisfactory to the Administrative Agent and Requisite Lenders, and shall name the Administrative Agent as an additional insured or loss payee pursuant to the terms of the Security Agreement.

                  (b) Furnish to the Administrative Agent (i) not less frequently than annually and at any time upon written request, (A) full information as to such insurance carried, including the amounts of all self-insurance reserves of the Borrower, the Guarantors and their respective Subsidiaries, and (B) certificates of insurance from the insurance companies, and (ii) at any time upon written request, certified copies of such insurance policies. All policies of insurance shall provide for not less than fifteen (15) days' prior written notice to the Administrative Agent of the cancellation or any material alteration of the policy.

         8.10. Use of Proceeds. Use the proceeds of the Facilities for the purposes specified in Section 2.12 and for no other purpose.

         8.11. Books and Records. Keep and maintain full and accurate books of record and accounts of their operations, dealings and transactions in relation to their business and activities, in conformity with GAAP and all Requirements of Law.

         8.12. Inspection. Permit any employees, agents or other representatives of the Administrative Agent or the Lenders and any attorneys, accountants or other agents or representatives designated by the Administrative Agent or the Lenders to (a) have access to and visit and inspect any of the accounting systems, books of account, financial records and properties, real, personal or mixed, of the Borrower and the Guarantors, (b) examine and make abstracts from any such accounting systems, books and records, and (c) discuss the affairs, finances and accounts of the Borrower and the Guarantors with their officers, employees or agents, all at such reasonable business times as the Administrative Agent or the Lenders deem necessary or advisable to protect their respective interests.

         8.13. Compliance With Environmental Laws, Etc. Except to the extent that the cumulative effect of all noncompliances with the following will not have a Material Adverse Effect:

                  (a) employ, and cause their respective Subsidiaries to employ, in connection with the use of any real property, appropriate technology (including appropriate secondary containment measures) to maintain compliance with applicable Environmental Laws;

                  (b) take, and cause their respective Subsidiaries to take, all actions necessary to comply with all Environmental Laws, including any actions identified as necessary in any environmental compliance reports delivered to the Administrative Agent pursuant to the provisions of this Agreement;

                  (c) obtain and maintain, and cause their respective Subsidiaries to obtain and maintain, any and all permits required by applicable Environmental Laws in connection with the operations of the Borrower, the Guarantors or any of their respective Subsidiaries;

                  (d) dispose of, and cause their respective Subsidiaries to dispose of, any and all Hazardous Materials only at facilities and with carriers maintaining valid permits under applicable federal, state and local Environmental Laws; and

                  (e) use best efforts to obtain, and cause their respective Subsidiaries to use their best efforts to obtain, certificates of disposal from all contractors employed by the Borrower, the Guarantors or any of their respective Subsidiaries in connection with the transportation or disposal of any Hazardous Materials.

         8.14. Environmental Monitoring. Establish and maintain, and cause their respective Subsidiaries to establish and maintain, a system to assure and monitor continued compliance with all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect, which system shall include annual reviews of such compliance by employees or agents of the Borrower, the Guarantors and their respective Subsidiaries who are familiar with the requirements of applicable Environmental Laws.

         8.15. Maintenance of Licenses, Permits, Approvals, Etc. Preserve and maintain, and cause their respective Subsidiaries to preserve and maintain, all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations required under applicable state or local laws and regulations in connection with the ownership or operation of their businesses, except to the extent that a failure to preserve and maintain any of same will not have a Material Adverse Effect.

         8.16.    Intercompany Indebtedness; Pledged Notes.

                  (a) Maintain accounting systems, practices and procedures that enable the Borrower and the Guarantors to report to the Administrative Agent at any time upon its request the aggregate unpaid balance of any advances or loans owing to the Borrower or a Guarantor by the Borrower or any Guarantor or any Subsidiary thereof.

                  (b) Cause all such advances or loans to be evidenced by Pledged Notes delivered to the Administrative Agent pursuant to the Security Agreement and contemporaneously with the delivery to the Administrative Agent of any Pledged Note, assign and deliver to the Administrative Agent any loan agreement or other instrument, document or agreement further evidencing, securing or otherwise relating to the indebtedness evidenced by such Pledged Note.

         8.17. Compliance with Margin Regulations. Provide a statement to the Administrative Agent and each Lender, indicating that the Borrower and its Subsidiaries are in compliance with all regulations regarding "margin stock" under Regulation U promulgated by the Board of Governors of the Federal Reserve System.

         8.18. Further Assurances. Perform, make, execute and deliver all such additional and further acts, deeds, occurrences and instruments as the Administrative Agent, the Lenders or the Issuing Bank reasonably may require to document and consummate the transactions contemplated hereby and to vest completely in and to ensure the Administrative Agent, the Lenders and the Issuing Bank their respective rights under this Agreement, the Notes and the other Loan Documents.

         8.19. Creation of Subsidiaries. Within thirty (30) days after creating any Subsidiary of the Borrower or any Guarantor, (a) give notice to the Administrative Agent of the creation of such Subsidiary, and (b) cause such Subsidiary to become a Subsidiary Guarantor under the terms of this Agreement.

         8.20. Post-Closing Matters. Deliver to the Administrative Agent each item listed on Schedule 8.20 prior to the deadline therefor set forth on said schedule.

         8.21. Notice of Exercise Under Siemens Joint Venture. Notify the Administrative Agent and the Lenders: (a) within sixty (60) days of the occurrence of any circumstances that will allow Siemens Medical Systems, Inc. to exercise its purchase rights under the Siemens Joint Venture Agreement, and
(b) immediately upon receipt by the Borrower of notice by Siemens Medical Systems, Inc. of its intent to exercise such purchase rights.

                                   ARTICLE 9

                               NEGATIVE COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and the Guarantors shall not:

         9.1.     Indebtedness.

                  9.1.1.   Indebtedness of CPS and PETNet.

                  (a) Permit the Borrower or any Guarantor to extend or advance to CPS any amount in excess of $55,000,000 of the proceeds of the Loans at any time.

                  (b) Permit the Borrower or any Guarantor to extend or advance to PETNet any amount in excess of $20,000,000 of the proceeds of the Loans at any time. Upon review of the financial statements for the Borrower's Fiscal Year ending September 30, 2002, the Lenders will review this limitation and, in their sole discretion, may reset the amount of this limitation to an amount mutually agreeable to the Borrower and all of the Lenders. In the event that the Borrower has received a minimum amount of $80,000,000 through an equity offering at any time during the term of the Commitments, the Lenders agree to remove this limitation on extensions of credit or advances by the Borrower or any Guarantor to PETNet.

                  9.1.2. Other Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower or any of the Guarantors under or pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness existing, or arising pursuant to commitments existing, on the date hereof, all as set forth in Schedules 7.17A and 7.17B, and any extensions, renewals, refundings or refinancings thereof on the same terms or other terms satisfactory to Requisite Lenders; provided, however, that neither the principal amount thereof nor the interest rate thereon shall be increased (excluding adjustments in the interest rate in accordance with the stated terms of the instrument(s) currently evidencing the corresponding Indebtedness), nor shall the date for the making of any required payment of principal be accelerated nor the amount due on any such date increased;

                  (c) Purchase Money Debt provided that, the Borrowers and the Guarantors in the aggregate shall not incur Purchase Money Debt in excess of more than $20,000,000, including the Purchase Money Debt being incurred, on an annual basis beginning with the date hereof;

                  (d) Current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument, and which are not past due for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, which are being contested in good faith and by appropriate actions and for which adequate reserves in conformity with GAAP have been established on the books of the primary obligor with respect thereto;

                  (e) Contingent Obligations consisting of (i) the endorsement by the Borrower or any Guarantor of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business, and (ii) guarantees executed by the Borrower or any Guarantor with respect to Operating Lease obligations or Indebtedness of the Borrower, the Guarantors or any joint ventures otherwise permitted by this Agreement;

                  (f) Contingent Obligations consisting of the indemnification by the Borrower or the Guarantors of (i) the officers, directors, employees and agents of the Borrower or such Guarantor, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Guarantor is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Guarantor's securities or the rendering of banking or professional services to the Borrower or such Guarantor and (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Guarantor;

                  (g) Indebtedness with respect to financed insurance premiums not past due;

                  (h) Indebtedness of any Guarantor that is owed to the Borrower and that is described in clause (d), (e) or (f) of Section 9.4, provided that any proceeds of the loans extended, advanced or otherwise made available by the Borrower to any Guarantor shall be evidenced by a Pledged Note pursuant to the terms of Section 8.16 of this Agreement and pursuant to the terms of the Security Agreement;

                  (i) Indebtedness in respect of commercial standby letters of credit issued for the account of the Borrower or a Guarantor, not otherwise described in this Section 9.1.2, provided that the total amount of such commercial standby letters of credit is included in Total Indebtedness; and

                  (j) Indebtedness incurred in Permitted Acquisitions in which the seller in such Permitted Acquisitions extends financing for any portion of the purchase price, provided that the amount of such financing is included in Total Indebtedness.

         9.2. Liens. Create, incur, assume or suffer to exist any Lien upon any real or personal property, fixtures, revenues or other assets whatsoever (including the Collateral), whether now owned or hereafter acquired, of the Borrower or the Guarantors, except:

                  (a)      Liens securing the Obligations;

                  (b)      Existing Liens;

                  (c) Liens for taxes not yet due or that are being contested in good faith and by appropriate actions and for which adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor; and (iii) with respect to which the obligations secured thereby are not material;

                  (e) pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

                  (f) Liens securing permitted Purchase Money Debt; provided, however, that in each case any such Lien attaches only to the specific item(s) of property or asset(s) financed with such Purchase Money Debt;

                  (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) easements, reservations, exceptions, rights-of-way, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or such Guarantor;

                  (i) Liens in respect of any writ of execution, attachment, garnishment, judgment or judicial award in an amount less than $1,000,000 if the time for appeal or petition for rehearing has not expired, an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured; and

                  (j)      Liens securing Indebtedness permitted under clause
         (b) of Section 9.1.2, but only to the extent that such Indebtedness is currently secured as set forth on Schedules 7.17A and 7.17B.

         9.3. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any of their assets (including the stock or membership interest of Subsidiaries), including any sale/lease back transactions, except:

                  (a) sales of personal property assets in the ordinary course of business of the Borrower and the Guarantors;

                  (b) the disposition of obsolete or worn-out equipment or other property no longer required by or useful to the Borrower or any of its Guarantors in connection with the operation of their businesses;

                  (c) the sale or transfer to the Borrower of any asset owned by any Guarantor;

                  (d) the sale or transfer of stock of CPS owned by the Borrower, pursuant to the terms of the Siemens Joint Venture Agreement; and

                  (e)      sale(s) of assets not otherwise permitted by this
         Section 9.3 in an aggregate amount not to exceed $1,000,000 during the prior twelve-month period.

         9.4. Investments. Make, commit to make or suffer to exist any Investment except:

                  (a)      Cash Equivalents;

                  (b) Investments existing on the date hereof and set forth in Schedule 9.4;

                  (c) accounts receivable representing trade credit extended in the ordinary course of business;

                  (d) unsecured loans or advances by the Borrower to its Subsidiaries, provided that any proceeds of the Loans extended, advanced or otherwise made available by the Borrower to any Subsidiary shall be evidenced by a Pledged Note pursuant to the terms of Section
         8.16 of this Agreement and pursuant to the term of the Security Agreement;

                  (e) Investments consisting of the ownership by the Borrower or any Guarantor of the equity securities of Subsidiaries that become Guarantors after the date of this Agreement; provided that the aggregate amount of money or property contributed to the capital of any one such Guarantor after the date of this Agreement pursuant to this clause (e) shall not exceed $1,000,000 in any one case or $3,000,000 in the aggregate, and provided further that, in transactions in which the Borrower sell a cyclotron system to PETNet, the Borrower may make a capital contribution to PETNet in the amount equal to the difference between the Borrower's list selling price of the cyclotron system and the Borrower's costs of manufacturing the cyclotron system;

                  (f)      Investments consisting of Permitted Acquisitions;

                  (g) loans pursuant to employment agreements and executive compensation arrangements that do not exceed $500,000 in the aggregate outstanding at any one time;

                  (h) Investments consisting of amounts potentially due from a seller of assets in a Permitted Acquisition that (i) relate to customary post-closing adjustments with respect to accounts receivable, accounts payable and similar items typically subject to post-closing adjustments in similar transactions, and (ii) are outstanding for a period of one hundred eighty (180) days or less following the closing of such Permitted Acquisition;

                  (i) In the event that the Borrower is successful in obtaining a minimum amount of $80,000,000 from the sale of equity securities, the Borrower may make contributions to the Subsidiaries in an aggregate amount not in excess of the total amount received from such sale of equity securities, provided that no more than twenty percent (20%) of any equity infusion may be contributable to CPS;

                  (j) Investments, not otherwise described in this Section 9.4, in an aggregate amount not exceeding $2,500,000 outstanding at any one time; and

                  (k) Investments consisting of ownership or financial interests of the Borrower or any Guarantor of equity in joint ventures or Subsidiaries in an amount not to exceed $5,000,000 per annum, whether or not such joint ventures become Guarantors under this Credit Agreement after the date hereof.

         9.5. Restricted Payments. Declare, pay or make any Restricted Payments except as long as no Default or Event of Default exists or would result therefrom:

                  (a) The Borrower may declare and deliver dividends to First Union Securities pursuant to the terms of the organizational documents and by-laws of the Borrower as of the date hereof;

                  (b) The Borrower may redeem the common stock held of any employee upon termination of such employee's employment with the Borrower;

                  (c) The Borrower may pay and deliver bonuses to employees and officers in the ordinary cause of business in accordance with standard operating policies and the past history of the Borrower;

                  (d) The Borrower may redeem its common stock provided that the aggregate amount of all redemptions of common stock in any Fiscal Year does not exceed the greater of $5,000,000 or twenty percent (20%) of the Borrower's net income for the prior Fiscal Year, and provided that no Event of Default has occurred or would occur as a result of such payment; and

                  (e) The Borrower may repurchase any of the Borrower's stock and any warrants of the Borrower's stock held by Wachovia Bank or an affiliate of Wachovia Bank in an amount up to $11,000,000, in the event the Borrower is successful in obtaining an equity infusion of a minimum of $80,000,000.

         9.6. Issuance of Stock. Issue any capital stock; provided, however, that

                  (a) the Borrower may issue common stock and may issue preferred stock to the extent the aggregate of all preferred stock outstanding does not require the payment of dividends in excess of amounts permitted under Section 9.5, and provided such preferred stock is not redeemable, payable or subject to being required to be purchased or otherwise retired or extinguished (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than the Borrower or
         (iii) upon the occurrence of a condition not solely within the control of the Borrower, such as a redemption required to be made out of future earnings; and

                  (b) any Guarantor may issue capital stock to the Borrower or any Subsidiary Guarantor.

         9.7. Hedging Agreements. Enter into any interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements or other similar arrangement (a "Hedging Agreement") unless such Hedging Agreement is entered into in the ordinary course of business to hedge or mitigate risks which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, or unless such Hedging Agreement is upon such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent and the Lenders. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness, or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

         9.8. Fundamental Changes. Directly or indirectly (whether in one transaction or a series of transactions) to:

                  (a) enter into any transaction of merger, consolidation or amalgamation;

                  (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

                  (c) make any Asset Acquisition other than a Permitted Acquisition;

                  (d) make any material change in its present method of conducting business;

                  (e) enter into any agreement or transaction to do or permit any of the foregoing;

                  (f)      make any changes in its Fiscal Year; or

                  (g) make any change in its current accounting practices, except for changes acceptable to its independent certified public accountants.

provided, however, that notwithstanding clause (a) of this Section 9.8, the merger, consolidation or amalgamation of any Guarantor with the Borrower shall be permitted, provided that the Borrower is the surviving entity in the transaction.

         9.9. Transactions With Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee of the Borrower or any of its Subsidiaries, except transactions that (a) are in the ordinary course of business of the Borrower or such Guarantor or Subsidiary and that are upon fair and reasonable terms no less favorable to the Borrower or such Guarantor or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, including transactions between the Borrower and PETNet under Section 9.4(e) hereof, or (b) otherwise will not have a Material Adverse Effect.

         9.10. Agreements Restricting the Borrower, the Guarantors and their Subsidiaries. Enter into or become a party to, or permit any of their respective Subsidiaries to enter into or become a party to, any agreement with any Person (other than this Agreement and the Loan Documents) that in any way prohibits, restricts or limits the ability of the Borrower, any Guarantor or any such Subsidiary to:

                  (a) transfer cash or other assets to the Borrower or any of its Subsidiaries;

                  (b)      declare or distribute dividends to the Borrower;

                  (c) make loans to the Borrower or make payments on loans due and owing to the Borrower; or

                  (d) create, incur, assume or suffer to exist any Lien with respect to any real or personal property, fixtures, revenues or other assets whatsoever, whether now owned or hereafter acquired, of the Borrower, any Guarantor or any such Subsidiary.

         9.11.    ERISA.

                  (a) terminate any Plan so as to result in any material liability to the PBGC;

                  (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan that would result in a material liability for an excise tax or civil penalty in connection therewith;

                  (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), regardless of whether waived, involving any Plan; or

                  (d) allow or suffer to exist any event or condition that presents a material risk of incurring a material liability to the PBGC by reason of the termination of any Plan.

         9.12. Adverse Transactions. Enter into or become a party to, or permit any of their respective Subsidiaries to enter into or become a party to, any transactions the performance of which in the future would be inconsistent with or is reasonably likely to result in a breach of any covenant contained herein or any other Loan Document or otherwise to result in a Default.

         9.13. Management Fees. Pay any management fees, personnel fees, guaranty fees or other fees or commissions to any Affiliate of the Borrower or any Guarantor or to any outside consultants or advisors except fees and expenses payable to accountants, attorneys, appraisers and inspectors (including environmental inspectors), investment bankers, consultants and outside directors and except fees and expenses in amounts no less favorable to the Borrower or such Guarantor than those that would have been obtained in an arm's length transaction.

         9.14. Subordinated Indebtedness. Modify, amend or in any way change the terms of any Subordinated Indebtedness or any instrument, document or agreement evidencing same or related thereto, if the effect of any such modification, amendment or change would be to (a) increase the interest rate applicable to such Subordinated Indebtedness (excluding adjustments in the interest rate in accordance with the stated terms of the instrument(s) currently evidencing the corresponding Subordinated Indebtedness), (b) accelerate the date for the making of any required payment of principal or increase the amount due on any such date, (c) modify the terms of subordination, as they apply to the Obligations, in a manner that would affect adversely the rights of the Administrative Agent, the Lenders or the Issuing Bank vis-a-vis the holder(s) of such Subordinated Indebtedness, or (d) otherwise materially affect the rights of the

Administrative Agent, the Lenders or the Issuing Bank vis-a-vis the holder(s) of such Subordinated Indebtedness.

                                  ARTICLE 10

                              FINANCIAL COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and the Guarantors shall:

         10.1. Total Indebtedness to EBITDAM Ratio. Maintain a Total Indebtedness to EBITDAM Ratio of no greater than (a) 3.00 to 1.00 from the date of this Credit Agreement through September 30, 2002, and (b) 2.50 to 1.00 thereafter.

         10.2. Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for the Last Four Fiscal Quarters of no less than 3.00 to 1.00.

         10.3. Minimum Tangible Net Worth. Maintain a consolidated Tangible Net Worth equal to the sum of:

                  (a)      $49,000,000, plus

                  (b) fifty percent (50%) of cumulative positive Consolidated Net Income accrued since the end of the preceding Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2001, plus

                  (c) one hundred percent (100%) of the net proceeds of any equity offering, calculated quarterly on the last day of each Fiscal Quarter.


                                  ARTICLE 11

                    EVENTS OF DEFAULT AND LENDERS' REMEDIES

         11.1. Events of Default. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or come about or be effected by operation of law or otherwise:

                  11.1.1. Failure to Pay Loans, Etc. The Borrower shall fail to pay when due any principal of, interest on or other amount payable in respect of the Loans, the Letter of Credit Liabilities, the Credit Fees or any of the other Obligations or any other amount payable under this Agreement, the Notes, or the other Loan Documents; provided, however, that the failure to pay interest, fees or other Obligations (with the exception of principal payable with respect to the Loans) shall not constitute an Event of Default hereunder unless such failure continues for more than five (5) Business Days after such amounts are due.

                  11.1.2. Failure to Perform Certain Covenants. The Borrower or any Guarantor shall fail to perform or observe any of its covenants and agreements set forth in Sections 8.1, 8.2, 8.3, 8.6, 8.9, 8.10 and
         8.12 and in Articles 9 and 10. --

                  11.1.3. Failure to Perform Agreements Generally. The Borrower or any Guarantor shall fail to perform or observe any of its other covenants and agreements set forth in this Agreement (other than those described in Sections 11.1.1 and 11.1.2) or the other Loan Documents, and such failure shall continue for more than thirty (30) days after the earlier of (a) written notice from the Administrative Agent to the Borrower or such Guarantor, as applicable, of the existence of such Default or (b) the date on which notice of such Default is given pursuant to Section 8.3.2.

                  11.1.4. Defaults Under Other Loan Documents. Any default or event of default shall occur under any other Loan Document, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period.

                  11.1.5. False Statements. Any representation or warranty of the Borrower or any Guarantor set forth in this Agreement, the Notes or the other Loan Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of the Borrower or any Guarantor in connection herewith or therewith shall prove to be false or misleading in any material respect at the time made or given.

                  11.1.6. Voluntary Insolvency Proceedings. The Borrower or any Guarantor (a) shall commence a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, (b) shall consent to any such relief or to the appointment of, or the taking of possession of any of its property by, any such official in any involuntary case or other proceeding commenced against it, (c) shall make a general assignment for the benefit of creditors,
         (d) shall take any action to authorize any of the foregoing, or (e) shall become insolvent or fail generally to pay its debts as they become due.

                  11.1.7. Involuntary Insolvency Proceedings. Any involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor seeking dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, and (a) an order for relief (or the equivalent) shall be entered in such involuntary case or other proceeding or (b) such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days after the commencement thereof.

                  11.1.8. Failure to Perform Other Obligations. The Borrower or any Guarantor shall (a) fail to pay, within thirty (30) days of receipt of notice by the Borrower or any Guarantor of such failure to pay, any amount of any Indebtedness or interest thereon, which payments individually or in the aggregate exceed $500,000, or (b) fail to observe or perform any term, covenant or agreement contained in any Contractual Obligation evidencing, securing or relating to any Indebtedness executed by it, which failure would cause or permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or any agent or trustee on their behalf) to cause such Indebtedness to become due or otherwise payable prior to its stated maturity.

                  11.1.9. Judgments; Legal Process. One or more judgments, decrees or orders for the payment of money shall be entered, or any judgment lien shall be filed, or any writ of execution, attachment, garnishment or other legal process shall be issued, against the Borrower or any Guarantor, or any of the property thereof, which by itself or together with all other such legal processes is for an amount in excess of $500,000, or which shall otherwise have a Material Adverse Affect and which shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

                  11.1.10. ERISA. (a) The Borrower or any Commonly Controlled Entity shall engage in any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Plan, (b) any "accumulated funding deficiency" (as defined in ERISA), regardless of whether waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or a proceeding shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or proceeding presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, shall continue unremedied for ten (10) days after notice of such Reportable Event is given pursuant to Section 4043(a),
         (c) or (d) of ERISA and, in the case of such proceeding, shall continue for ten (10) days after commencement thereof, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multi-Employer Plan, or (f) the reorganization or insolvency of a Plan or any other event or condition shall occur or exist with respect to a Plan and in each case in clauses (a) through (f) above, such event or condition together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liability in excess of $500,000 or otherwise would have a Material Adverse Effect.

                  11.1.11. Validity of Loan Documents. Any of the Loan Documents or any provision thereof, for any reason whatsoever, shall cease to be binding on the Borrower or any Guarantor, as applicable, or the Borrower or any Guarantor shall so assert.

                  11.1.12. Guaranty Obligations. Any Guarantor shall default in the performance or observance of its guarantee hereunder, or such guarantee for any reason whatsoever shall cease to be a valid and binding obligation of any such Guarantor, or any such Guarantor shall so assert.

                  11.1.13. Failure of Lien. Any Security Document, after delivery thereof pursuant to this Agreement, for any reason shall cease to create a valid Lien on any of the Collateral purported to be covered thereby or, after recordation of such Security Document as provided in this Agreement, shall cease to be a perfected and first priority Lien on such Collateral, subject only to Permitted Liens.

                  11.1.14. Change in Control. An event or series of events constituting a Change in Control.

         11.2. Lenders' Remedies. Upon the occurrence of an Event of Default or at any time thereafter, and in each and every case, unless such Event of Default shall have been remedied or waived in writing by Requisite Lenders, any one or all of the following actions may be taken:

                  (a) upon the request of Requisite Lenders, the Administrative Agent shall, by notice to the Borrower terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate; provided, however, that upon the occurrence of any event specified in either Section 11.1.5 or
         Section 11.1.13 the Commitments shall terminate automatically without further action by the Administrative Agent, the Lenders or the Issuing Bank;

                  (b) upon request of Requisite Lenders, the Administrative Agent shall declare all outstanding Obligations and other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable immediately, and all such Obligations and other amounts immediately shall be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived to the extent permitted by applicable law; provided, however, that upon the occurrence of any event specified in either Section 11.1.5 or Section 11.1.6 all such Obligations and other amounts immediately shall be due and payable in full without declaration or other notice;

                  (c) the Administrative Agent immediately may enforce payment of all Obligations of the Borrower and the Guarantors to the Administrative Agent and the Lenders under this Agreement, the Notes and the other Loan Documents, and the Administrative Agent shall be entitled to all remedies available hereunder or thereunder; and

                  (d) the Administrative Agent shall be entitled to exercise, for the ratable benefit of the Lenders, all other rights, powers, privileges, options and remedies available under or by virtue of the Loan Documents or otherwise available at law or in equity.

         11.3.    Actions in Respect of Letters of Credit.

                  11.3.1. Collateral Account. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of Requisite Lenders shall, whether in addition to the taking by the Administrative Agent of any of the actions described in Section 11.2 or otherwise, make demand upon the Borrower or any of the Guarantors to, and forthwith upon such demand such Person(s) will, pay to the Administrative Agent at its Lending Office, for its benefit and the ratable benefit of the Lenders and the Issuing Bank, in immediately available (same day) funds for deposit in a Collateral Account to be maintained for the benefit of the Administrative Agent and the ratable benefit of the Lenders and the Issuing Bank at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Liabilities.

                  11.3.2. Security Interest. The Borrower and the Guarantors hereby pledge and assign to the Administrative Agent, for its benefit and the ratable benefit of the Lenders and the Issuing Bank, and grant to the Administrative Agent for its benefit and the ratable benefit of the Lenders and the Issuing Bank, a lien on and a security interest in the Collateral Account, all cash deposited therein, all notes, certificates and instruments, if any, from time to time representing or evidencing the Collateral Account and all interest and other earnings thereon, additions thereto, substitutions therefor and proceeds thereof. The lien and security interest granted hereby secures the payment of all of the Obligations.

                  11.3.3. Application of Proceeds. The Borrower and the Guarantors hereby authorize the Administrative Agent to apply, from time to time after funds are deposited in the Collateral Account, funds then held in the Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to the Lenders in respect of the Letter of Credit Liabilities and thereafter to the satisfaction of the other Obligations.

                  11.3.4. Investments. Neither the Borrowers, nor the Guarantors, nor any Person claiming or acting on behalf of or through the Borrowers or the Guarantors shall have any right to withdraw any of the funds held in the Collateral Account, except as provided in Section 11.3.8; provided, however, that with the consent of the Administrative Agent, and to the extent that there is an amount in excess of $100,000 in the Collateral Account at the end of any Business Day after taking into account applications of funds, if any, from the Collateral Account made pursuant to Section 11.3.8, the Administrative Agent shall, at the written request of the Borrower, from time to time invest amounts on deposit in the Collateral Account in Cash Equivalents; provided further that in order to provide the Administrative Agent with a perfected security interest therein, at the request of the Administrative Agent, each investment in Cash Equivalents shall be evidenced by negotiable certificates or instruments of which the Administrative Agent shall take physical possession. If the Borrower or any Guarantor shall have the right to have any amounts on deposit in the Collateral Account invested by the Administrative Agent, but shall have failed to request the Administrative Agent to invest such amounts, the Administrative Agent will endeavor to invest such amounts in such Cash Equivalents as the Administrative Agent shall select; provided, however, that in order to provide the Administrative Agent with a perfected security interest therein, at the request of the Administrative Agent, each such investment in Cash Equivalents shall be evidenced by negotiable certificates or instruments of which the Administrative Agent shall take physical possession. Any interest or other proceeds received by the Administrative Agent in respect of Cash Equivalents that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in cash in the Collateral Account under the sole dominion and control of the Administrative Agent and shall be applied as provided in Section 11.3.3.

                  11.3.5. Further Liens. The Borrower and the Guarantors agree that they will not sell or otherwise dispose of any interest in the Collateral Account or the funds on deposit therein or create or permit to exist any Lien on or with respect to the Collateral Account or the funds on deposit therein except for the security interest created by this Section 11.3.

                  11.3.6.  Remedies.

                  (a) Requisite Lenders, in their sole discretion, may without notice to the Borrower or any Guarantor except as required by law and at any time and from time to time, direct any Lender to charge, set-off and otherwise apply all or any part of first, the Letter of Credit Liabilities and second, the other Obligations, against the Collateral Account, or any part thereof, in such order as the Administrative Agent shall elect. The Administrative Agent agrees to notify promptly the Borrower or such Guarantor after any such set-off and application made by any Lender, at the direction of Requisite Lenders, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 11.3.6 are in addition to other rights and remedies (including other rights of set-off) which any Lender may have.

                  (b) The Administrative Agent, in its sole discretion, may exercise in respect of the Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC, and the Administrative Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any office of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower and the Guarantors agree that to the extent notice of sale shall be required by law, at least ten (10) days' notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof, regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Any cash or other property held in the Collateral Account, and all proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral Account may, in the discretion of the Administrative Agent, then or at any time thereafter be applied (after payment of any amounts payable pursuant to this Section 11.3) in whole or in part by the Administrative Agent for the ratable benefit of the Lenders against all or any part of the Obligations in such order as the Administrative Agent may elect.

                  11.3.7. Preservation of the Collateral Account. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral Account if the Collateral Account is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility or liability (a) for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Cash Equivalents, regardless of whether the Administrative Agent has or is deemed to have knowledge of such matters, (b) for taking any necessary steps to preserve rights against any parties with respect to the Collateral Account, (c) for the collection of any proceeds from Cash Equivalents,

(d) by reason of any invalidity, lack of value or uncollectability of any of the payments received by the Administrative Agent from obligors with respect to Cash Equivalents, (e) for any loss resulting from investments made in compliance with Section 11.3.4, except to the extent such loss was attributable to the Administrative Agent's gross negligence or willful misconduct in complying with Section 11.3.4, as determined by a final judgment of a court of competent jurisdiction, or (f) in connection with any investments made in compliance with Section 11.3.4 without a written request from the Borrower or any Guarantor, or any failure by the Administrative Agent to make any such investment.

                  11.3.8. Surplus Funds. Any surplus funds held in the Collateral Account and remaining after the Obligations are fully satisfied shall be paid to the Borrower or such other Person(s) as may be lawfully entitled to receive such surplus.


                                  ARTICLE 12

                            THE ADMINISTRATIVE AGENT

         12.1. Appointment. Each Lender hereby (a) irrevocably appoints SunTrust as the Administrative Agent for such Lender and the other Lenders under this Agreement, the Notes and the other Loan Documents, and (b) irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, the Notes and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall, among other things, take such actions as the Administrative Agent is authorized to take pursuant to this Agreement, the Notes and the other Loan Documents. As to any matters not expressly provided for in this Agreement, the Administrative Agent may, but shall not be required to, exercise any discretion or take any action; however, the Administrative Agent shall be required to act or to refrain from acting upon the written instructions of Requisite Lenders if the Administrative Agent shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of so acting or refraining from acting. Notwithstanding anything to the contrary herein, the Administrative Agent shall have no duties, responsibilities or fiduciary relationships with any Lender except those expressly set forth in this Agreement, the Notes and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Notes or the other Loan Documents or otherwise exist against the Administrative Agent.

         12.2. Delegation of Duties. The Administrative Agent may exercise any of its powers or execute any of its duties under this Agreement, the Notes and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to obtain, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Administrative Agent may utilize the services of such agents and attorneys-in-fact as the Administrative Agent in its sole discretion reasonably determines, and all reasonable fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent in good faith.

         12.3. Limitation of Liability. Neither the Administrative Agent nor its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be taken by it or by such Person under or in connection with this Agreement, the Notes or the other Loan Documents, if authorized or permitted hereunder, except for its or such Person's own gross negligence or willful misconduct, or (b) responsible for the consequences of any oversight or error in judgment by it or such Person whatsoever, except for its or such Person's own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for (i) the execution, validity, genuineness, effectiveness, sufficiency, enforceability, perfection or priority of this Agreement, the Notes or the other Loan Documents, (ii) the collectability of any amounts owing under this Agreement, the Notes or the other Loan Documents, (iii) the value, sufficiency, enforceability, perfection or collectability of any Collateral, (iv) the failure by the Borrower or any Guarantor to perform its obligations under this Agreement, the Notes or the other Loan Documents or to observe any conditions hereof or thereof, (v) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer or agent thereof contained in this Agreement, the Notes or the other Loan Documents, or in any certificate, report, statement, document or other writing referred to or provided for in, or received by the Administrative Agent in connection with, this Agreement, the Notes or the other Loan Documents believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.

         12.4. Reliance by the Administrative Agent. The Administrative Agent shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement, the Notes or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, Collateral, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to it shall have been duly authorized or is genuine, accurate and complete or (c) to inspect the properties, books or records of the Borrower, any Guarantor or any of their respective Subsidiaries. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying (i) upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (ii) upon advice and statements of legal counsel (including counsel to the Borrower or the Guarantors), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement, shall have been delivered to the Administrative Agent identifying the name of the subsequent payee or holder thereof. The Administrative Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action required or permitted by it under this Agreement, the Notes or the other Loan Documents unless (A) it first shall receive such advice or concurrence of Requisite Lenders as it deems appropriate, or (B) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In all cases the Administrative Agent shall be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         12.5. Notice of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received written notice from a Lender, the Borrower or any Guarantor referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof (in writing or by telephone confirmed in writing) to the Lenders as soon as is practicable. The Administrative Agent shall take such action with respect to an Event of Default as shall be reasonably directed by Requisite Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders.

         12.6. Non-Reliance on the Administrative Agent by the Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender. The Administrative Agent shall have no obligation, responsibility or liability to any of the Lenders regarding the creditworthiness or financial condition of the Borrower, any of the Guarantors or any of their respective Subsidiaries or for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document. No act by the Administrative Agent hereinafter taken, including any review of the Borrower, the Guarantors and their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries and has made its own decision to enter into this Agreement and to make its Loans and otherwise participate in the transactions hereunder. Each Lender also represents that, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Notes and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries. The Administrative Agent shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or the Guarantors or the existence or possible existence of any Default. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, the Guarantors or their respective Subsidiaries that may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

         12.7. Indemnification. Each of the Lenders shall indemnify, defend and hold harmless the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that at any time (including at any time following the satisfaction of the Obligations) may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to, resulting from or arising out of this Agreement, the Notes or the other Loan Documents, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result arose solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the repayment of the Loans and the satisfaction of the other Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.

         12.8. Payments. If in the opinion of the Administrative Agent, the distribution of any amount received by the Administrative Agent in such capacity under this Agreement, the Notes or the other Loan Documents might involve it in liability, the Administrative Agent may refrain from making the distribution thereof until the Administrative Agent's right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received from and distributed by the Administrative Agent in such capacity as Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made either (a) shall repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid, or (b) shall repay the same in such manner and to such Persons as shall be determined by such court.

         12.9. Administrative Agent in Its Individual Capacity. The Administrative Agent in its individual capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrower or any of the Guarantors and their respective Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to Loans made or renewed by it, any Notes issued to it and its participation in the Letter of Credit Liabilities, the Administrative Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, the Notes and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Lenders" and "Requisite Lenders" shall include the Administrative Agent in its individual capacity.

         12.10. Successor Administrative Agent. The Administrative Agent may resign as such upon forty-five (45) days' prior written notice to the Lenders. If the Administrative Agent resigns as such under this Agreement, then so long as no Default has occurred and is continuing, the Borrower shall appoint from among the Lenders a successor Administrative Agent. If a Default has occurred and is continuing, or if no successor Administrative Agent has been appointed by the Borrower and accepted such appointment within forty-five (45) days after the retiring Administrative Agent's notice of resignation, then Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent has been appointed and accepted such appointment within forty-five (45) days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent that either is a Lender or is a commercial bank that is organized under the laws of the United States of America or any state therein and has a combined capital and surplus of at least $5 billion. Upon acceptance of its appointment as successor Administrative Agent, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Administrative Agent, (b) the retiring Administrative Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, the Notes and the other Loan Documents, (c) the term "Administrative Agent" shall mean such successor agent effective upon its appointment and (d) the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE 13

                         ASSIGNMENTS AND PARTICIPATIONS

         13.1. Successors and Assigns. This Agreement, the Notes and the other Loan Documents shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, except as otherwise provided herein or therein. Neither the Borrower nor the Guarantors may assign, transfer, hypothecate or otherwise convey their respective rights, benefits, obligations or duties hereunder or thereunder without the prior express written consent of the Lenders. Any purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Guarantors without the prior express written consent of all the Lenders shall be void. Neither the Administrative Agent nor any of the Lenders may sell, assign, transfer, grant a participation in or otherwise dispose of all or any portion of its interest in this Agreement, the Notes or the other Loan Documents except as expressly provided herein.

         13.2.    Assignments.

                  13.2.1. Assignments. With prior notice to the Borrower, each Lender may assign (other than the sale of a participation) up to one hundred percent (100%) of its right, title and interest under this Agreement, the Notes, the Letters of Credit and the other Loan Documents (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it) to one or more banks or other financial institutions; provided, however, that (a) each such assignment shall be of a constant, and not a varying, percentage of all such Lender's right, title and interest hereunder and thereunder, (b) such share shall be in increments of $1,000,000 each (unless the Lender is assigning its entire interest), (c) any assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, (d) a Lender may not assign any interest without the prior approval of the Administrative Agent, the Issuing Bank and, in the absence of a Default and except for assignments to another Lender or an Affiliate of any Lender, the Borrower, which approval shall not be unreasonably withheld and (e) upon any such assignment, the assigning Lender shall pay the Administrative Agent a processing fee of $1,000. Notwithstanding the foregoing, any Lender may assign, as collateral or otherwise, any of its rights (including such Lender's rights to payments of principal and interest on the Notes) under this Agreement to any Federal Reserve Bank without notice to or consent of the Administrative Agent, the Issuing Bank or the Borrower.

                  13.2.2. Effect of Assignments. Upon the sale, assignment, transfer or other disposition (other than the sale of a participation) of any of a Lender's right, title and interest under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to any assignee in accordance with this Section 13.2, then upon the execution, delivery and acceptance of the Assignment and Acceptance, from and after the effective date specified therein,
(a) the transferor Lender no longer shall have the rights, benefits and obligations under this Agreement, the Notes, the Letters of Credit or the other Loan Documents to the extent of the interest transferred (except for such rights, benefits and obligations that such Lender would retain under or with respect to this Agreement, the Notes, the Letters of Credit or the other Loan Documents upon payment in full of the Obligations), and (b) the assignee shall become a Lender, shall succeed to the rights and benefits and assume the obligations of such transferor Lender hereunder and thereunder to the extent of the interest transferred.

                  13.2.3. Actions by the Borrower. The Borrower hereby agrees that it shall execute and deliver, at the request of the Administrative Agent
(a) one or more substitute Notes to the order of such Lenders to evidence the portions of the Loans retained and sold and (b) any amendment to any Loan Document to effectuate the provisions of this Section 13.2.

         13.3. Participations. Subject to the provisions of this Section 13.3, each Lender shall have the right at any time to sell participating interests in all or any part of its Commitments, the Loans and the Letters of Credit to one or more banks or other financial institutions; provided, however, that (a) such sale or transfer shall not relieve such Lender of any obligation or liability hereunder, (b) such Lender shall make and receive all payments for the account of its participants and shall retain exclusively, and shall continue to exercise exclusively, all rights of approval and administration available hereunder with respect to such Lender's Commitments, the Loans and the Letters of Credit, even after giving effect to the sale of any such participation (although such

Lender may at its option agree with its participants that it will not consent to any matter described in clauses (a) through (g) of Section 14.3.4 without their concurrence), and (c) such Lender shall make such arrangements with its participants as may be necessary to accomplish the foregoing. No such participant shall be a Lender for any purpose of this Agreement, other than for purposes of Section 14.13, without the consent of the Administrative Agent and the Issuing Bank.

         13.4. Disclosure. In connection with any assignments, participations or offers therefor pursuant to this Article 13, each Lender may disclose to any assignee or participant or prospective assignee or participant such information pertaining to the Borrower, the Guarantors or any of their respective Subsidiaries as such Lender may deem appropriate or such assignee or participant or prospective assignee or participant may request; provided, however, that prior to any such disclosure such assignee or participant or prospective assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it on the same basis as provided in this Section 13.4.

                                  ARTICLE 14

                               GENERAL PROVISIONS

         14.1. Notices. Any notice, request, demand or other communication required or permitted under this Agreement, the Notes or the other Loan Documents shall be in writing and shall be deemed to be properly given (a) when received, if personally delivered or sent by overnight courier with appropriate confirmation of delivery, (b) two (2) Business Days after deposit in the mail, if mailed by United States first class, certified or registered mail, postage prepaid, (c) one (1) Business Day after deposit with a public telegraph company for transmittal, charges prepaid, or (d) when received, if given by telecopy, with appropriate confirmation, each to the appropriate address set forth below or to such other address that any such party or the Administrative Agent may designate by written notice to other parties.

                           If to the Borrower:

                                    CTI, Inc.
                                    810 Innovation Drive
                                    Knoxville, Tennessee  37922
                                    Attn:  Chief Financial Officer
                                    Telecopy No. (865) 218-3001

                           If to any of the Guarantors, except CPS:

                                    CTI Services, Inc.
                                    810 Innovation Drive
                                    Knoxville, Tennessee  37922
                                    Attn:  President
                                    Telecopy No.  (865) 218-3002

                                   PETNet Pharmaceuticals, Inc.
                                   810 Innovation Drive
                                   Knoxville, Tennessee  37922
                                   Attn:  President
                                   Telecopy No. (865) 218-3002

                                   Advanced Crystal Technology, Inc. (ACT, Inc.) 810 Innovation Drive
                                   Knoxville, Tennessee  37922
                                   Attn:  President
                                   Telecopy No. (865) 218-3002

                                   with a copy to:

                                   Dennis R. McClane, Esq.
                                   Woolf, McClane, Bright, Allen & Carpenter
                                   900 Riverview Tower
                                   900 South Gay Street
                                   Knoxville, Tennessee  37902
                                   Telecopy No. (865) 215-1001

                                   and to:

                                   Mr. John Sharp
                                   Corporate Controller
                                   CTI, Inc.
                                   810 Innovation Drive
                                   Knoxville, Tennessee  37922
                                   Telecopy No. (865) 218-3006

                           If to CPS:

                                   CTI PET Systems, Inc.
                                   810 Innovation Drive
                                   Knoxville, Tennessee  37922
                                   Attn:  President
                                   Telecopy No. (865) 218-3002

                                   with a copy to:

                                   Alston & Bird, LLP
                                   One Atlantic Center
                                   1201 West Peachtree Street
                                   Atlanta, Georgia  30309-3424
                                   Attn: Greg Brophy, Esq.
                                   Telecopy No.: (404) 881-7777
                                    and to:

                                   Mr. Michael Templin
                                   Vice President and Chief Financial Officer
                                   CTI PET Systems, Inc.
                                   810 Innovation Drive
                                   Knoxville, Tennessee  37922
                                   Telecopy No. (865) 218-3002

                          If to any of the Lenders:

                                   Their respective addresses as set forth
                                   with their signatures on this Agreement.

                          If to SunTrust as Administrative Agent or as Issuing
                          Bank:

                                   SunTrust Bank
                                   7610 Gleason Road
                                   Knoxville, Tennessee  37919
                                   Attn: Corporate Banking Group, Scott Folsom
                                   Telecopy No. (865) 544-2398

                                   with a copy to:

                                   G. Mark Mamantov, Esq.
                                   Bass, Berry & Sims PLC
                                   900 South Gay Street, Suite 1700
                                   Knoxville, Tennessee  37902
                                   Telecopy No. (865) 521-6234

         14.2. Entire Agreement. The execution and delivery of this Agreement and the other Loan Documents supersede all the negotiations or stipulations concerning the matters that preceded or accompanied the execution and delivery hereof and thereof (other than with respect to fees payable pursuant to separate agreements among the Borrower, the Administrative Agent and the Issuing Bank). This Agreement, the Notes and the other Loan Documents also are intended, by the parties hereto and thereto, as a complete and exclusive statement of the terms and conditions hereof and thereof.

         14.3.    Amendments, Waivers and Consents.

                  14.3.1. Amendments. Except as otherwise set forth in this Agreement, the provisions of (a) this Agreement may not be modified, amended, restated or supplemented, except by a written instrument duly executed and delivered on behalf of the Borrower, the Guarantors and Requisite Lenders, and
(b) the Notes and all Loan Documents other than this Agreement may not be modified, amended, restated or supplemented, except by a written instrument duly executed and delivered on behalf of the Borrower and any of the Guarantors, to the extent that the Borrower or any such Guarantor is a signatory party to such Note or such Loan Document, and on behalf of the Administrative Agent, with the written consent of Requisite Lenders. Notwithstanding anything to the contrary herein, the Administrative Agent and Requisite Lenders may modify, amend, restate, supplement or waive any provision of Article 12 without the consent of the Borrower or any Guarantor.

                  14.3.2. Waivers and Consents. Except as otherwise set forth in this Agreement, any waiver of the terms and conditions of this Agreement, the Notes or the other Loan Documents, or any waiver of any Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Agreement, the Notes or the other Loan Documents to be given by the Lenders, may be made or given with, but only with, the written consent of Requisite Lenders on such terms and conditions as specified in the written instrument granting such waiver, consent or approval. A waiver, to be effective, must be in writing and signed by the party making the waiver.

                  14.3.3. Effect of Waivers. In the case of any waiver, the Borrower, the Guarantors, the Lenders, the Administrative Agent, and the Issuing Bank shall be restored to their former positions and rights under this Agreement, the Notes and the other Loan Documents to the extent of such waiver, and any Default waived shall be deemed to be cured and not continued; provided, however, that no waiver shall constitute the waiver of any subsequent or other Default or impair any right consequent thereon. No failure or delay on the part of the Administrative Agent or any Lender to exercise or enforce any right or remedy under or in connection with this Agreement, the Notes or the other Loan Documents, whether by their respective terms, at law, in equity or otherwise, shall operate as a waiver thereof. No single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

                  14.3.4. Consent of All the Lenders. Without in each instance the prior express written consent of the Administrative Agent and all the Lenders, no such modification, amendment, restatement, supplement, waiver or consent shall:

                  (a) increase the aggregate Commitments, or increase the Commitment of any Lender without such Lender's approval;

                  (b) reduce the amounts or extend the dates for the payment of any Credit Fees that are payable to the Lenders in accordance with their respective Percentages of the Commitments;

                  (c) extend the maturity of the Notes or the date of any scheduled principal payments or mandatory prepayments hereunder or thereunder;

                  (d) reduce the rate or extend the time of payment of interest hereunder or under the Notes;

                  (e) waive the payment of any principal, interest or Credit Fees payable hereunder or under the Notes;

                  (f) extend the termination dates of any of the Commitments or any Maturity Date except as expressly provided for in this Agreement or any required prepayments of the Notes;

                  (g) release of any portion of the Collateral or release any of the guarantees hereunder, except as expressly provided herein;

                  (h) consent to the making of an Asset Acquisition not otherwise permitted by the terms hereof;

                  (i) consent to the assignment or transfer by the Borrower of any of its Obligations under this Agreement, the Notes or the other Loan Documents;

                  (j) amend or modify the definitions of "Percentages" or "Requisite Lenders" contained in this Agreement; or

                  (k) waive, amend or modify any of the financial covenants of Article 10 hereof.

                  14.3.5. Binding Effect. Any such modification, amendment, restatement, supplement, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantors, the Lenders, the Administrative Agent and all future holders of the Notes.

         14.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

         14.5. Interpretation. Neither this Agreement, the Notes or the other Loan Documents, nor any uncertainty or ambiguity herein or therein, shall be construed or resolved against the Administrative Agent, the Lenders, the Issuing Bank, the Borrower or the Guarantors whether under any rule of construction or otherwise. This Agreement, the Notes and the other Loan Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to accomplish fairly the purposes and intentions of all such parties.

         14.6. Inconsistencies With Other Documents. In the event there is a conflict or inconsistency between this Agreement, the Notes or the other Loan Documents, the terms of this Agreement shall control; provided, however, that any provision of the Security Documents that imposes additional burdens on the Borrower or any Guarantor or further restricts the rights of the Borrower or any Guarantor or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         14.7. Severability. If any portion of this Agreement, the Notes or any of the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the creation of the Obligations and the consummation of the issuance of the Notes, the grant of collateral security therefor, the guarantee thereof and the payment of principal and interest in respect of the Obligations substantially on the same terms and subject to the same conditions as set forth herein and therein.

         14.8. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection, priority and enforcement of liens on and security interests in the Collateral. Notwithstanding the foregoing, if at any time the laws of the United States of America permit any Lender to contract for, take, reserve, charge or receive interest or loan charges in amounts greater than are allowed by the laws of such state (whether such federal laws directly so provide or refer to the law of the state where such Lender is located), then such federal laws shall to such extent govern as to the interest and loan charges that such Lender is allowed to contract for, take, reserve, charge or receive under this Agreement, the Notes and the other Loan Documents. References to laws in this section are to such laws as are now in effect, and, with respect to usury laws, if any, applicable to any Lender and to the extent allowed thereby, to such laws as hereafter may be in effect that allow a higher maximum nonusurious interest rate than such laws now allow.

         14.9. Consent to Jurisdiction and Venue. The Borrower, each Guarantor, the Administrative Agent, the Lender and the Issuing Bank hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Tennessee in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations, and agree that venue in any such action shall be appropriate in Knox County, Tennessee. The Borrower and each Guarantor hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent, any Lender or the Issuing Bank in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.9 shall affect the right of the Administrative Agent, any Lender or the Issuing Bank to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent, any Lender or the Issuing Bank to bring any action or proceeding against the Borrower, any of the Guarantors or their respective properties in the courts of any other jurisdictions.

         14.10. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK, THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, COUNTERCLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE

NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (a) acknowledges that this waiver is a material inducement for the parties to the Loan Documents to enter into a business relationship, that the parties to the Loan Documents have already relied on this waiver in entering into same and the transactions that are the subject thereof, and that they will continue to rely on this waiver in their related future dealings, and
(b) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals or replacements of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.11. Cumulative Remedies. All rights and remedies provided in or contemplated by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any right or remedy otherwise provide herein, therein, at law or in equity.

         14.12. Expenses of Administration and Enforcement. The Borrower shall pay on demand all reasonable expenses of the Administrative Agent in connection with this Agreement, the Notes and the other Loan Documents, and the preparation of any modifications, amendments, restatements, supplements or waivers, including all attorneys' and paralegals' fees and expenses, all fees and expenses for title, lien and other public records searches, filing and recordation fees and taxes, duplicating expenses, corporation search fees, appraisal fees, escrow agent fees and expenses, and all other customary expenses. If a Default shall occur, all reasonable out-of-pocket expenses incurred by the Lenders, the Administrative Agent and the Issuing Bank (including administrative expenses of the Lenders the Administrative Agent and the Issuing Bank and fees and disbursements of in-house and outside counsel) in connection with such Default and collection and other enforcement proceedings (including bankruptcy proceedings) resulting therefrom shall be paid by the Borrower, regardless of whether suit is actually commenced to obtain any relief provided hereunder. The Borrower shall indemnify, defend and hold harmless the Administrative Agent, each of the Lenders and the Issuing Bank from and against any and all documentary or filing taxes, assessments or charges by any Governmental Authority by reason of the execution and delivery of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions that are the subject thereof.

         14.13. Indemnification. The Borrower and each of the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Administrative Agent, the Lenders and the Issuing Bank (to the fullest extent permitted by law) from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that the Administrative Agent, the Lenders or the Issuing Bank may incur or suffer or that may arise out of, result from or relate to (a) this Agreement, the Notes, the Letters of Credit or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the Administrative Agent's, the Lenders' or the Issuing Bank's own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent, any Lender or the Issuing Bank against any of the others), or (b) any action under this Agreement, the Notes, the Letters of Credit or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the Administrative Agent's, the Lenders' or the Issuing Bank's own gross negligence, willful misconduct, breaches of contract, and actions arising out of claims made by the Administrative Agent, any Lender or the Issuing Bank against any of the others). This Section 14.13 shall survive termination of this Agreement.

         14.14. Adjustment. If any Lender (a "benefited Lender") at any time shall receive any payment of all or part of its Loans or its participation in the Letter of Credit Liabilities or the interest thereon or receive any collateral therefor, whether voluntarily or involuntarily, by set-off or otherwise, in an amount proportionately greater than any corresponding payment to or collateral received by any other Lender in respect of such other Lender's Loans or its participation in the Letter of Credit Liabilities or the interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each Lender's Loans and participation in the Letter of Credit Liabilities, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits thereafter is recovered from such benefited Lender or set aside, such purchase shall be rescinded and the purchase price and benefit returned to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lenders' Loans and participation in the Letter of Credit Liabilities may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         14.15. Setoff. In addition to any rights and remedies of the Lenders provided by law, the Lenders each shall have a security interest in any and all deposits of the Borrower and the Guarantors (general or special, time or demand, provisional or final) at any time held by any Lender or any Affiliate thereof, which security interest shall secure the Obligations. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Administrative Agent without prior notice to the Borrower or the Guarantors, any notice being specifically waived by the Borrower and the Guarantors to the fullest extent permitted by applicable law, each Lender may set off and apply against any indebtedness, whether matured or unmatured, of the Borrower or any Guarantor to the Lenders, any amount owing from any Lender or any Affiliate thereof to the Borrower or any Guarantor at, or at any time after, the occurrence of an Event of Default (and each Affiliate of any Lender is irrevocably authorized to permit such setoff and application), and the aforesaid right of setoff may be exercised by any Lender against the Borrower or the Guarantors or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment, or attachment creditor of the Borrower or any Guarantor, or against anyone else claiming through or against the Borrower or any such Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or other attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by any Lender prior to the making, filing or issuance, or service upon any Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender promptly shall notify the Borrower or the Guarantors and the Administrative Agent after any such setoff and application made by any Lender; provided, however, that failure to give such notice shall not affect the validity of such setoff and application.

         14.16. Other Accommodations to the Borrower and the Guarantors; No Rights By Virtue of Cross-Collateralization.

                  (a) Each Lender (including the Administrative Agent) may, without notice to or consent by any other Lender, make or participate in loans, extensions of credit or other financial accommodations to or for the benefit of the Borrower or any of its Subsidiaries on any terms that it deems desirable, and engage in other business transactions, in the same manner as if this Agreement were not in existence, all without limiting, waiving or otherwise impairing any rights of such Lender or any other Lender under this Agreement. Certain Lenders have also extended credit to the Borrower as disclosed on Schedule 7.16A. Without limiting the generality of the foregoing, the Lenders acknowledge and agree that so long as a Lender acts in good faith and the other Lenders' interests in the Obligations and the Collateral are not impaired thereby, (i) such Lender may be preferred or secured in any manner that it deems advisable with respect to such other loans, extensions of credit, financial accommodations and transactions, (ii) such Lender shall be under no obligation to collect or attempt to collect any payments in respect of the Obligations in preference to the collection or enforcement of any other borrowings or obligations of the Borrower or its Subsidiaries to such Lender, and
         (iii) any amounts collected by such Lender from the Borrower or its Subsidiaries that are not expressly designated (or reasonably determinable to be intended) as being in payment of the Obligations may be applied to any of the obligations of such Person to such Lender in any manner deemed appropriate by such Lender.

                  (b) The Lenders acknowledge and agree that the Collateral constitutes all of the collateral security for the Obligations and that, as among themselves, no Lender shall have any interest in (i) any property or interests of the Borrower or any of its Subsidiaries, other than the Collateral, that now or hereafter secures loans, extensions of credit, other financial accommodations and other transactions (excluding the Obligations), of the Borrower or any of its Subsidiaries with any other Lender, whether entered into directly or acquired by such Lender, (ii) any property of the Borrower or any of its Subsidiaries, other than the Collateral, now or hereafter in the possession or control of any other Lender, (iii) any deposit, not constituting Collateral, now or hereafter held by any other Lender, or (iv) any other indebtedness now or hereafter owing to any other Lender; any of which may be or become security for or otherwise available for payment or performance of the Obligations by reason of any cross-collateralization or any general description of secured indebtedness(es) or obligation(s) contained in any mortgage, security agreement or other security instrument or agreement held by any Lender, or by reason of the right of setoff, counterclaim or otherwise. Notwithstanding the foregoing, if any such property, deposit or indebtedness, or any proceeds thereof, in the discretion of the Lender holding same, is applied to the reduction of the Obligations, then all of the

         Lenders shall be entitled to their respective Percentages of such application in the manner provided in Sections 3.3 and 14.14.

         14.17. Survival of Representations and Warranties. All representations and warranties of the Borrower and the Guarantors set forth in this Agreement, the Notes and the other Loan Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrower and the Guarantors in connection herewith shall survive the execution of the delivery of this Agreement, the Notes and the other Loan Documents, the purchase and sale of the Notes hereunder and the payment or other satisfaction of the Obligations.

         14.18. Relationship of the Parties. None of the Administrative Agent, the Lenders, or the Issuing Bank shall be deemed partners or joint venturers with the Borrower or the Guarantors or any Affiliate thereof in making this Agreement or by any action taken hereunder. The Borrower and the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Lenders and the Administrative Agent from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and costs, whether direct, indirect, consequential or incidental, that the Lenders or the Administrative Agent may incur or suffer or that may arise out of, result from or relate to such a construction of the parties and their relationship. This Section 14.18 shall survive termination of this Agreement.

         14.19. Destruction of Records. Any documents, schedules, invoices or other papers delivered to the Administrative Agent, the Lenders, or the Issuing Bank at their option may be destroyed or otherwise disposed of by them six (6) months after they are delivered to or received by them, unless the Borrower or any Guarantor requests, in writing, the return of such documents, schedules, invoices or other papers and makes reasonably acceptable arrangements, at the Borrower's or such Guarantor's expense, for their return.

         14.20.   Execution in Counterparts; Effectiveness.

                  (a) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof for all purposes, but all of which together shall constitute one and the same document. One or more counterparts of this Agreement may be executed by one or more of the parties hereto, and some different counterparts or copies executed by other parties. Each counterpart hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts, and all counterparts hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of a counterpart hereof, expressly authorizes and directs any other party hereto to detach the signature pages (and any corresponding acknowledgment pages) thereof from the counterpart hereof executed by the authorizing party and affix same to another identical counterpart hereof such that upon execution of multiple counterparts hereof by all parties hereto, there shall be one counterpart hereof to which is attached the signature pages (and any corresponding acknowledgment pages) containing signatures (and acknowledgments) of all parties hereto.

                  (b) This Agreement shall become effective when (i) the Administrative Agent shall have received counterparts or signature pages executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the Issuing Bank, or (ii) in the case of any Lender, the Administrative Agent shall have received telecopied notice from such Lender that it has executed a counterpart hereof or signature page hereto and forwarded the same to the Administrative Agent by first class, registered or certified mail as set forth in
         Section 14.1. A set of the copies of this Agreement or counterparts signed by all of the parties shall be lodged with the Borrower, on behalf of itself and the Guarantors, and the Administrative Agent.

         14.21. Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. It is the intention of the Borrower and the Lenders to conform strictly to all laws applicable to the Lenders that govern or limit the interest and loan charges that may be charged in respect of the Obligations. Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loans or the Letters of Credit, acceleration of the maturity of the unpaid balance of any of the Obligations or otherwise, shall the interest and loan charges agreed to be paid to any of the Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible by such Lender pursuant to applicable law. If for any reason whatsoever the interest or loan charges paid or contracted to be paid by the Borrower to any of the Lenders in respect of the Obligations shall exceed the maximum amounts collectible under the law applicable to such Lender, then, in that event, and notwithstanding anything to the contrary in this Agreement, the Notes or any other Loan Document: (a) the aggregate of all consideration that constitutes interest or loan charges under the law applicable to such Lender that is contracted for, taken, reserved, charged or received under this Agreement, the Notes or any other Loan Document or otherwise in connection with the Obligations under no circumstances shall exceed the maximum amounts allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount outstanding under this Agreement, the Notes and the other Loan Documents has been or thereby would be paid in full, refunded to the Borrower); and (b) in the event that the maturity of any or all of the Obligations is accelerated by reason of an election of the Lenders resulting from any Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest or loan charges under the law applicable to any Lender may never include more than the maximum amounts allowed by the law applicable to such Lender, and any excess interest or loan charges provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount of the Obligations has been or thereby would be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest and loan charges on account of the Obligations will not exceed any applicable legal limitation. The right to accelerate the maturity of the Obligations does not include the right to accelerate the maturity of any interest or loan charges not otherwise accrued on the date of such acceleration, and the

Lenders do not intend to charge or collect any unearned interest or loan charges in the event of any such acceleration.

         14.22. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                            BORROWER:

                            CTI, INC.
                            a Tennessee corporation

                            By:          /s/ David N. Gill
                                -----------------------------------------
                            Name:        David N. Gill
                                 ----------------------------------------
                            Title:       Chief Financial Officer
                                  ---------------------------------------



                            GUARANTORS:

                            CTI PET SYSTEMS, INC.,
                            a Tennessee corporation

                            By:          /s/ Michael Templin
                                -----------------------------------------
                            Name:        Michael Templin
                                 ----------------------------------------
                            Title:       Chief Financial Officer
                                  ---------------------------------------


                            CTI SERVICES, INC.,
                            a Tennessee corporation

                            By:          /s/ David N. Gill
                                -----------------------------------------
                            Name:        David N. Gill
                                 ----------------------------------------
                            Title:       Chief Financial Officer
                                  ---------------------------------------

                            P.E.T.NET PHARMACEUTICALS, INC.,
                            a Tennessee corporation



                            By:          /s/ David N. Gill
                                -----------------------------------------
                            Name:        David N. Gill
                                 ----------------------------------------
                            Title:       Chief Financial Officer
                                  ---------------------------------------



                            ADVANCED CRYSTAL TECHNOLOGY, INC. (ACT, INC.), a Tennessee corporation

                            By:          /s/ David N. Gill
                                -----------------------------------------
                            Name:        David N. Gill
                                 ----------------------------------------
                            Title:       Chief Financial Officer
                                  ---------------------------------------


                            CTI GMBH, a German corporation


                            By:          /s/ David N. Gill
                                ------------------------------------------
                            Name:        David N. Gill
                                 -----------------------------------------
                            Title:       Chief Financial Officer
                                  ----------------------------------------


                       [LENDERS' SIGNATURE PAGES FOLLOW]

               [Lender's Signature Page to $90,000,000 CTI, Inc.
                     Credit Agreement dated March 14, 2002]



                           SUNTRUST BANK, as a Lender, Administrative Agent and Issuing Bank


                           By:          /s/ Scott Folsom
                               --------------------------------------------
                           Title:       Group Vice President
                                 ------------------------------------------


                               Address:    7610 Gleason Drive
                                           Knoxville, TN  37919
                               Attn:       Corporate Banking Group, Scott Folsom
                                        Telecopy No. (865) 544-2149



                           Initial Commitment:  $40,000,000




                           Percentage:  44.444%

               [Lender's Signature Page to $90,000,000 CTI, Inc.
                     Credit Agreement dated March 14, 2002]



                               BANK OF AMERICA, N.A., as a Lender


                               By:          /s/ Elizabeth L. Knox
                                   -------------------------------------------
                               Title:       Senior Vice President
                                     -----------------------------------------


                               Address:     414 Union Street, 4th Floor
                                            Nashville, TN  37239
                                            Attn: Elizabeth L. Knox
                                            Telecopy No. (615)-749-4951



                               Initial Commitment:  $20,000,000



                               Percentage: 22.222%

               [Lender's Signature Page to $90,000,000 CTI, Inc.
                     Credit Agreement dated March 14, 2002]



                                FIFTH THIRD BANK, as a Lender


                                By:          /s/ James E. Simpson
                                    -------------------------------------------
                                Title:       Vice President
                                      -----------------------------------------


                                Address:     Fifth Third Bank
                                             200 Prosperity Drive
                                             Knoxville, TN  37923
                                             Attn: James E. Simpson
                                             Telecopy No. (865)-824-2766



                                Initial Commitment:  $15,000,000




                                Percentage: 16.667%

               [Lender's Signature Page to $90,000,000 CTI, Inc.
                     Credit Agreement dated March 14, 2002]



                              NATIONAL CITY BANK OF KENTUCKY, as a Lender


                              By:          /s/ Kevin L. Anderson
                                  ----------------------------------------
                              Title:       Vice President
                                    --------------------------------------


                              Address: National City Tower - 37th Floor 101 South Fifth Street
                                           Louisville, KY  40202
                                           Attn: Kevin L. Anderson
                                           Telecopy No. (502)-581-4424



                              Initial Commitment:  $15,000,000




                              Percentage: 16.667%


                                     -107

                             SCHEDULES AND EXHIBITS
                                   SCHEDULES

Schedule 1.1B                          Persons Authorized to Give Telephonic Notices

Schedule 2.4.                          Existing Letters of Credit

Schedule 7.1                           Borrower and Guarantors -  Capitalization and Jurisdictions of Incorporation
                                       and Foreign Qualification

Schedule 7.6                           Pending Litigation

Schedule 7.16A                         Indebtedness and Liens

Schedule 7.16B                         Contingent Obligations and Liens

Schedule 7.17A                         Business Locations

Schedule 7.17B                         Trade Names

Schedule 7.24                          Environmental Matters

Schedule 8.20                          Post-Closing Matters

Schedule 9.4                           Existing Investments

                                                     EXHIBITS

Exhibit 1.1                            Form of Supplement to Credit Agreement

Exhibit 2.1.5                          Form of Borrowing Base Certificate

Exhibit 2.2.4                          Form of Notice of Revolving Credit Borrowing

Exhibit 2.4.2                          Form of Letter of Credit Request

Exhibit 2.9A                           Form of Revolving Note

Exhibit 2.9B                           Form of Swingline Note

Exhibit 4.1A                           Form of Security Agreement

Exhibit 4.1B                           Patent and License Security Agreement

Exhibit 6.1.1                          Form of Opinion of Counsel to the Borrower and the Guarantors

Exhibit 13.2                           Form of Assignment and Acceptance


                                     -108-